PROSPECTUS SUPPLEMENT NO. 1	Filed Pursuant to Rule 424(b)(3)
(to prospectus dated July 28, 2021)	Registration No. 333-257610

RESERVOIR MEDIA, INC.

59,714,705 Shares

Common Stock

This prospectus supplement is being filed to update and supplement the information contained in the prospectus, dated July 28, 2021 (the “Prospectus”), related to the resale from time to time by the selling stockholders named in the Prospectus or their permitted transferees of up to 59,714,705 shares of common stock, par value of $0.0001 per share (the “Common Stock”), of Reservoir Media, Inc., a Delaware corporation (formerly known as Roth CH Acquisition II Co.) (“RMI”), issued pursuant to the terms of (i) that certain agreement and plan of merger, dated as of April 14, 2021 (the “Merger Agreement”), by and among RMI, Roth CH II Merger Sub Corp. and Reservoir Holdings, Inc., and (ii) those certain subscription agreements entered into in connection with the Merger Agreement, with the information contained in RMI’s Current Report on Form 8-K, which was filed with the Securities and Exchange Commission (the “SEC”) on July 28, 2021 (the “Current Report”). Accordingly, RMI has attached the Current Report to this prospectus supplement.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and, if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

The Common Stock and RMI’s warrants are traded on The Nasdaq Capital Market under the symbols “RSVR” and “RSVRW,” respectively. On July 29, 2021, the closing price of the Common Stock was $9.03, and the closing price of RMI’s warrants was $1.40.

RMI is an “emerging growth company” as defined under the federal securities laws and, as such, has elected to comply with certain reduced public company reporting requirements.

Investing in RMI’s securities involves risks. See “Risk Factors” beginning on page 11 of the Prospectus and in any applicable prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued or sold under the Prospectus or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is July 30, 2021.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2021

Reservoir Media, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39795	83-3584204
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Varick Street 9th Floor New York, New York	10013
(Address of principal executive offices)	(Zip Code)

(212) 675-0541

(Registrant’s telephone number, including area code)

Roth CH Acquisition II Co.

888 San Clemente Drive, Suite 400

Newport Beach, California 92660

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	RSVR	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	RSVRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

On July 28, 2021 (the “Closing Date”), Reservoir Media, Inc. (formerly known as Roth CH Acquisition II Co., a Delaware corporation, “ROCC”), a Delaware corporation (“RMI” or the “Company”), consummated its previously announced acquisition of Reservoir Holdings, Inc., a Delaware corporation (“Reservoir Holdings”), pursuant to the agreement and plan of merger, dated as of April 14, 2021 (the “Merger Agreement”), by and among ROCC, Roth CH II Merger Sub Corp., a Delaware corporation and a wholly-owned subsidiary of ROCC (“Merger Sub”), and Reservoir Holdings. In connection with the consummation of the transactions contemplated by the Merger Agreement, Merger Sub was merged with and into Reservoir Holdings and, as a result, the separate corporate existence of Merger Sub ceased and Reservoir Holdings survived the merger as a wholly-owned subsidiary of ROCC (the “Business Combination”). In addition, in connection with the consummation of the Business Combination, “Roth CH Acquisition II Co.” was renamed “Reservoir Media, Inc.”

Unless the context otherwise requires, references to (i) “RMI” or the “Company” mean Reservoir Media, Inc., a Delaware corporation, and its consolidated subsidiaries following the consummation of the Business Combination and (ii) “ROCC” mean Roth CH Acquisition II Co., a Delaware corporation, and its subsidiaries prior to the consummation of the Business Combination.

Due to the large number of events reported under the specified items of this Current Report on Form 8-K, this Current Report on Form 8-K is being filed in two parts. An amendment to this Current Report on Form 8-K is being submitted for filing on the same date to include additional matters under Items 5.03 and 8.01 of the Current Report on Form 8-K.

Item 1.01.	Entry into a Material Definitive Agreement.

Item 2.01 of this Current Report on Form 8-K discusses the consummation of the Business Combination and various other transactions and events contemplated by the Merger Agreement which took place on the Closing Date and is incorporated herein by reference.

RMM Credit Agreement

In connection with the consummation of the Business Combination, Reservoir Media Management, Inc., a Delaware corporation and a wholly-owned subsidiary of Reservoir Holdings (“RMM”), completed a refinancing of its existing senior secured revolving credit facility (the “Debt Refinancing”), pursuant to that certain Fourth Amended and Restated Credit Agreement, dated as of July 28, 2021 (the “RMM Credit Agreement”), by and among RMM, RMI, the lenders party thereto from time to time and Truist Bank, as administrative agent. The RMM Credit Agreement provides RMM with a senior secured revolving credit facility in the amount of US$248,750,000 (such facility, the “Senior Credit Facility”).

The Senior Credit Facility has a scheduled maturity date of October 16, 2024. In addition to payment of the fees and expenses related to the Debt Refinancing, proceeds of the Senior Credit Facility may be used to finance RMM’s music publishing investments and for other general corporate purposes.

Borrowings under the RMM Credit Agreement bear interest at a rate equal to either the sum of a base rate plus a margin of 1.25% or the sum of a LIBO rate plus a margin of 2.25%. RMM is also required to pay an unused fee in respect of unused commitments under the RMM Credit Facility, if any, at a rate of 0.25% per annum.

Each of RMI, Reservoir Holdings and certain subsidiaries of RMM have provided guarantees of RMM’s obligations under the RMM Credit Agreement. Substantially all tangible and intangible assets of RMI, Reservoir Holdings, RMM and the other guarantors are pledged as collateral to secure the obligations of RMM under the RMM Credit Agreement, including accounts, receivables, cash and cash equivalents, deposit accounts, securities accounts, commodities accounts, inventory and certain intercompany debt owing to RMI or its subsidiaries.

The RMM Credit Agreement contains customary covenants limiting the ability of RMI, Reservoir Holdings, RMM and certain of its subsidiaries to, among other things, incur debt or liens, merge or consolidate with others, make investments, make cash dividends, redeem or repurchase capital stock, dispose of assets, enter into transactions with affiliates or enter into certain restrictive agreements. In addition, RMI, on a consolidated basis with its subsidiaries, must comply with financial covenants requiring RMI to maintain (i) a total leverage ratio of no greater than 6.00:1.00 as of the end of each fiscal quarter, (ii) a fixed charge coverage ratio of not less than 1.25:1.00 for each four fiscal quarter period and (iii) a consolidated senior debt to library value ratio of 0.55, subject to certain adjustments. If RMM does not comply with the covenants in the RMM Credit Agreement, the lenders may, subject to customary cure rights, require the immediate payment of all amounts outstanding under the Senior Credit Facility.

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The foregoing description of the RMM Credit Agreement does not purport to be complete and is qualified in its entirety by the full text of the RMM Credit Agreement, a copy of which is attached as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated herein by reference.

Indemnification Agreements

In connection with the consummation of the Business Combination, RMI expects to enter into indemnification agreements with each of RMI’s directors and executive officers. Each indemnification agreement will provide for indemnification and advancements by RMI of certain expenses and costs relating to claims, suits or proceedings arising from the director’s or executive officer’s service to RMI or, at RMI’s request, service to other entities, as directors or executive officers, to the maximum extent permitted by applicable law.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 27, 2021, ROCC held a special meeting of stockholders (the “Special Meeting”), at which the stockholders of ROCC considered and adopted, among other things, a proposal to approve the Business Combination and the other transactions contemplated by the Merger Agreement and related agreements described in the definitive proxy statement relating to the Business Combination (the “Proxy Statement”) filed by ROCC with the Securities and Exchange Commission (the “SEC”) on July 8, 2021. Certain terms and conditions of the Merger Agreement are described in the Proxy Statement in the section titled “Proposal 1—The Business Combination Proposal” beginning on page 75 thereof, which description is incorporated herein by reference. The parties consummated the Business Combination on July 28, 2021 and, in connection with the consummation of the Business Combination, “Roth CH Acquisition II Co.” was renamed “Reservoir Media, Inc.”

Immediately prior to the effective time of the Business Combination (the “Effective Time”), each share of Series A preferred stock, par value $0.00001 per share, of Reservoir Holdings that was issued and outstanding immediately prior to the Effective Time was automatically converted immediately prior to the Effective Time into a number of shares of common stock, par value $0.00001 per share, of Reservoir Holdings (the “Reservoir Holdings Common Stock”) at the then-effective conversion rate as calculated pursuant to Reservoir Holdings’ second amended and restated certificate of incorporation as in effect as of the Effective Time (the “Reservoir Holdings Preferred Stock Conversion”).

At the Effective Time (and, for the avoidance of doubt, following the Reservoir Holdings Preferred Stock Conversion):

•	each share of the Reservoir Holdings Common Stock (including the Reservoir Holdings Common Stock resulting from the Reservoir Holdings Preferred Stock Conversion) that was issued and outstanding immediately prior to the Effective Time (other than any shares held in treasury immediately prior to the consummation of the Business Combination) was canceled and converted into the right to receive 196.06562028646 shares of common stock, par value $0.0001 per share, of RMI (the “RMI Common Stock”);

•	each share of the Reservoir Holdings Common Stock held in the treasury of Reservoir Holdings immediately prior to the Effective Time, if any, was cancelled without any conversion thereof and no payment or distribution was made with respect thereto;

•	each share of common stock of Merger Sub, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time was converted into and exchanged for one validly issued, fully paid and non-assessable share of the Reservoir Holdings Common Stock; and

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•	each option to acquire a share of the Reservoir Holdings Common Stock pursuant to the Reservoir Holdings, Inc. 2019 Long Term Incentive Plan (a “Reservoir Holdings Option”) that was outstanding immediately prior to the Effective Time was converted into an option to purchase a number of shares of the RMI Common Stock (such option, an “RMI Exchanged Option”) equal to the product (rounded down to the nearest whole number) of (x) the number of shares of the Reservoir Holdings Common Stock subject to such Reservoir Holdings Option immediately prior to the Effective Time and (y) the exchange ratio of 196.06562028646 at an exercise price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per share of such Reservoir Holdings Option immediately prior to the Effective Time divided by (B) exchange ratio of 196.06562028646.

In connection with the consummation of the Business Combination, an aggregate of 44,714,705 shares of the RMI Common Stock was issued to the stockholders of Reservoir Holdings (the “Merger Consideration Shares”), resulting in the former stockholders of Reservoir Holdings owning approximately 69.8% of RMI following the Business Combination.

In connection with the consummation of the Business Combination, holders of 10,295,452 shares of common stock, par value $0.0001 per share, of ROCC (the “ROCC Common Stock”) sold in ROCC’s initial public offering consummated in December 2020 properly exercised their right to have their shares of ROCC Common Stock redeemed at a redemption price of approximately $10.00 per share, or approximately $103.0 million in the aggregate.

Pursuant to the subscription agreements entered into in connection with the Merger Agreement (collectively, the “Subscription Agreements”), certain accredited investors agreed to subscribe for an aggregate of 15,000,000 shares of the ROCC Common Stock at a purchase price of $10.00 per share for an aggregate purchase price of $150.0 million (the “PIPE Investment”). The Company consummated the PIPE Investment immediately prior to the consummation of the Business Combination. The placement agents in the PIPE Investment, Roth Capital Partners, LLC and Craig-Hallum Capital Group LLC, received customary fees in connection with the closing of the PIPE Investment in the amount of approximately $5.8 million in the aggregate.

After giving effect to the issuance of the Merger Consideration Shares, the redemption of the ROCC Common Stock and the consummation of the PIPE Investment, there were 64,069,253 shares of the RMI Common Stock issued and outstanding as of the date of this Current Report on Form 8-K. The RMI Common Stock and RMI’s warrants are expected to commence trading on the Nasdaq Capital Market LLC under the symbols “RSVR” and “RSVRW,” respectively, on July 29, 2021, subject to ongoing review of RMI’s satisfaction of all listing criteria following the consummation of the Business Combination, in lieu of the ROCC Common Stock and ROCC’s warrants, respectively. ROCC’s units have automatically separated into the ROCC Common Stock and ROCC’s warrants and ceased trading separately on the Nasdaq Capital Market LLC following the consummation of the Business Combination.

Form 10 Information

Item 2.01(f) of Form 8-K states that, if the registrant was a shell company, as the Company was immediately before the consummation of the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on the Form 10 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, the Company is providing below the information that would be included in the Form 10 if it were to file the Form 10. Please note that the information provided below relates to the Company following the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

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Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K, including the information incorporated into this Current Report on Form 8-K, contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, and includes statements that express the Company’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” Forward-looking statements are based on the current expectations and beliefs of the Company’s management and are inherently subject to a number of risks, uncertainties and assumptions and their potential effects. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual financial condition and results of operations to be materially different from those expressed or implied by these forward-looking statements. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In addition, forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking. The risks, uncertainties and/or assumptions include, among others, the following:

•	the Company’s ability to achieve the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the Company to grow and manage growth profitably and retain its key employees;

•	costs related to the Business Combination;

•	expectations regarding the Company’s strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities, competitors, revenues, products, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash and capital expenditures;

•	the Company’s ability to invest in growth initiatives and pursue acquisition opportunities;

•	risks related to the organic and inorganic growth of the Company’s business and the timing of expected business milestones;

•	limited liquidity and trading of the Company’s securities;

•	geopolitical risk and changes in applicable laws or regulations;

•	the possibility that the Company may be adversely affected by other economic, business and/or competitive factors;

•	litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on the Company’s resources; and

•	risks that the COVID-19 pandemic and local, state and federal responses to addressing the COVID-19 pandemic may have an adverse effect on the Company’s business and prospects as well as the Company’s financial condition and results of operations.

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the Company’s management prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements.

All subsequent written and oral forward-looking statements concerning the Business Combination or other matters addressed in this Current Report on Form 8-K and attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this Current Report on Form 8-K. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8-K or to reflect the occurrence of unanticipated events.

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Business

The business of the Company following the consummation of the Business Combination is described in the Proxy Statement in the section titled “Information About Reservoir” beginning on page 133 thereof, which description is incorporated herein by reference.

Risk Factors

The risk factors relating to the Company’s business and operations, the Business Combination and the RMI Common Stock are described in the Proxy Statement in the section titled “Risk Factors” beginning on page 30 thereof, which description is incorporated herein by reference. A summary of the risks associated with the Company’s business and operations, the Business Combination and the RMI Common Stock is also set forth in the Proxy Statement in the section titled “Summary of This Proxy Statement—Risk Factors” beginning on page 23 thereof, which description is incorporated herein by reference.

Properties

The Company’s principal executive offices and worldwide headquarters are located at 75 Varick Street, 9th Floor, New York, New York 10013, under a lease the term of which commenced on January 26, 2018 and ends on October 31, 2022. The lease also includes a single renewal option for the Company to extend the term for an additional five-year period, subject to another tenant’s expansion option contained in such other tenant’s lease. In addition, under certain conditions, the Company has the ability to lease additional space in the building.

The Company also leases other properties and facilities elsewhere in the United States and throughout the world as necessary to operate its business. The Company considers such leased properties and facilities adequate for its current needs.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s discussion and analysis of financial condition and results of operations of Reservoir Holdings prior to the consummation of the Business Combination is described in the Proxy Statement in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Reservoir” beginning on page 154 thereof, which description is incorporated herein by reference.

Financial Information

Historical Financial Information

The information set forth in clause (a) of Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference. In addition, the selected historical consolidated financial information of Reservoir is set forth in the Proxy Statement in the section titled “Selected Historical Consolidated Financial Information of Reservoir” beginning on page 27 thereof, which information is incorporated herein by reference.

Unaudited Pro Forma Condensed Combined Financial Information

The information set forth in clause (b) of Item 9.01 and Exhibit 99.1 to this Current Report on Form 8-K is incorporated herein by reference.

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Security Ownership of Certain Beneficial Owners and Management

The table below sets forth information known to the Company regarding the beneficial ownership of the RMI Common Stock immediately following the consummation of the Business Combination by:

•	each person or “group,” as such term is used in Section 13(d)(3) of the Exchange Act, known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the RMI Common Stock;

•	each of RMI’s directors and named executive officers; and

•	all of RMI’s directors and named executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over such security, including options and warrants that are exercisable as of the Closing Date or exercisable within sixty (60) days following the Closing Date. In computing the number of shares of the RMI Common Stock beneficially owned by a person or entity and the percentage ownership of such person or entity in the table below, all shares of the RMI Common Stock subject to options held by such person or entity were deemed to be outstanding and beneficially owned by the persons or entities holding such options for the purpose of computing the number of shares of the RMI Common Stock beneficially owned and the percentage ownership of such person or entity. However, they are not deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person or entity.

The beneficial ownership of the RMI Common Stock is based on 64,069,253 shares of the RMI Common Stock issued and outstanding as of the Closing Date immediately following the consummation of the Business Combination, after giving effect to the issuance of the Merger Consideration Shares, the redemption of the ROCC Common Stock and the consummation of the PIPE Investment.

Except as described in the footnotes below and subject to applicable community property laws and similar laws, the Company believes that each person or entity listed below has sole voting and investment power with respect to such shares of the RMI Common Stock. Unless otherwise noted, the address of each beneficial owner is c/o Reservoir Media, Inc., 75 Varick Street, 9th Floor, New York, New York 10013.

Name of Beneficial Owners	Number of Shares of RMI Common Stock Beneficially Owned	Percentage of RMI Common Stock Issued and Outstanding
Directors and Named Executive Officers:
Golnar Khosrowshahi(1)	352,918	*
Rell Lafargue(1)	352,918	*
Jim Heindlmeyer(1)	56,466	*
Stephen M. Cook(2)	984,146	1.5%
Helima Croft	—	—
Ezra S. Field	—	—
Neil de Gelder	—	—
Jennifer G. Koss	—	—
Adam Rothstein(3)	239,059	*
Ryan P. Taylor(4)	13,592,793	21.2%
Directors and executive officers as a group (10 individuals)	15,578,300	24.3%
5% Stockholders:
Wesbild Inc.(5)	28,226,573	44.1%
ER Reservoir LLC(4)	13,592,793	21.2%
Caledonia US, LP and Caledonia (Private) Investments Pty Limited, on behalf of various funds they manage(6)	3,700,000	5.8%

* Less than one percent.

(1)	Represents shares of the RMI Common Stock that could be received upon exercise of the RMI Exchanged Options.

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(2)	Consists of the Merger Consideration Shares, which were distributed by RS Reservoir, LLC, a stockholder of Reservoir Holdings prior to the consummation of the Business Combination, to Mr. Stephen M. Cook and BTCSJC Music LLC contemporaneously with the consummation of the Business Combination. Mr. Cook has sole voting and dispositive power over the shares of RMI Common Stock owned by BTCSJC Music LLC. The address of each of Mr. Cook and BTCSJC Music LLC is 617 Blanco Street, Austin, Texas 78703.

(3)	Consists of 88,189 shares of the ROCC Common Stock acquired in connection with the consummation of ROCC’s initial public offering in December 2020, 25,000 shares of the RMI Common Stock issued in the PIPE Investment, 31,000 shares of the ROCC Common Stock acquired through open market purchases and 120,849 shares of the ROCC Common Stock issuable upon the exercise of the ROCC’s warrants exercisable thirty (30) days following the consummation of the Business Combination.

(4)	Consists of the Merger Consideration Shares, which were distributed by RS Reservoir, LLC, a stockholder of Reservoir Holdings prior to the consummation of the Business Combination, to ER Reservoir LLC contemporaneously with the consummation of the Business Combination. Mr. Taylor shares voting and dispositive power over the shares of RMI Common Stock owned by ER Reservoir LLC. The address of each of ER Reservoir LLC and Mr. Taylor is c/o Richmond Hill Investment Co., LP, 375 Hudson Street, 12th Floor, New York, New York 10014.

(5)	Consists of the Merger Consideration Shares. Hassan Khosrowshahi is the father of Golnar Khosrowshahi and the chairman of Wesbild Inc.
(6)

Caledonia US, LP and Caledonia (Private) Investments Pty Limited, on behalf of various funds they manage, hold the shares of the RMI Common Stock. The address of Caledonia US, LP is 650 Madison Avenue, 24th Floor, New York, New York 10022, and the address of Caledonia (Private) Investments Pty Limited is Level 10, 131 Macquarie, Sydney NSW 2000.

Directors and Executive Officers

The Company’s directors and executive officers upon the consummation of the Business Combination are described in the Proxy Statement in the section titled “Management of the Combined Company” beginning on page 174 thereof, which description is incorporated herein by reference.

In connection with, and effective upon the consummation of the Business Combination, each of ROCC’s directors and executive officers resigned. Mr. Adam Rothstein is a member of the board of directors of RMI following the consummation of the Business Combination pursuant to the approval of the stockholders of ROCC at the Special Meeting.

In addition, the size of the board of directors of RMI was increased to nine members effective immediately following the consummation of the Business Combination, and the board of directors of RMI appointed Ms. Helima Croft to the board of directors of RMI.

Directors

Pursuant to the approval of the stockholders of ROCC at the Special Meeting, the following persons were appointed to the board of directors of RMI, divided into three classes as follows:

•	the Class I directors are Mr. Rell Lafargue and Mr. Neil de Gelder, and their terms will expire at the annual meeting of stockholders of RMI to be held in 2022;

•	the Class II directors are Mr. Stephen M. Cook, Ms. Jennifer G. Koss and Mr. Adam Rothstein, and their terms will expire at the annual meeting of stockholders of RMI to be held in 2023; and

•	the Class III directors are Ms. Golnar Khosrowshahi, Mr. Ezra S. Field and Mr. Ryan P. Taylor, and their terms will expire at the annual meeting of stockholders of RMI to be held in 2024.

In addition, the board of directors of RMI appointed Ms. Helima Croft to the board of directors of RMI as the Class I director immediately following the consummation of the Business Combination, and her term will expire at the annual meeting of stockholders of RMI to be held in 2022.

Biographical information for these individuals, other than Ms. Helima Croft, is set forth in the Proxy Statement in the section titled “Management of the Combined Company—Overview of Executive Officers and Directors” beginning on page 174 thereof, which information is incorporated herein by reference.

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Biographical information for Ms. Helima Croft is set forth below.

Helima Croft, 50, joined the board of directors of RMI following the consummation of the Business Combination. Ms. Croft has been a Managing Director and the Head of Global Commodity Strategy and Middle East and North Africa Research at RBC Capital Markets since 2014. Ms. Croft has also been a CNBC contributor since 2016. Prior to her current roles, Ms. Croft was a Managing Director and Head of North American Commodities Research at Barclays from 2008 until 2014 and worked in Lehman Brother’s Business Intelligence Group from 2005 until 2008.  Ms. Croft also served as a senior economic analyst at the Central Intelligence Agency from 2001 until 2005, and served as a National Intelligence Fellow at the Council on Foreign Relations from 2003 until 2004. Ms. Croft has served as a member of the board of directors and a member of the Executive Committee of the Atlantic Council since 2018 and as a member of the National Petroleum Council since 2016. Ms. Croft is a Life Member of the Council on Foreign Relations and a member of the Trilateral Commission. Ms. Croft has received a number of industry accolades, including Breaking Energy’s Top Ten New York Women in Energy and Oil and Gas Investor’s Top 25 Most Influential Women in Energy for 2019. Ms. Croft graduated from the University of Edinburgh in 1993 and earned her PhD in Economic History from the Princeton University in 2001.

Independence of Directors

The listing standards of the Nasdaq Stock Market LLC (“Nasdaq”) require that a majority of the board of directors of RMI be independent. An “independent director” is defined generally as a person, other than an officer or employee of a company or its subsidiaries or any other individual having a relationship which, in the opinion of such company's board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. The board of directors of RMI has determined that each of Mr. Stephen M. Cook, Ms. Helima Croft, Mr. Ezra S. Field, Mr. Neil de Gelder, Ms. Jennifer G. Koss, Mr. Adam Rothstein and Mr. Ryan P. Taylor is an “independent director” as defined in the Nasdaq listing standards and applicable SEC rules.

Committees of the Board of Directors of RMI

Effective as of the consummation of the Business Combination, the standing committees of the board of directors of RMI consist of an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”) and a nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”). Each of the committees reports to the board of directors of RMI.

Audit Committee

The primary purpose of the Audit Committee is to discharge the responsibilities of the board of directors of RMI with respect to the accounting, financial and other reporting and internal control practices and to oversee RMI’s independent registered public accounting firm. Effective as of the consummation of the Business Combination, the board of directors of RMI appointed Ezra S. Field, Mr. Neil de Gelder and Mr. Adam Rothstein to serve on the Audit Committee. Mr. Neil de Gelder serves as the chair of the Audit Committee. The board of directors of RMI has determined that Mr. Adam Rothstein is an “audit committee financial expert” within the meaning of the SEC rules and regulations. In addition, the board of directors of RMI has determined that each proposed member of the Audit Committee has the requisite financial expertise required under the applicable requirements of Nasdaq.

Compensation Committee

The primary purpose of the Compensation Committee is to discharge the responsibilities of the board of directors of RMI with respect to overseeing RMI’s compensation policies, plans and programs and reviewing and determining the compensation to be paid to RMI’s directors, executive officers and other senior management, as appropriate. Effective as of the consummation of the Business Combination, the board of directors of RMI appointed Mr. Stephen M. Cook, Mr. Ezra S. Field and Mr. Neil de Gelder to serve on the Compensation Committee. Mr. Ezra S. Field serves as the chair of the Compensation Committee. The board of directors of RMI has determined that each member of the Compensation Committee is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

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Nominating and Corporate Governance Committee

The primary purpose of the Nominating and Corporate Governance Committee is to discharge the responsibilities of the board of directors of RMI with respect to identifying individuals qualified to become members of the board of directors of RMI, reviewing the leadership structure of the board of directors of RMI and developing a set of corporate governance guidelines. Effective as of the consummation of the Business Combination, the board of directors of RMI appointed Mr. Stephen M. Cook, Mr. Neil de Gelder and Mr. Ryan P. Taylor to serve on the Nominating and Corporate Governance Committee. Mr. Stephen M. Cook serves as the chair of the Nominating and Corporate Governance Committee.

Executive Officers

Effective as of the consummation of the Business Combination, the board of directors of RMI appointed Ms. Golnar Khosrowshahi to serve as the Chief Executive Officer, Mr. Rell Lafargue to serve as the President and Chief Operating Officer and Mr. Jim Heindlmeyer to serve as the Chief Financial Officer. Biographical information for these individuals is set forth in the Proxy Statement in the section titled “Management of the Combined Company—Overview of Executive Officers and Directors” beginning on page 174 thereof, which information is incorporated herein by reference.

Compensation of Directors and Named Executive Officers

Except as set forth below under “—Compensation of Directors,” the compensation of the directors and named executive officers of (i) Reservoir Holdings prior to the consummation of the Business Combination and (ii) RMI following the consummation of the Business Combination is described in the Proxy Statement in the sections titled “Management of Reservoir—Compensation of Executive Officers and Directors” and “Management of the Combined Company—Executive Compensation” beginning on pages 149 and 180 thereof, respectively, which description is incorporated herein by reference.

Compensation of Directors

Following the consummation of the Business Combination, RMI anticipates that each of RMI’s non-employee directors will receive a fee in the amount of $20,000 per annum for his or her service on the board of directors of RMI and an annual equity grant of restricted stock units in the amount of $80,000. The chair of each of the board of directors of RMI, the Audit Committee and the Compensation Committee will each receive an additional retainer in the amount of $15,000. In addition, each director will be reimbursed for out-of-pocket expenses in connection with his or her services and receive indemnification as a director in accordance with RMI’s indemnification policies in effect from time to time.

As described in the Proxy Statement in the section titled “Management of Reservoir—Narrative to Summary Compensation Table—Employment Agreements” beginning on page 149 thereof, which description is incorporated herein by reference, Reservoir Media Management, Inc., a wholly-owned subsidiary of Reservoir Holdings, entered into employment agreements with each of Ms. Khosrowshahi, Mr. Lafargue and Mr. Heindlmeyer effective as of April 1, 2021. The employment agreements set forth various employment terms that were effective as of the time the employment agreements were entered into, and such terms will generally continue in force following the consummation of the Business Combination. Copies of the employment agreements are filed as Exhibit 10.8 through 10.10 to this Current Report on Form 8-K and are incorporated herein by reference.

At the Special Meeting, the stockholders of ROCC approved the Reservoir Media, Inc. 2021 Omnibus Incentive Plan (the “Equity Incentive Plan”). The description of the Equity Incentive Plan is set forth in the Proxy Statement in the section titled “Proposal 5—The Incentive Plan Proposal” beginning on page 112 thereof, which description is incorporated herein by reference. A copy of the full text of the Equity Incentive Plan is filed as Exhibit 10.7 to this Current Report on Form 8-K and is incorporated herein by reference. In accordance with the Merger Agreement, the board of directors of Reservoir Holdings approved the conversion of each Reservoir Holdings Option granted pursuant to the Reservoir Holdings, Inc. 2019 Long Term Incentive Plan into rollover RMI Exchanged Options under the Equity Incentive Plan, effective as of the consummation of the Business Combination, with the same general terms and conditions corresponding to the original Reservoir Holdings Options, but modified, as necessary, to reflect the Business Combination. Following the consummation of the Business Combination, RMI expects that the board of directors of RMI will make additional grants of awards under the Equity Incentive Plan to eligible participants.

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Certain Relationships and Related Person Transactions

Certain relationships and related person transactions are described in the Proxy Statement in the section titled “Certain Relationships and Related Party Transactions” beginning on page 186 thereof, which description is incorporated herein by reference.

The information set forth in the section titled “Indemnification Agreements” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Legal Proceedings

From time to time, the Company may be involved in various legal and administrative proceedings, lawsuits and claims incidental to the conduct of its business. Some of these proceedings, lawsuits or claims may be material and involve highly complex issues that are subject to substantial uncertainties and could result in damages, fines, penalties, non-monetary sanctions or relief. The Company recognizes provisions for claims or pending litigation when it determines that an unfavorable outcome is probable, and the amount of loss can be reasonably estimated. Due to the inherent uncertain nature of litigation, the ultimate outcome or actual cost of settlement may materially vary from estimates. The Company is not subject to any material pending legal and administrative proceedings, lawsuits or claims as of the date of this Current Report on Form 8-K.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

The RMI Common Stock and RMI’s warrants are expected to commence trading on the Nasdaq Capital Market LLC under the symbols “RSVR” and “RSVRW,” respectively, on July 29, 2021, subject to ongoing review of RMI’s satisfaction of all listing criteria following the consummation of the Business Combination, in lieu of the ROCC Common Stock and ROCC’s warrants, respectively. ROCC’s units have automatically separated into the ROCC Common Stock and ROCC’s warrants and ceased trading separately on the Nasdaq Capital Market LLC following the consummation of the Business Combination.

ROCC has not paid any cash dividends on the shares of the ROCC Common Stock prior to the consummation of the Business Combination. The payment of any cash dividends following the consummation of the Business Combination will be within the discretion of the board of directors of RMI. RMI currently expects to retain future earnings to finance its operations and grow its business and does not expect to declare or pay cash dividends for the foreseeable future.

Recent Sales of Unregistered Securities

The information set forth in Item 3.02 of this Current Report on Form 8-K relating to the issuance of the RMI Common Stock in connection with the consummation of the Business Combination is incorporated herein by reference.

Description of Registrant’s Securities to be Registered

The description of the Company’s securities is set forth in the Proxy Statement in the section titled “Description of the Combined Company’s Securities” beginning on page 200 thereof, which description is incorporated herein by reference.

Indemnification of Directors and Officers

The indemnification arrangements with respect to RMI’s directors and officers are set forth in the Proxy Statement in the section titled “Certain Relationships and Related Party Transactions—The Combined Company’s Relationships and Related Party Transactions—Indemnification Agreements” beginning on page 186 thereof, which description is incorporated herein by reference.

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The information set forth in the section titled “Indemnification Agreements” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Financial Statements, Supplementary Data and Exhibits

The information set forth in Item 9.01 of this Current Report on Form 8-K relating to the financial information of the Company is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the RMM Credit Agreement is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 2.01 of this Current Report on Form 8-K with respect to the issuance of the RMI Common Stock in connection with the consummation of the Business Combination is incorporated herein by reference. The RMI Common Stock issued in connection with the consummation of the Business Combination was issued in reliance on Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act in transactions not requiring registration under Section 5 of the Securities Act.

Item 3.03.	Material Modification to Rights of Security Holders

On July 28, 2021, in connection with the consummation of the Business Combination, the Company amended and restated ROCC’s amended and restated certificate of incorporation (as so amended and restated, the “Second Amended and Restated Certificate of Incorporation”) and ROCC’s amended and restated bylaws (as so amended and restated, the “Amended and Restated Bylaws”). The material terms of each of the Second Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are set forth in the Proxy Statement in the sections titled “Proposal 2—The Charter Proposal” and “Description of the Combined Company’s Securities” beginning on pages 105 and 200 thereof, respectively, which description is incorporated herein by reference. Copies of the Second Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are included as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The RMI Common Stock and RMI’s warrants are expected to commence trading on the Nasdaq Capital Market LLC under the symbols “RSVR” and “RSVRW,” respectively, on July 29, 2021, subject to ongoing review of RMI’s satisfaction of all listing criteria following the consummation of the Business Combination, in lieu of the ROCC Common Stock and ROCC’s warrants, respectively. ROCC’s units have automatically separated into the ROCC Common Stock and ROCC’s warrants and ceased trading separately on the Nasdaq Capital Market LLC following the consummation of the Business Combination.

Item 5.01.	Changes in Control of Registrant.

The information set forth in the Introductory Note to this Current Report on Form 8-K and Item 1.01 and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective upon the consummation of the Business Combination, all of the directors and executive officers of ROCC resigned. RMI’s directors and executive officers following the consummation of the Business Combination are set forth in the Proxy Statement in the section titled “Management of the Combined Company—Overview of Executive Officers and Directors” beginning on page 174 thereof, which description is incorporated herein by reference. In addition, the board of directors of RMI appointed Ms. Helima Croft to the board of directors of RMI as the Class I director immediately following the consummation of the Business Combination.

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The stockholders of ROCC approved the Equity Incentive Plan at the Special Meeting, and the Company adopted the Equity Incentive Plan in connection with the consummation of the Business Combination. The description of the Equity Incentive Plan is set forth in the Proxy Statement in the section titled “Proposal 5—The Incentive Plan Proposal” beginning on page 112 thereof, which description is incorporated herein by reference.

In addition, the information set forth in Item 1.01 and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.06	Change in Shell Company Status

As a result of the consummation of the Business Combination, the Company ceased to be a shell company following the consummation of the Business Combination. Certain terms and conditions of the Merger Agreement and the transactions contemplated by the Merger Agreement are described in the Proxy Statement in the section titled “Proposal 1—The Business Combination Proposal” beginning on page 75 thereof, which description is incorporated herein by reference.

Item 9.01.	Financial Statement and Exhibits.

(a) Financial statements of businesses acquired.

The audited consolidated financial statements of Reservoir Holdings as of and for the years ended March 31, 2021 and 2020 are included in the Proxy Statement beginning on page F-38 thereof and are incorporated herein by reference.

(b) Pro forma financial information.

The unaudited pro forma condensed combined financial information of the Company as of March 31, 2021 and for the three months ended March 31, 2021 and the year ended December 31, 2020 is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

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(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of April 14, 2021, by and among Roth CH Acquisition II Co., Roth CH II Merger Sub Corp. and Reservoir Holdings, Inc. (incorporated by reference to Exhibit 2.1 to Roth CH Acquisition II Co.’s Current Report on Form 8-K filed with the SEC on April 15, 2021).*
3.1	Second Amended and Restated Certificate of Incorporation of Reservoir Media, Inc.
3.2	Amended and Restated Bylaws of Reservoir Media, Inc.
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Amendment No. 1 to Roth CH Acquisition II Co.’s Registration Statement on Form S-1 filed with the SEC on December 7, 2020).
4.2	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Amendment No. 1 to Roth CH Acquisition II Co.’s Registration Statement on Form S-1 filed with the SEC on December 7, 2020).
4.3	Warrant Agreement, dated as of December 10, 2020, by and between Continental Stock Transfer & Trust Company and Roth CH Acquisition II Co. (incorporated by reference to Exhibit 4.1 to Roth CH Acquisition II Co.’s Current Report on Form 8-K filed with the SEC on December 16, 2020).
4.4	Stockholders Agreement, dated as of April 14, 2021, by and among Roth CH Acquisition II Co., Reservoir Holdings, Inc. and CHLM Sponsor-1 LLC (incorporated by reference to Exhibit 10.5 to Roth CH Acquisition II Co.’s Current Report on Form 8-K filed with the SEC on April 15, 2021).
4.5	Lockup Agreement, dated as of April 14, 2021, by and among Roth CH Acquisition II Co. and Reservoir Holdings, Inc.’s executive officers and securityholders (incorporated by reference to Exhibit 10.2 to Roth CH Acquisition II Co.’s Current Report on Form 8-K filed with the SEC on April 15, 2021).
10.1	Letter Agreements, dated December 10, 2020, by and among Roth CH Acquisition II Co., Roth Capital Partners, LLC, Craig-Hallum Capital Group LLC and Roth CH Acquisition II Co.’s executive officers, directors and securityholders (incorporated by reference to Exhibit 10.1 to Roth CH Acquisition II Co.’s Current Report on Form 8-K filed with the SEC on December 16, 2020).
10.2	Stock Escrow Agreement, dated as of December 10, 2020, by and among Roth CH Acquisition II Co., Continental Stock Transfer & Trust Company, as escrow agent, and the initial securityholders of Roth CH Acquisition II Co. (incorporated by reference to Exhibit 10.3 to Roth CH Acquisition II Co.’s Current Report on Form 8-K filed with the SEC on December 16, 2020).
10.3	Amended and Restated Registration Rights Agreement, dated as of April 14, 2021, by and among Roth CH Acquisition II Co., Roth CH Acquisition II Co.’s executive officers, directors and securityholders and Reservoir Holdings, Inc.’s securityholders (incorporated by reference to Exhibit 10.6 to Roth CH Acquisition II Co.’s Current Report on Form 8-K filed with the SEC on April 15, 2021).
10.4	Form of Subscription Agreement, dated as of April 14, 2021, entered into by Roth CH Acquisition II Co. in connection with the PIPE Investment (incorporated by reference to Exhibit 10.3 to Roth CH Acquisition II Co.’s Current Report on Form 8-K filed with the SEC on April 15, 2021).
10.5	Form of Registration Rights Agreement, dated as of April 14, 2021, entered into by Roth CH Acquisition II Co. in connection with the PIPE Investment (incorporated by reference to Exhibit 10.4 to Roth CH Acquisition II Co.’s Current Report on Form 8-K filed with the SEC on April 15, 2021).
10.6	Fourth Amended and Restated Credit Agreement, dated as of July 28, 2021, by and among Reservoir Media Management, Inc., Reservoir Media, Inc., the lenders party thereto from time to time and Truist Bank, as administrative agent.*
10.7	Reservoir Holdings, Inc. 2021 Omnibus Incentive Plan.
10.8	Letter of Employment, dated April 1, 2021, by and between Reservoir Media Management, Inc. and Golnar Khosrowshahi (incorporated by reference to Exhibit 10.13 to Roth CH Acquisition II Co.’s Registration Statement on Form S-1 filed with the SEC on July 1, 2021).
10.9	Amended and Restated Letter of Employment, dated April 1, 2021, by and between Reservoir Media Management, Inc. and Rell Lafargue (incorporated by reference to Exhibit 10.14 to Roth CH Acquisition II Co.’s Registration Statement on Form S-1 filed with the SEC on July 1, 2021).
10.10	Amended Letter of Employment, dated April 1, 2021, by and between Reservoir Media Management, Inc. and Jim Heindlmeyer (incorporated by reference to Exhibit 10.15 to Roth CH Acquisition II Co.’s Registration Statement on Form S-1 filed with the SEC on July 1, 2021).
21.1	Subsidiaries of Reservoir Media, Inc.
99.1	Unaudited pro forma condensed combined financial information of the Company as of March 31, 2021 and for the three months ended March 31, 2021 and the year ended December 31, 2020.

*	Certain of the exhibits and schedules to this Exhibit 2.1 have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted exhibits and schedules to the SEC upon its request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESERVOIR MEDIA, INC.

Date: July 28, 2021	By:	/s/ Golnar Khosrowshashi
Name: Golnar Khosrowshashi
Title: Chief Executive Officer

Exhibit 3.1

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ROTH CH ACQUISITION II CO.

Roth CH Acquisition II Co. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

1.                  The present name of the Corporation is Roth CH Acquisition II Co. The Corporation was incorporated under the name Roth Acquisition I Co. by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on February 13, 2019 and thereafter amended by a Certificate of Amendment to the Certificate of Incorporation on June 30, 2020 and a Certificate of Amendment to the Certificate of Incorporation to the Certificate of Incorporation on August 31, 2020 and thereafter amended and restated by an Amended and Restated Certificate of Incorporation on December 10, 2020 (as so amended and restated, the “Existing Certificate”).

2.                  This Second Amended and Restated Certificate of Incorporation (the “Second Amended and Restated Certificate”), which amends and restates the Existing Certificate in its entirety, has been approved by the Board of Directors of the Corporation (the “Board of Directors”) in accordance with Sections 242 and 245 of the DGCL and has been adopted by the stockholders of the Corporation at a meeting of the stockholders of the Corporation in accordance with the provisions of Section 211 of the DGCL.

3.                  The text of the Existing Certificate is hereby amended and restated by this Second Amended and Restated Certificate to read in its entirety as set forth in EXHIBIT A attached hereto.

4.                  This Second Amended and Restated Certificate shall become effective on the date of filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, this Second Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation, on July 28, 2021.

By:	/s/ Golnar Khosrowshahi
Name: Golnar Khosrowshahi
Title: Chief Executive Officer

[Signature Page to Second Amended and Restated Certificate of Incorporation]

EXHIBIT A

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

RESERVOIR MEDIA, INC.

ARTICLE I
NAME

The name of the corporation is Reservoir Media, Inc. (the “Corporation”).

ARTICLE II
REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, City of Wilmington, County of New Castle, State of Delaware 19808, and the name of its registered agent at such address is Corporation Service Company.

ARTICLE III
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”) as it now exists or may hereafter be amended and supplemented.

ARTICLE IV
CAPITAL STOCK

The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of capital stock which the Corporation shall have authority to issue is 825,000,000. The total number of shares of Common Stock that the Corporation is authorized to issue is 750,000,000, having a par value of $0.0001 per share, and the total number of shares of Preferred Stock that the Corporation is authorized to issue is 75,000,000, having a par value of $0.0001 per share.

The designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation are as follows:

A.	COMMON STOCK.

1.      General. The voting, dividend, liquidation, and other rights and powers of the Common Stock are subject to and qualified by the rights, powers and preferences of any series of Preferred Stock as may be designated by the Board of Directors of the Corporation (the “Board of Directors”) and outstanding from time to time.

2.      Voting. Except as otherwise provided herein or expressly required by law, each holder of Common Stock, as such, shall be entitled to vote on each matter submitted to a vote of stockholders and shall be entitled to one (1) vote for each share of Common Stock held of record by such holder as of the record date for determining stockholders entitled to vote on such matter. Except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Second Amended and Restated Certificate (including any Certificate of Designation (as defined below)) that relates solely to the rights, powers, preferences (or the qualifications, limitations or restrictions thereof) or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Second Amended and Restated Certificate (including any Certificate of Designation) or pursuant to the DGCL.

Subject to the rights of any holders of any outstanding series of Preferred Stock, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

3.      Dividends. Subject to applicable law and the rights and preferences of any holders of any outstanding series of Preferred Stock, the holders of Common Stock, as such, shall be entitled to the payment of dividends on the Common Stock when, as and if declared by the Board of Directors in accordance with applicable law.

4.      Liquidation. Subject to the rights and preferences of any holders of any shares of any outstanding series of Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the funds and assets of the Corporation that may be legally distributed to the Corporation’s stockholders shall be distributed among the holders of the then outstanding Common Stock pro rata in accordance with the number of shares of Common Stock held by each such holder.

B.	PREFERRED STOCK

Shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the creation and issuance of such series adopted by the Board of Directors as hereinafter provided.

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by adopting a resolution or resolutions providing for the issuance of the shares thereof and by filing a certificate of designation relating thereto in accordance with the DGCL (a “Certificate of Designation”), to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series as shall be stated and expressed in such resolutions, all to the fullest extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolution or resolutions providing for the creation and issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law and this Second Amended and Restated Certificate (including any Certificate of Designation). Except as otherwise required by law, holders of any series of Preferred Stock shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Second Amended and Restated Certificate (including any Certificate of Designation).

The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

ARTICLE V
BOARD OF DIRECTORS

For the management of the business and for the conduct of the affairs of the Corporation it is further provided that:

A. Except as otherwise expressly provided by the DGCL or this Second Amended and Restated Certificate, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors. The directors of the Corporation shall be classified with respect to the time for which they severally hold office into three classes, designated as Class I, Class II and Class III. The initial Class I directors shall serve for a term expiring at the first annual meeting of the stockholders following the date of this Second Amended and Restated Certificate; the initial Class II directors shall serve for a term expiring at the second annual meeting of the stockholders following the date of this Second Amended and Restated Certificate; and the initial Class III directors shall serve for a term expiring at the third annual meeting following the date of this Second Amended and Restated Certificate. At each annual meeting of the stockholders of the Corporation beginning with the first annual meeting of the stockholders following the date of this Second Amended and Restated Certificate, subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect directors, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of the stockholders held in the third year following the year of their election. Each director shall hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation, disqualification or removal. No decrease in the number of directors shall shorten the term of any incumbent director. The Board of Directors is authorized to assign members of the Board of Directors already in office to Class I, Class II and Class III.

B. Subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect directors, the Board of Directors or any individual director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least two-thirds (66 and 2/3%) of the voting power of all of the then outstanding shares of voting stock of the Corporation entitled to vote at an election of directors.

C. Subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect directors, except as otherwise provided by law, any vacancies on the Board of Directors resulting from death, resignation, disqualification, retirement, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall be filled exclusively by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director (other than any directors elected by the separate vote of one or more outstanding series of Preferred Stock), and shall not be filled by the stockholders. Any director appointed in accordance with the preceding sentence shall hold office until the expiration of the term of the class to which such director shall have been appointed or until his or her successor is duly elected and qualified or until his or her earlier death, resignation, retirement, disqualification, or removal.

D. Whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal and other features of such directorships shall be governed by the terms of this Second Amended and Restated Certificate (including any Certificate of Designation). Notwithstanding anything to the contrary in this Article V, the number of directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the number fixed pursuant to paragraph B of this Article V, and the total number of directors constituting the whole Board of Directors shall be automatically adjusted accordingly. Except as otherwise provided in the Certificate of Designation(s) in respect of one or more series of Preferred Stock, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such Certificate of Designation(s), the terms of office of all such additional directors elected by the holders of such series of Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate (in which case each such director thereupon shall cease to be qualified as, and shall cease to be, a director) and the total authorized number of directors of the Corporation shall automatically be reduced accordingly.

E. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the Amended and Restated Bylaws of the Corporation (as amended and/or restated from time to time, the “Bylaws”). In addition to any vote of the holders of any class or series of stock of the Corporation required by applicable law or by this Second Amended and Restated Certificate (including any Certificate of Designation in respect of one or more series of Preferred Stock) or the Bylaws, the adoption, amendment or repeal of the Bylaws by the stockholders of the Corporation shall require the affirmative vote of the holders of at least two-thirds (66 and 2/3%) of the voting power of all of the then outstanding shares of voting stock of the Corporation entitled to vote generally in an election of directors.

F. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

ARTICLE VI
STOCKHOLDERS

A. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of the stockholders of the Corporation, and shall not be taken by written consent in lieu of a meeting. Notwithstanding the foregoing, any action required or permitted to be taken by the holders of any series of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable Certificate of Designation relating to such series of Preferred Stock, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of the relevant series of Preferred Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with the applicable provisions of the DGCL.

B. Subject to the special rights of the holders of one or more series of Preferred Stock, special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, at any time only by or at the direction of the Board of Directors, the Chairperson of the Board of Directors, the Chief Executive Officer or the President, and shall not be called by any other person or persons.

C. Advance notice of stockholder nominations for the election of directors and of other business proposed to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

ARTICLE VII
LIABILITY

No director of the Corporation shall have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended. Any amendment, repeal or modification of this Article VII, or the adoption of any provision of the Second Amended and Restated Certificate inconsistent with this Article VII, shall not adversely affect any right or protection of a director of the Corporation with respect to any act or omission occurring prior to such amendment, repeal, modification or adoption. If the DGCL is amended after approval by the stockholders of this Article VII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

ARTICLE VIII
INDEMNIFICATION

The Corporation shall have the power to provide rights to indemnification and advancement of expenses to its current and former officers, directors, employees and agents and to any person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

ARTICLE IX
OPPORTUNITIES

A.    To the fullest extent permitted by Section 122(17) of the DGCL, the Corporation, on behalf of itself and its direct and indirect subsidiaries (collectively, “Subsidiaries”), hereby renounces any interest or expectancy of the Corporation or any such Subsidiary in, or in being offered an opportunity to participate in, any Excluded Opportunity.

B.     As used herein, “Excluded Opportunity” means any business opportunity, transaction or other matter (a “Corporate Opportunity”), whether or not the Corporation or any Subsidiary might reasonably be expected to have pursued or had the ability or desire to pursue such Corporate Opportunity if granted or otherwise provided the opportunity to do so, that is presented to, acquired, created or developed by or which otherwise comes into the possession of (i) any director of the Corporation who is not an employee of the Corporation or any Subsidiary or (ii) any stockholder of the Corporation, affiliate of such stockholder (other than the Corporation or any of its Subsidiaries) or any partner, member, manager, director, officer, employee or agent of any such stockholder or affiliate, in each case of this clause (ii) who is not an employee of the Corporation or any Subsidiary (any of the foregoing clauses (i) and (ii), a “Specified Party”); provided, however, that the definition of “Excluded Opportunity” does not include, and the Corporation and its Subsidiaries do not hereby renounce any interest or expectancy in, or in being offered an opportunity to participate in, a Corporate Opportunity with respect to a Specified Party who is a director of the Corporation and who is first offered the applicable Corporate Opportunity solely in his or her capacity as a director, officer or employee of the Corporation or any Subsidiary.

C.     Neither the amendment nor repeal of this Article IX, nor the adoption of any provision of this Second Amended and Restated Certificate or the Bylaws, nor, to the fullest extent permitted by Delaware law, any modification of law, shall adversely affect any right or protection of any Specified Party granted pursuant hereto existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, adoption or modification.  This Article IX shall not limit any protections or defenses available to, or indemnification rights of, any director or officer of the Corporation under this Second Amended and Restated Certificate, the Bylaws or applicable law.

ARTICLE X
DIRECTOR LIABILITY

To the fullest extent permitted by the DGCL, as it now exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty owed to the Corporation or its stockholders. Any repeal or amendment or modification of this Article X (including by changes in applicable law), or the adoption of any provision of this Second Amended and Restated Certificate inconsistent with this Article X, shall, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide a broader limitation on a retroactive basis than permitted prior thereto), and shall not adversely affect any limitation on the personal liability of any director of the Corporation with respect to acts or omissions occurring prior to the time of such repeal or amendment or modification or adoption of such inconsistent provision. If any provision of the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

ARTICLE XI
FORUM SELECTION

Unless the Corporation consents in writing to the selection of an alternative forum, (a) the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Corporation to the Corporation or to the Corporation’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or the Bylaws or this Second Amended and Restated Certificate (as either may be amended from time to time) or (iv) any action, suit or proceeding asserting a claim against the Corporation governed by the internal affairs doctrine; and (b) subject to the preceding provisions of this Article XI, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article XI. Notwithstanding the foregoing, the provisions of this Article XI shall not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts of the United States have exclusive jurisdiction.

ARTICLE XII
AMENDMENTS

A. Notwithstanding anything contained in this Second Amended and Restated Certificate to the contrary, in addition to any vote required by applicable law, the following provisions in this Second Amended and Restated Certificate may be amended, altered, repealed or rescinded, in whole or in part, or any provision inconsistent therewith or herewith may be adopted, only by the affirmative vote of the holders of at least two-thirds (66 and 2/3%) of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class: Part B of Article IV, Article V, Article VI, Article VII, Article VIII, Article XI, and this Article XII.

B. If any provision or provisions of this Second Amended and Restated Certificate shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Second Amended and Restated Certificate (including, without limitation, each portion of any paragraph of this Second Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not, to the fullest extent permitted by applicable law, in any way be affected or impaired thereby and (ii) to the fullest extent permitted by applicable law, the provisions of this Second Amended and Restated Certificate (including, without limitation, each such portion of any paragraph of this Second Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

Exhibit 3.2

Amended and Restated Bylaws of

Reservoir Media, Inc.

(a Delaware corporation)

i

(continued)

ii

Amended and Restated Bylaws of

Reservoir Media, Inc.

Article I - Corporate Offices

1.1               Registered Office.

The address of the registered office of Reservoir Media, Inc. (the “Corporation”) in the State of Delaware, and the name of its registered agent at such address, shall be as set forth in the Corporation’s certificate of incorporation, as the same may be amended and/or restated from time to time (the “Certificate of Incorporation”).

1.2               Other Offices.

The Corporation may have additional offices at any place or places, within or outside the State of Delaware, as the Corporation’s board of directors (the “Board”) may from time to time establish or as the business of the Corporation may require.

Article II - Meetings of Stockholders

2.1               Place of Meetings.

Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office.

2.2               Annual Meeting.

The Board shall designate the date and time of the annual meeting. At the annual meeting, directors shall be elected and other proper business properly brought before the meeting in accordance with Section 2.4 may be transacted. The Board may postpone, reschedule or cancel any previously scheduled annual meeting of stockholders.

2.3               Special Meeting.

Special meetings of the stockholders may be called only by such persons and only in such manner as set forth in the Certificate of Incorporation.

No business may be transacted at any special meeting of stockholders other than the business specified in the notice of such meeting. The Board may postpone, reschedule or cancel any previously scheduled special meeting of stockholders.

2.4               Notice of Business to be Brought before a Meeting.

(a)                At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in a notice of meeting given by or at the direction of the Board, (ii) if not specified in a notice of meeting, otherwise brought before the meeting by the Board or the Chairman of the Board or (iii) otherwise properly brought before the meeting by a stockholder present in person who (A) (1) was a record owner of shares of the Corporation both at the time of giving the notice provided for in this Section 2.4 and at the time of the meeting, (2) is entitled to vote at the meeting and (3) has complied with this Section 2.4 in all applicable respects or (B) properly made such proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”). The foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. The only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the person calling the meeting pursuant to Section 2.3, and stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders. For purposes of this Section 2.4, “present in person” shall mean that the stockholder proposing that the business be brought before the annual meeting of the Corporation, or a qualified representative of such proposing stockholder, appear at such annual meeting. A “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. Stockholders seeking to nominate persons for election to the Board must comply with Section 2.5, and this Section 2.4 shall not be applicable to nominations except as expressly provided in Section 2.5.

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(b)                For business to be properly brought before an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.4. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if no annual meeting was held in the preceding year, to be timely, a stockholder’s notice must be so delivered, or mailed and received, not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made by the Corporation; provided, further, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, to be timely, a stockholder’s notice must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made by the Corporation (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.

(c)                To be in proper form for purposes of this Section 2.4, a stockholder’s notice to the Secretary of the Corporation shall set forth:

(i)               As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); and (B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Stockholder Information”);

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(ii)             As to each Proposing Person, (A) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of shares of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (B) any rights to dividends on the shares of any class or series of shares of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (C) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (D) any other material relationship between such Proposing Person, on the one hand, and the Corporation or any affiliate of the Corporation, on the other hand, (E) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation or any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (F) a representation that such Proposing Person intends or is part of a group that intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies from stockholders in support of such proposal and (G) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (G) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner; and

(iii)             As to each item of business that the stockholder proposes to bring before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws, the language of the proposed amendment), and (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder; and (D) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this Section 2.4(c)(iii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner.

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For purposes of this Section 2.4, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation.

(d)                A Proposing Person shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.4 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the stockholders.

(e)                Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 2.4. The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 2.4, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(f)                 This Section 2.4 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement. In addition to the requirements of this Section 2.4 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 2.4 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

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(g)                For purposes of these bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

2.5               Notice of Nominations for Election to the Board.

(a)                Nominations of any person for election to the Board at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i) as provided in that certain Stockholders Agreement, dated as of April 14, 2021, by and among Roth CH Acquisition II Co. (now known as Reservoir Media, Inc.), Reservoir Holdings, Inc., CHLM Sponsor-1 LLC (“Sponsor”) and the other stockholder parties thereto (as such agreement may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Stockholders Agreement”), (ii), by or at the direction of the Board, including by any committee or persons authorized to do so by the Board or these bylaws, or (iii) by a stockholder present in person (A) who was a record owner of shares of the Corporation both at the time of giving the notice provided for in this Section 2.5 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 2.5 as to such notice and nomination. For purposes of this Section 2.5, “present in person” shall mean that the stockholder proposing that the business be brought before the meeting of the Corporation, or a qualified representative of such stockholder, appear at such meeting. A “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. Other than as provided in the Stockholders Agreement, the foregoing clause (iii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting or special meeting.

(b)                (i) Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting, the stockholder must (1) provide Timely Notice (as defined in Section 2.4) thereof in writing and in proper form to the Secretary of the Corporation, (2) provide the information, agreements and questionnaires with respect to such stockholder and its candidate for nomination as required to be set forth by this Section 2.5 and (3) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5.

(i)               Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting, then for a stockholder to make any nomination of a person or persons for election to the Board at a special meeting, the stockholder must (1) provide Timely Notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, (2) provide the information with respect to such stockholder and its candidate for nomination as required by this Section 2.5 and (3) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5. To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section 2.4) of the date of such special meeting was first made.

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(ii)              In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(iii)             In no event may a Nominating Person provide Timely Notice with respect to a greater number of director candidates than are subject to election by shareholders at the applicable meeting. If the Corporation shall, subsequent to such notice, increase the number of directors subject to election at the meeting, such notice as to any additional nominees shall be due on the later of (1) the conclusion of the time period for Timely Notice, (2) the date set forth in Section 2.5(b)(ii) or (3) the tenth day following the date of public disclosure (as defined in Section 2.4) of such increase.

(c)                To be in proper form for purposes of this Section 2.5, a stockholder’s notice to the Secretary of the Corporation shall set forth:

(i)               As to each Nominating Person (as defined below), the Stockholder Information (as defined in Section 2.4(c)(i), except that for purposes of this Section 2.5, the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(c)(i));

(ii)              As to each Nominating Person, any Disclosable Interests (as defined in Section 2.4(c)(ii), except that for purposes of this Section 2.5, the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(c)(ii) and the disclosure with respect to the business to be brought before the meeting in Section 2.4(c)(ii) shall be made with respect to the election of directors at the meeting); and

(iii)             As to each candidate whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such candidate for nomination that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.5 if such candidate for nomination were a Nominating Person, (B) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (C) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant and (D) a completed and signed questionnaire, representation and agreement as provided in Section 2.5(f).

For purposes of this Section 2.5, the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (iii) any other participant in such solicitation.

(d)                A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.5 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new nomination.

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(e)                In addition to the requirements of this Section 2.5 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

(f)                 To be eligible to be a candidate for election as a director of the Corporation at an annual or special meeting, a candidate must be nominated in the manner prescribed in Section 2.5 and the candidate for nomination, whether nominated by the Board or by a stockholder of record, must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such candidate given by or on behalf of the Board), to the Secretary of the Corporation at the principal executive offices of the Corporation, (i) a completed written questionnaire (in a form provided by the Corporation) with respect to the background, qualifications, stock ownership and independence of such proposed nominee and (ii) a written representation and agreement (in form provided by the Corporation) that such candidate for nomination (A) is not and, if elected as a director during his or her term of office, will not become a party to (1) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) or (2) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (B) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director that has not been disclosed to the Corporation and (C) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary of the Corporation shall provide to such candidate for nomination all such policies and guidelines then in effect).

(g)                The Board may also require any proposed candidate for nomination as a Director to furnish such other information as may reasonably be requested by the Board in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon in order for the Board to determine the eligibility of such candidate for nomination to be an independent director of the Corporation in accordance with the Corporation’s corporate governance guidelines.

(h)                A candidate for nomination as a director shall further update and supplement the materials delivered pursuant to this Section 2.5, if necessary, so that the information provided or required to be provided pursuant to this Section 2.5 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation (or any other office specified by the Corporation in any public announcement) not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting of the stockholders.

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(i)                 No candidate shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with this Section 2.5. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with Section 2.5, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect.

(j)                 Notwithstanding anything in these bylaws to the contrary, no candidate for nomination shall be eligible to be seated as a director of the Corporation unless nominated and elected in accordance with Section 2.5.

(k)                Notwithstanding anything in these bylaws to the contrary, for so long as Sponsor and the Corporation are entitled to nominate a Director pursuant to the Stockholders Agreement, Sponsor and the Corporation shall not be subject to the notice procedures with respect to such Director set forth in this Section 2.5.

2.6               Notice of Stockholders’ Meetings.

Unless otherwise provided by law, the Certificate of Incorporation or these bylaws, the notice of any meeting of stockholders shall be sent or otherwise given in accordance with Section 8.1 not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, if any, date and time of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

2.7               Quorum.

Unless otherwise provided by law, the Certificate of Incorporation or these bylaws, the holders of a majority in voting power of the stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, a quorum is not present or represented at any meeting of the stockholders, then either (i) the person presiding over the meeting or (ii) a majority in voting power of the stockholders entitled to vote at the meeting, present in person, or by remote communication, if applicable, or represented by proxy, shall have power to recess the meeting or adjourn the meeting from time to time in the manner provided in Section 2.8 until a quorum is present or represented. At any recessed or adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

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2.8               Adjourned Meeting; Notice.

When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At any adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such meeting as of the record date so fixed for notice of such adjourned meeting.

2.9               Conduct of Business.

The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures (which need not be in writing) and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the person presiding over the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present (including, without limitation, rules and procedures for removal of disruptive persons from the meeting); (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the person presiding over the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting (including, without limitation, determinations with respect to the administration and/or interpretation of any of the rules, regulations or procedures of the meeting, whether adopted by the Board or prescribed by the person presiding over the meeting), shall, if the facts warrant, determine and declare to the meeting that a matter of business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

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2.10             Voting.

Except as may be otherwise provided in the Certificate of Incorporation, these bylaws or the DGCL, each stockholder shall be entitled to one (1) vote for each share of capital stock held by such stockholder.

Except as otherwise provided by the Certificate of Incorporation, at all duly called or convened meetings of stockholders at which a quorum is present, for the election of directors, a plurality of the votes cast shall be sufficient to elect a director. Except as otherwise provided by the Certificate of Incorporation, these bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, each other matter presented to the stockholders at a duly called or convened meeting at which a quorum is present shall be decided by the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on such matter.

2.11             Record Date for Stockholder Meetings and Other Purposes.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty (60) days nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is first given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting; and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of capital stock, or for the purposes of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

2.12             Proxies.

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. A proxy may be in the form of an electronic transmission which sets forth or is submitted with information from which it can be determined that the transmission was authorized by the stockholder.

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2.13             List of Stockholders Entitled to Vote.

The Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal executive office. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.13 or to vote in person or by proxy at any meeting of stockholders.

2.14             Inspectors of Election.

Before any meeting of stockholders, the Corporation shall appoint an inspector or inspectors of election to act at the meeting or its adjournment and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If any person appointed as inspector or any alternate fails to appear or fails or refuses to act, then the person presiding over the meeting shall appoint a person to fill that vacancy.

Such inspectors shall:

(a)                determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting and the validity of any proxies and ballots;

(b)                count all votes or ballots;

(c)                count and tabulate all votes;

(d)                determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspector(s); and

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(e)                certify its or their determination of the number of shares represented at the meeting and its or their count of all votes and ballots.

Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspection with strict impartiality and according to the best of such inspector’s ability. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein. The inspectors of election may appoint such persons to assist them in performing their duties as they determine.

2.15             Delivery to the Corporation.

Whenever this Article II requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested, and the Corporation shall not be required to accept delivery of any document not in such written form or so delivered. For the avoidance of doubt, the Corporation expressly opts out of Section 116 of the DGCL with respect to the delivery of information and documents to the Corporation required by this Article II.

Article III - Directors

3.1               Powers.

Except as otherwise provided by the Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board.

3.2               Number of Directors.

Subject to the Certificate of Incorporation, the total number of directors constituting the Board shall be determined from time to time by resolution of the Board. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3               Election, Qualification and Term of Office of Directors.

Except as provided in Section 3.4, and subject to the Certificate of Incorporation and the Stockholders Agreement, each director, including a director elected to fill a vacancy or newly created directorship, shall hold office until such director’s earlier death, resignation, disqualification or removal. Directors need not be stockholders. The Certificate of Incorporation or these bylaws may prescribe qualifications for directors.

3.4               Resignation and Vacancies.

Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. The resignation shall take effect at the time specified therein or upon the happening of an event specified therein, and if no time or event is specified, at the time of its receipt. Subject to the Stockholders Agreement, when one or more directors so resigns and the resignation is effective at a future date or upon the happening of an event to occur on a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in Section 3.3.

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Subject to the Stockholders Agreement, and unless otherwise provided in the Certificate of Incorporation or these bylaws, vacancies resulting from the death, resignation, disqualification or removal of any director, and newly created directorships resulting from any increase in the authorized number of directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

3.5               Place of Meetings; Meetings by Telephone.

The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the Certificate of Incorporation or these bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting pursuant to this bylaw shall constitute presence in person at the meeting.

3.6               Regular Meetings.

Regular meetings of the Board may be held within or outside the State of Delaware and at such time and at such place as which has been designated by the Board and publicized among all directors, either orally or in writing, by telephone, including a voice-messaging system or other system designed to record and communicate messages, facsimile, or by electronic mail or other means of electronic transmission. No further notice shall be required for regular meetings of the Board.

3.7               Special Meetings; Notice.

Special meetings of the Board for any purpose or purposes may be called at any time by the chairperson of the Board, the Chief Executive Officer, the President or the Secretary of the Corporation or a majority of the total number of directors constituting the Board.

Notice of the time and place of special meetings shall be:

(a)                delivered personally by hand, by courier or by telephone;

(b)                sent by United States first-class mail, postage prepaid;

(c)                sent by facsimile or electronic mail; or

(d)                sent by other means of electronic transmission,

directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, or other address for electronic transmission, as the case may be, as shown on the Corporation’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or electronic mail, or (iii) sent by other means of electronic transmission, it shall be delivered or sent at least twenty-four (24) hours before the time of the holding of the meeting. If the notice is sent by U.S. mail, it shall be deposited in the U.S. mail at least four (4) days before the time of the holding of the meeting. The notice need not specify the place of the meeting (if the meeting is to be held at the Corporation’s principal executive office) nor the purpose of the meeting.

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3.8               Quorum.

At all meetings of the Board, unless otherwise provided by the Certificate of Incorporation, a majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these bylaws. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.9               Board Action without a Meeting.

Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board, or the committee thereof, in the same paper or electronic form as the minutes are maintained. Such action by written consent or consent by electronic transmission shall have the same force and effect as a unanimous vote of the Board.

3.10           Fees and Compensation of Directors.

Unless otherwise restricted by the Certificate of Incorporation or these bylaws, the Board shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

Article IV - Committees

4.1               Committees of Directors.

The Board may designate one (1) or more committees, each committee to consist, of one (1) or more of the directors of the Corporation. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the Corporation.

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4.2               Committee Minutes.

Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

4.3               Meetings and Actions of Committees.

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

(i)                 Section 3.5 (place of meetings; meetings by telephone);

(ii)                Section 3.6 (regular meetings);

(iii)               Section 3.7 (special meetings; notice);

(iv)               Section 3.9 (board action without a meeting); and

(v)               Section 7.13 (waiver of notice),

with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board and its members; provided, however, that:

(i)                 the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee;

(ii)               special meetings of committees may also be called by resolution of the Board or the chairperson of the applicable committee; and

(iii)             the Board may adopt rules for the governance of any committee to override the provisions that would otherwise apply to the committee pursuant to this Section 4.3, provided that such rules do not violate the provisions of the Certificate of Incorporation or applicable law.

4.4               Subcommittees.

Unless otherwise provided in the Certificate of Incorporation, these bylaws or the resolutions of the Board designating the committee, a committee may create one (1) or more subcommittees, each subcommittee to consist of one (1) or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

Article V - Officers

5.1               Officers.

The officers of the Corporation shall include a Chief Executive Officer, a President and a Secretary. The Corporation may also have, at the discretion of the Board, a Chairperson of the Board, a Vice Chairperson of the Board, a Chief Financial Officer, a Chief Operating Officer, a Treasurer, one (1) or more Vice Presidents, one (1) or more Assistant Vice Presidents, one (1) or more Assistant Treasurers, one (1) or more Assistant Secretaries, and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person. No officer need be a stockholder or director of the Corporation.

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5.2               Appointment of Officers.

The Board shall appoint the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3.

5.3               Subordinate Officers.

The Board may appoint, or empower the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President, to appoint, such other officers and agents as the business of the Corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board may from time to time determine.

5.4               Removal and Resignation of Officers.

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.5               Vacancies in Offices.

Any vacancy occurring in any office of the Corporation shall be filled by the Board or as provided in Section 5.3.

5.6               Representation of Shares of Other Corporations.

The Chairperson of the Board, the Chief Executive Officer, or the President of this Corporation, or any other person authorized by the Board, the Chief Executive Officer or the President, is authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares or voting securities of any other corporation or other person standing in the name of this Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.7               Authority and Duties of Officers.

All officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be provided herein or designated from time to time by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

5.8               Compensation.

The compensation of the officers of the Corporation for their services as such shall be fixed from time to time by or at the direction of the Board. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he or she is also a director of the Corporation.

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Article VI - Records

A stock ledger consisting of one or more records in which the names of all of the Corporation’s stockholders of record, the address and number of shares registered in the name of each such stockholder, and all issuances and transfers of stock of the corporation are recorded in accordance with Section 224 of the DGCL shall be administered by or on behalf of the Corporation. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, or method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases), provided that the records so kept can be converted into clearly legible paper form within a reasonable time and, with respect to the stock ledger, that the records so kept (i) can be used to prepare the list of stockholders specified in Sections 219 and 220 of the DGCL, (ii) record the information specified in Sections 156, 159, 217(a) and 218 of the DGCL, and (iii) record transfers of stock as governed by Article 8 of the Uniform Commercial Code as adopted in the State of Delaware.

Article VII - General Matters

7.1               Execution of Corporate Contracts and Instruments.

The Board, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances.

7.2               Stock Certificates.

The shares of the Corporation shall be represented by certificates or shall be uncertificated. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock represented by a certificate shall be entitled to have a certificate signed by, or in the name of the Corporation by, any two officers authorized to sign stock certificates representing the number of shares registered in certificate form. The Chairperson or Vice Chairperson of the Board, the Chief Executive Officer, the President, Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Corporation shall be specifically authorized to sign stock certificates. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

7.3               Special Designation of Certificates.

If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or on the back of the certificate that the Corporation shall issue to represent such class or series of stock (or, in the case of uncertificated shares, set forth in a notice provided pursuant to Section 151 of the DGCL); provided, however, that except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face of back of the certificate that the Corporation shall issue to represent such class or series of stock (or, in the case of any uncertificated shares, included in the aforementioned notice) a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

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7.4               Lost Certificates.

Except as provided in this Section 7.4, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

7.5               Shares Without Certificates

The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.

7.6               Construction; Definitions.

Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural and the plural number includes the singular.

7.7               Dividends.

The Board, subject to any restrictions contained in either (i) the DGCL or (ii) the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock.

The Board may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

7.8               Fiscal Year.

The fiscal year of the Corporation shall be fixed by resolution of the Board and may be changed by the Board.

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7.9               Seal.

The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

7.10             Transfer of Stock.

Shares of the stock of the Corporation shall be transferable in the manner prescribed by law and in these bylaws. Shares of stock of the Corporation shall be transferred on the books of the Corporation only by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates representing such shares endorsed by the appropriate person or persons (or by delivery of duly executed instructions with respect to uncertificated shares), with such evidence of the authenticity of such endorsement or execution, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing the names of the persons from and to whom it was transferred.

7.11             Stock Transfer Agreements.

The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

7.12           Registered Stockholders.

The Corporation:

(a)                shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner; and

(b)                shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

7.13             Waiver of Notice.

Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these bylaws.

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Article VIII - Notice

8.1               Delivery of Notice; Notice by Electronic Transmission.

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provisions of the DGCL, the Certificate of Incorporation, or these bylaws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the Corporation and shall be given (1) if mailed, when the notice is deposited in the U.S. mail, postage prepaid, (2) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address or (3) if given by electronic mail, when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail. A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation.

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice or electronic transmission to the Corporation. Notwithstanding the provisions of this paragraph, the Corporation may give a notice by electronic mail in accordance with the first paragraph of this section without obtaining the consent required by this paragraph.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(i)                 if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(ii)               if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(iii)               if by any other form of electronic transmission, when directed to the stockholder.

Notwithstanding the foregoing, a notice may not be given by an electronic transmission from and after the time that (A) the Corporation is unable to deliver by such electronic transmission two (2) consecutive notices given by the Corporation and (B) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, that the inadvertent failure to discover such inability shall not invalidate any meeting or other action.

An affidavit of the Secretary or an Assistant Secretary of the Corporation or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

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Article IX - Indemnification

9.1               Indemnification of Directors and Officers.

The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, any director or officer of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership (a “covered person”), joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by such person in connection with any such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 9.4, the Corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized in the specific case by the Board.

9.2               Indemnification of Others.

The Corporation shall have the power to indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding.

9.3               Prepayment of Expenses.

The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by any covered person, and may pay the expenses incurred by any employee or agent of the Corporation, in defending any Proceeding in advance of its final disposition; provided, however, that such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this Article IX or otherwise.

9.4               Determination; Claim.

If a claim for indemnification (following the final disposition of such Proceeding) under this Article IX is not paid in full within sixty (60) days, or a claim for advancement of expenses under this Article IX is not paid in full within thirty (30) days, after a written claim therefor has been received by the Corporation the claimant may thereafter (but not before) file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

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9.5               Non-Exclusivity of Rights.

The rights conferred on any person by this Article IX shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

9.6               Insurance.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust enterprise or non-profit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

9.7               Other Indemnification.

The Corporation’s obligation, if any, to indemnify or advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

9.8               Continuation of Indemnification.

The rights to indemnification and to prepayment of expenses provided by, or granted pursuant to, this Article IX shall continue notwithstanding that the person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such person.

9.9               Amendment or Repeal; Interpretation.

The provisions of this Article IX shall constitute a contract between the Corporation, on the one hand, and, on the other hand, each individual who serves or has served as a director or officer of the Corporation (whether before or after the adoption of these bylaws), in consideration of such person’s performance of such services, and pursuant to this Article IX the Corporation intends to be legally bound to each such current or former director or officer of the Corporation. With respect to current and former directors and officers of the Corporation, the rights conferred under this Article IX are present contractual rights and such rights are fully vested, and shall be deemed to have vested fully, immediately upon adoption of theses bylaws. With respect to any directors or officers of the Corporation who commence service following adoption of these bylaws, the rights conferred under this provision shall be present contractual rights and such rights shall fully vest, and be deemed to have vested fully, immediately upon such director or officer commencing service as a director or officer of the Corporation. Any repeal or modification of the foregoing provisions of this Article IX shall not adversely affect any right or protection (i) hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification or (ii) under any agreement providing for indemnification or advancement of expenses to an officer or director of the Corporation in effect prior to the time of such repeal or modification.

Any reference to an officer of the Corporation in this Article IX shall be deemed to refer exclusively to the Chief Executive Officer, the President and the Secretary of the Corporation, or other officer of the Corporation appointed by (x) the Board pursuant to Article V or (y) an officer to whom the Board has delegated the power to appoint officers pursuant to Article V, and any reference to an officer of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be deemed to refer exclusively to an officer appointed by the board of directors (or equivalent governing body) of such other entity pursuant to the certificate of incorporation and bylaws (or equivalent organizational documents) of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The fact that any person who is or was an employee of the Corporation or an employee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise has been given or has used the title of “Vice President” or any other title that could be construed to suggest or imply that such person is or may be an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall not result in such person being constituted as, or being deemed to be, an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise for purposes of this Article IX.

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Article X - Amendments

The Board is expressly empowered to adopt, amend or repeal the bylaws of the Corporation. The stockholders also shall have power to adopt, amend or repeal the bylaws of the Corporation; provided, however, that such action by stockholders shall require, in addition to any other vote required by the Certificate of Incorporation or applicable law, the affirmative vote of the holders of at least two-thirds of the voting power of all the then-outstanding shares of voting stock of the Corporation with the power to vote generally in an election of directors, voting together as a single class.

Article XI - Forum Selection

Unless the Corporation consents in writing to the selection of an alternative forum, (a) the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative Proceeding brought on behalf of the Corporation, (ii) any Proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Corporation to the Corporation or to the Corporation’s stockholders, (iii) any Proceeding arising pursuant to any provision of the DGCL or the Certificate of Incorporation or these bylaws (as either may be amended from time to time) or (iv) any Proceeding asserting a claim against the Corporation governed by the internal affairs doctrine; and (b) subject to the preceding provisions of this Article XI, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article XI. Notwithstanding the foregoing, the provisions of this Article XI shall not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts of the United States have exclusive jurisdiction.

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Article XII - Definitions

As used in these bylaws, unless the context otherwise requires, the following terms shall have the following meanings:

An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

An “electronic mail” means an electronic transmission directed to a unique electronic mail address (which electronic mail shall be deemed to include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the Corporation who is available to assist with accessing such files and information).

An “electronic mail address” means a destination, commonly expressed as a string of characters, consisting of a unique user name or mailbox (commonly referred to as the “local part” of the address) and a reference to an internet domain (commonly referred to as the “domain part” of the address), whether or not displayed, to which electronic mail can be sent or delivered.

The term “person” means any individual, general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity.

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Reservoir Media, Inc.

Certificate of Amendment and Restatement of Bylaws

The undersigned hereby certifies that he is the duly elected, qualified, and acting Secretary of Reservoir Media, Inc., a Delaware corporation (the “Corporation”), and that the foregoing bylaws were approved on July 27, 2021, effective as of July 28, 2021, by the Corporation’s board of directors.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 28 day of July, 2021.

By:	/s/ Jeff McGrath
Name: Jeff McGrath
Title: Secretary

Exhibit 10.6

Execution Version

FOURTH AMENDED AND RESTATED
CREDIT AGREEMENT

dated as of July 28, 2021

among

RESERVOIR MEDIA MANAGEMENT, INC.,
as Borrower

RESERVOIR MEDIA, INC.,
as Parent

THE LENDERS FROM TIME TO TIME PARTY HERETO,

and

TRUIST BANK
as Administrative Agent

TRUIST SECURITIES, INC.,

FIFTH THIRD BANK,
PINNACLE BANK,

and

REGIONS BANK
as Joint Lead Arrangers

i

(cont’d)

(cont’d)

(cont’d)

Schedules

Schedule I	-	Revolving Commitment Amounts
Schedule 1.1(a)	-	Immaterial Subsidiaries
Schedule 1.1(b)	-	Material Music Copyrights
Schedule 3.3	-	Post-Closing Requirements
Schedule 4.5	-	Environmental Matters
Schedule 4.14	-	Subsidiaries
Schedule 4.16	-	Deposit and Disbursement Accounts
Schedule 4.19	-	Material Agreements
Schedule 4.22	-	Music Copyrights
Schedule 4.27	-	Storage Facilities
Schedule 7.1	-	Existing Indebtedness
Schedule 7.2	-	Existing Liens
Schedule 7.4	-	Existing Investments

Exhibits

Exhibit A	-	Form of Assignment and Acceptance
Exhibit B	-	Form of Acquisition Notice
Exhibit 2.3	-	Form of Notice of Revolving Borrowing
Exhibit 2.7	-	Form of Notice of Continuation/Conversion
Exhibit 2.20	-	Tax Certificates
Exhibit 3.1(b)(ii)	-	Form of Secretary’s Certificate
Exhibit 3.1(b)(v)	-	Form of Officer’s Certificate
Exhibit 5.1(c)	-	Form of Compliance Certificate

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

THIS FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is made and entered into as of July 28, 2021, by and among RESERVOIR MEDIA MANAGEMENT, INC., a Delaware corporation (the “Borrower”), RESERVOIR MEDIA, INC., a Delaware corporation (“Parent”), the several banks and other financial institutions and lenders from time to time party hereto (the “Lenders”), and TRUIST BANK, in its capacity as administrative agent for the Lenders (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower has requested that the Lenders establish a $248,750,000 revolving credit facility in favor of the Borrower;

WHEREAS, subject to the terms and conditions of this Agreement, the Lenders, to the extent of their respective Revolving Commitments as defined herein, are willing to make such loans and extend such credit to the Borrower;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Borrower, the Lenders and the Administrative Agent agree as follows:

Article I
DEFINITIONS; CONSTRUCTION

Section 1.1.         Definitions. In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

“Acquisition” shall mean (a) any Investment by Parent or any of its Subsidiaries in any other Person pursuant to which such Person shall become a Subsidiary of Parent or any of its Subsidiaries or shall be merged with Parent or any of its Subsidiaries, (b) any acquisition by Parent or any of its Subsidiaries of the assets of any Person (other than a Subsidiary of Parent) that constitute all or substantially all of the assets of such Person or a division or business unit of such Person, whether through purchase, merger or other business combination or transaction, or (c) any acquisition of a Music Library (or part thereof) by Parent or any of its Subsidiaries. With respect to a determination of the amount of an Acquisition, such amount shall include all consideration (including any deferred payments) set forth in the applicable agreements governing such Acquisition as well as the assumption of any Indebtedness in connection therewith. Notwithstanding the above, an “Acquisition” shall not include an Investment made by Parent or any of its Subsidiaries permitted under Section 7.4(r) hereof.

“Acquisition Notice” shall have the meaning set forth in paragraph (iii) of the definition of “Permitted Acquisition”.

“Acquisition Valuation” shall mean a Valuation of a Music Library acquired after the date hereof prepared by an Approved Valuation Consultant.

“Acquisition Valuation Threshold” shall mean, with respect to any Acquisition, as of any date of determination, (a) 15% multiplied by (b) the Value of the Music Library of the Consolidated LTV Group as of such date (without giving effect to such Acquisition).

“Additional Lender” shall have the meaning set forth in Section 2.26.

“Adjusted LIBO Rate” shall mean, with respect to each Interest Period for a Eurodollar Loan, (a) the rate per annum equal to the London interbank offered rate for deposits in U.S. Dollars appearing on Reuters screen page LIBOR 01 (or on any successor or substitute page of such service or any successor to such service, or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day of such Interest Period, with a maturity comparable to such Interest Period, divided by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves and without benefit of credits for proration, exceptions or offsets that may be available from time to time) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided, that if the rate referred to in clause (a) above is not available at any such time for any reason, then the rate referred to in clause (a) shall instead be the interest rate per annum, as determined by the Administrative Agent, to be the arithmetic average of the rates per annum at which deposits in U.S. Dollars in an amount equal to the amount of such Eurodollar Loan are offered by major banks in the London interbank market to the Administrative Agent at approximately 11:00 A.M. (London time), two (2) Business Days prior to the first day of such Interest Period. For purposes of this Agreement, if the Adjusted LIBO Rate is less than zero percent (0%), such rate shall be deemed to be zero percent (0%).

“Administrative Agent” shall have the meaning set forth in the introductory paragraph hereof.

“Administrative Questionnaire” shall mean, with respect to each Lender, an administrative questionnaire in the form provided by the Administrative Agent and submitted to the Administrative Agent duly completed by such Lender.

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” shall mean, as to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person. Notwithstanding anything herein to the contrary, in no event shall the Administrative Agent or any Lender be considered an “Affiliate” of any Loan Party or any of its Subsidiaries.

“Aggregate Revolving Commitment Amount” shall mean the aggregate principal amount of the Aggregate Revolving Commitments from time to time. As of the Closing Date, the Aggregate Revolving Commitment Amount is $248,750,000.

2

“Aggregate Revolving Commitments” shall mean, collectively, all Revolving Commitments of all Lenders at any time outstanding.

“Anti-Corruption Laws” shall mean all laws, rules and regulations of any jurisdiction applicable to Parent or any of its Subsidiaries from time to time concerning or relating to bribery or corruption, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the UK Bribery Act 2010.

“Anti-Terrorism Order” shall mean Executive Order 13224, signed by President George W. Bush on September 24, 2001.

“Applicable Lending Office” shall mean, for each Lender and for each Type of Loan, the “Lending Office” of such Lender (or an Affiliate of such Lender) designated for such Type of Loan in the Administrative Questionnaire submitted by such Lender or such other office of such Lender (or such Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

“Applicable Margin” shall mean, as of any date, with respect to all Revolving Loans outstanding on such date, (a) with respect to Eurodollar Loans and LIBOR Index Rate Loans, a rate per annum equal to 2.25%, and (b) with respect to Base Rate Loans, a rate per annum equal to 1.25%.

“Approved Fund” shall mean any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Valuation Consultant” shall mean FTI Consulting, Inc. or another firm satisfactory to the Administrative Agent in its sole but reasonable discretion.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.4(b)) and accepted by the Administrative Agent, in the form of Exhibit A attached hereto or any other form approved by the Administrative Agent.

“Availability Period” shall mean the period from the Closing Date to but excluding the Revolving Commitment Termination Date.

“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (f) of Section 2.16.

3

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Product Obligations” shall mean, collectively, all obligations and other liabilities of any Loan Party to any Bank Product Provider arising with respect to any Bank Products.

“Bank Product Provider” shall mean any Person that, at the time it provides any Bank Product to any Loan Party, (a) is a Lender or an Affiliate of a Lender and (b) except when the Bank Product Provider is Truist Bank or any of its Affiliates, has provided prior written notice to the Administrative Agent which has been acknowledged by the Borrower of (x) the existence of such Bank Product, (y) the maximum Dollar amount of obligations arising thereunder (the “Bank Product Amount”) and (z) the methodology to be used by such parties in determining the obligations under such Bank Product from time to time. In no event shall any Bank Product Provider acting in such capacity be deemed a Lender for purposes hereof to the extent of and as to Bank Products except that each reference to the term “Lender” in Article IX and Section 10.3(b) shall be deemed to include such Bank Product Provider and in no event shall the approval of any such person in its capacity as Bank Product Provider be required in connection with the release or termination of any Guarantee or security interest or Lien of the Administrative Agent. The Bank Product Amount may be changed from time to time upon written notice to the Administrative Agent by the applicable Bank Product Provider. No Bank Product Amount may be established at any time that a Default or Event of Default exists.

“Bank Products” shall mean any of the following services provided to any Loan Party by any Bank Product Provider: (a) any treasury or other cash management services, including deposit accounts, automated clearing house (ACH) origination and other funds transfer, depository (including cash vault and check deposit), zero balance accounts and sweeps, return items processing, controlled disbursement accounts, positive pay, lockboxes and lockbox accounts, account reconciliation and information reporting, payables outsourcing, payroll processing, trade finance services, investment accounts and securities accounts, and (b) card services, including credit cards (including purchasing cards and commercial cards), prepaid cards, including payroll, stored value and gift cards, merchant services processing, and debit card services.

“Base Rate” shall mean, for any day, a rate per annum equal to the highest of (a) the rate which the Administrative Agent announces from time to time as its prime lending rate, as in effect on such day, (b) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%) and (c) the One Month LIBOR Index Rate as of such day, plus one percent (1.00%) (any changes in such rates to be effective as of the date of any change in such rate). The Administrative Agent’s prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent may make commercial loans or other loans at rates of interest at, above, or below the Administrative Agent’s prime lending rate.

4

“Benchmark” shall mean, initially, the Adjusted LIBO Rate or the One Month LIBOR Index Rate; provided that if a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to the Adjusted LIBO Rate, the One Month LIBOR Index Rate or the then-current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) or clause (c) of Section 2.16.

“Benchmark Replacement” shall mean, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1)       the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2)       the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(3)       the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above). If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

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“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1)       for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:

(a)       the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(b)       the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2)       for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time;

provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.

“Benchmark Replacement Conforming Changes” shall mean, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

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“Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark:

(1)       in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of

(a)       the date of the public statement or publication of information referenced therein; and

(b)       the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2)       in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or

(3)       in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Borrower pursuant to Section 2.16(c); or

(4)       in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)       a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

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(2)       a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)       a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” shall mean the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clause (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.16 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.16.

“Beneficial Owner” shall mean, with respect to any amount paid hereunder or under any other Loan Document, the Person that is the beneficial owner, for U.S. federal income tax purposes, of such payment.

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

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“Borrower” shall have the meaning set forth in the introductory paragraph hereof.

“Borrowing” shall mean a borrowing consisting of Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Business Day” shall mean any day other than (a) a Saturday, Sunday or other day on which commercial banks in Atlanta, Georgia are authorized or required by law to close and (b) if such day relates to a Borrowing of, a payment or prepayment of principal or interest on, a conversion of or into, or an Interest Period for, a Eurodollar Loan or LIBOR Index Rate Loan or a notice with respect to any of the foregoing, any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

“Capital Expenditures” shall mean, for any period, without duplication, (a) the additions to property, plant and equipment and other capital expenditures of the Consolidated Group that are (or should be) set forth on a consolidated statement of cash flows of Parent for such period prepared in accordance with GAAP and (b) such portion of principal payments on Capital Lease Obligations incurred by the Consolidated Group during such period as is attributable to additions to property, plant and equipment and other capital expenditures, excluding in each case any expenditure to the extent such expenditure is part of the aggregate amounts payable in connection with, or other consideration for, any Permitted Acquisition or any other Acquisition approved by the Required Lenders consummated during or prior to such period.

“Capital Lease Obligations” of any Person shall mean all obligations of such Person to pay rent or other amounts under any lease (or other arrangement conveying the right to use) of real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Stock” shall mean all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Exchange Act).

“CFC” shall mean a “controlled foreign corporation” for the purposes of the Code.

“Change in Control” shall mean the occurrence of one or more of the following events: (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or “group” (within the meaning of the Exchange Act and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of 50% or more of the outstanding shares of the voting equity interests of Parent (other than any Permitted Holder) or (b) Parent ceases to own, directly or indirectly, 100% of the Capital Stock of the Borrower. Notwithstanding anything to the contrary in this definition or any provision of Rule 13d-3 of the Exchange Act (or any successor provision), (i) a Person or group shall not be deemed to beneficially own Capital Stock (x) to be acquired by such Person or group pursuant to an equity or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Capital Stock in connection with the transactions contemplated by such agreement or (y) solely as a result of veto or approval rights in any joint venture agreement, shareholder agreement, investor rights agreement or other similar agreement and (ii) the right to acquire Capital Stock (so long as such Person does not have the right to direct the voting of the Capital Stock subject to such right) will not cause a party to be a beneficial owner.

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“Change in Law” shall mean (a) the adoption of any applicable law, rule or regulation after the date of this Agreement, (b) any change in any applicable law, rule or regulation, or any change in the interpretation, implementation or application thereof, by any Governmental Authority after the date of this Agreement, or (c) compliance by any Lender (or its Applicable Lending Office) (or, for purposes of Section 2.18(b), by the Parent Company of such Lender, if applicable) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that for purposes of this Agreement, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Closing Date” shall mean the date on which the conditions precedent set forth in Sections 3.1 and 3.2 have been satisfied or waived in accordance with Section 10.2.

“Code” shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.

“Collateral” shall mean all tangible and intangible property, real and personal, of any Loan Party that is or purports to be the subject of a Lien to the Administrative Agent to secure the whole or any part of the Obligations or any Guarantee thereof, and shall include, without limitation, all casualty insurance proceeds and condemnation awards with respect to any of the foregoing.

“Collateral Documents” shall mean, collectively, the Guaranty and Security Agreement, the Control Account Agreements, the Perfection Certificate, all Copyright Security Agreements, all Patent Security Agreements, all Trademark Security Agreements, all Storage Facility Access Letters, the UK Law Security Documents, each of the security agreements, pledge agreements and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.12, and all other instruments and agreements now or hereafter securing the whole or any part of the Obligations or any Guarantee thereof.

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“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended and in effect from time to time, and any successor statute.

“Compliance Certificate” shall mean a certificate from the principal executive officer or the principal financial officer of Parent in the form of, and containing the certifications set forth in, the certificate attached hereto as Exhibit 5.1(c).

“Consolidated EBITDA” shall mean, for the Consolidated Group for any period, an amount equal to the sum of (a) Consolidated Net Income for such period plus (b) to the extent deducted in determining Consolidated Net Income for such period, and without duplication, (i) Consolidated Interest Expense, (ii) provision for taxes based on income, profits or losses, including foreign withholding taxes, and for corporate franchise, capital stock, net worth and value-added taxes, (iii) depreciation and amortization (including amortization related to copyrights and non-cash expenses from the recoupment of capitalized recording costs and advances related to any Music Agreement), (iv) all other non-cash charges, (v) any losses for such period attributable to early extinguishment of Indebtedness or obligations under any Hedging Transaction, (vi) any unrealized losses for such period attributable to the application of “mark to market” accounting in respect of Hedging Transactions, (vii) the cumulative effect for such period of a change in accounting principles, (viii) expenses incurred during such period that are contemporaneously reimbursed to Parent or a Subsidiary by a seller pursuant to indemnification provisions in any agreement relating to an Acquisition, (ix) non-recurring out-of-pocket transactional fees, costs and expenses relating to the Parent Acquisition, Acquisitions, Investments, Indebtedness, securities offerings and Dispositions, including legal fees, advisory fees and upfront financing fees, (x) non-recurring out-of-pocket fees, costs and expenses relating to this Agreement and (xi) unusual and non-recurring losses, in each case on a consolidated basis for such period less (c) to the extent included in determining Consolidated Net Income for such period, and without duplication, (i) unusual and non-recurring gains and (ii) non-cash gains, excluding any non-cash gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash items in any prior period (other than any such accruals or cash reserves that have been added back to Consolidated Net Income in calculating Consolidated EBITDA in accordance with this definition); provided that, for purposes of calculating compliance with the financial covenants set forth in Article VI, to the extent that during such period any Loan Party shall have consummated a Permitted Acquisition or other Acquisition approved in writing by the Required Lenders, or any Disposition, Consolidated EBITDA shall be calculated on a Pro Forma Basis with respect to such Permitted Acquisition, other Acquisition or Disposition.

“Consolidated Fixed Charges” shall mean, for the Consolidated Group for any period, the sum (without duplication) of (a) Consolidated Interest Expense paid in cash for such period, (b) scheduled principal payments made on Consolidated Senior Debt during such period, (c) Taxes paid in cash for such period, and (d) Restricted Payments paid in cash to Persons other than the Loan Parties during such period.

“Consolidated Group” shall mean, collectively, Parent and its Subsidiaries (including the Borrower).

“Consolidated Interest Expense” shall mean, for the Consolidated Group for any period, determined on a consolidated basis in accordance with GAAP, the sum of (a) total interest expense, including, without limitation, the interest component of any payments in respect of Capital Lease Obligations, for such period (whether or not actually paid during such period) plus (b) the net amount payable (or minus the net amount receivable) with respect to Hedging Transactions during such period (whether or not actually paid or received during such period), provided that, for purposes of calculating compliance with the financial covenants set forth in Article VI, to the extent that during such period any Loan Party shall have consummated a Permitted Acquisition or other Acquisition approved in writing by the Required Lenders with the proceeds of Indebtedness, clause (a) above shall be calculated on a Pro Forma Basis with respect to such Indebtedness.

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“Consolidated LTV Group” shall mean Parent, the Borrower and the Subsidiary Loan Parties.

“Consolidated Net Income” shall mean, for the Consolidated Group for any period, the net income (or loss) of the Consolidated Group for such period determined on a consolidated basis in accordance with GAAP, but excluding therefrom (to the extent otherwise included therein) (a) any extraordinary gains or losses, (b) any gains or losses attributable to write-ups or write-downs of assets or the sale of assets (other than the sale of inventory in the ordinary course of business), (c) any equity interest of Parent or any Subsidiary of Parent in the unremitted earnings of any Person that is not a Subsidiary (but, for the avoidance of doubt, shall include amounts distributed to Parent or a Subsidiary), (d) any income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with Parent or any Subsidiary or the date that such Person’s assets are acquired by Parent or any Subsidiary and (e) any income (or loss) attributable to any minority interest in a Subsidiary held by a Person other than Parent or a Subsidiary.

“Consolidated Net Label Share” shall mean, for any applicable period of determination, revenue received by the Consolidated Recording Group during such period in connection with the exploitations of Master Recordings less payments, royalties, and other amounts paid out to other Persons; provided that, for the avoidance of doubt, (a) Consolidated Net Label Share shall exclude any (i) equity interest of Parent or any Subsidiary of Parent in the unremitted earnings of any Person that is not a Subsidiary, but shall include amounts distributed to Parent or a Subsidiary and (ii) any income (or loss) attributable to any minority interest in a Subsidiary held by a Person other than Parent or a Subsidiary and (b) Consolidated Net Label Share shall include amounts distributed to any member of the Consolidated Recording Group by any Subsidiary that is not a Subsidiary Loan Party.

“Consolidated Net Publisher’s Share” shall mean, for any applicable period of determination, the sum of (a) Net Publisher’s Share received by the Consolidated Publishing Group and (b) Publishing Group Net Label Share, in each case, during such period; provided that, for the avoidance of doubt, Consolidated Net Publisher’s Share shall exclude any (a) equity interest of Parent or any Subsidiary of Parent in the unremitted earnings of any Person that is not a Subsidiary, but shall include amounts distributed to Parent or a Subsidiary and (b) any income (or loss) attributable to any minority interest in a Subsidiary held by a Person other than Parent or a Subsidiary.

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“Consolidated Publishing Group” shall mean the Borrower, Reverb and any other Loan Party to the extent that such other Loan Party primarily holds publishing assets and receives revenue from the administering and publishing of Music Product.

“Consolidated Recording Group” shall mean any Loan Party to the extent that such Loan Party primarily holds recorded music assets and receives revenue from the exploitation of Master Recordings.

“Consolidated Senior Debt” shall mean, as of any date, Consolidated Total Debt.

“Consolidated Total Debt” shall mean, as of any date, all Indebtedness of the Consolidated Group measured on a consolidated basis as of such date and that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP, but excluding Indebtedness of the type described in subsection (xi) of the definition thereto.

“Contingent Obligations” shall mean contingent indemnification and expense reimbursement obligations and tax gross up or yield protection obligations which, in each case, survive the termination of the Loan Documents.

“Continuing Music Library” shall mean each Music Library owned by the Consolidated LTV Group included in the annual Valuation for any Fiscal Year which was also included in the Valuation delivered for the immediately prior Fiscal Year.

“Contractual Obligation” of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property in which it has an interest is bound.

“Control” shall mean the power, directly or indirectly, either to (a) for the purposes of Section 7.7 only, vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of a Person, (b) direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by control or otherwise, or (c) for the purposes of Section 4.20 only, vote more than 50%, individually or in the aggregate, of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of a Person. The terms “Controlled by” and “under common Control with” have the meanings correlative thereto.

“Control Account Agreement” shall mean (a) any tri-party agreement by and among a Loan Party that is Parent or a Domestic Subsidiary, the Administrative Agent and a depositary bank or securities intermediary at which such Loan Party maintains a Controlled Account, in each case in form and substance reasonably satisfactory to the Administrative Agent, including any Control Account Agreement delivered by a Loan Party in connection with the Existing Credit Agreement, and as ratified and reaffirmed by such Loan Parties from time to time pursuant to one or more Reaffirmation Agreements, (b) with respect to any UK Loan Party, a notice of charge to a third party bank executed by such UK Loan Party and acknowledged by such third party bank (and such acknowledgment to be on a commercially reasonable efforts basis) and (c) with respect to any Loan Party that is a Foreign Subsidiary and not a UK Loan Party, arrangements in the jurisdiction of organization of such Loan Party consistent with the foregoing in clause (b), in each case, in form and substance reasonably acceptable to Administrative Agent.

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“Controlled Account” shall have the meaning set forth in Section 5.11.

“Copyright” shall have the meaning assigned to such term in the Guaranty and Security Agreement.

“Copyright Security Agreement” shall mean any Copyright Security Agreement executed by a Loan Party owning registered Copyrights or applications for Copyrights in favor of the Administrative Agent for the benefit of the Secured Parties, including any Copyright Security Agreement delivered by a Loan Party in connection with the Existing Credit Agreement, and as ratified and reaffirmed by such Loan Parties from time to time pursuant to one or more Reaffirmation Agreements.

“Corresponding Tenor” with respect to any Available Tenor, shall mean, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Daily Simple SOFR” shall mean, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” shall mean any condition or event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Default Interest” shall have the meaning set forth in Section 2.13(b).

“Defaulting Lender” shall mean, subject to Section 2.25(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.26(b)) upon delivery of written notice of such determination to the Borrower and each Lender.

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“Direct Competitor” shall mean any Person engaged in the music publishing business.

“Disposition” shall mean any sale, transfer or other disposition of (a) all or substantially all the issued and outstanding Capital Stock of any Person that is owned by Parent or any Subsidiary or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a division or business unit of) Parent or any Subsidiary, in each case other than to Parent or a Subsidiary Loan Party.

“Dollar(s)” and the sign “$” shall mean lawful money of the United States.

“Domestic Subsidiary” shall mean each Subsidiary of Parent that is organized under the laws of the United States or any state or district thereof.

“Early Opt-in Election” shall mean, if the then-current Benchmark is the Adjusted LIBO Rate or One Month LIBOR Index Rate, the occurrence of:

(1)       a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

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(2)       the joint election by the Administrative Agent and the Borrower to trigger a fallback from the Adjusted LIBO Rate or the One Month LIBOR Index Rate and the provision by the Administrative Agent of written notice of such election to the Lenders.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein and Norway and for these purposes such definition shall include the United Kingdom, regardless of whether at any time it ceases to be a member state of the European Union.

“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Environmental Laws” shall mean all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority relating in any way to the environment, preservation or reclamation of natural resources, or as it relates to exposure to any hazardous or toxic materials or to health and safety matters.

“Environmental Liability” shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation and remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), of Parent or any of its Subsidiaries directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any actual or alleged exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” shall mean any person that for purposes of Title I or Title IV of ERISA or Section 412 of the Code would be deemed to be a “single employer” with Parent or any of its Subsidiaries under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

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“ERISA Event” shall mean (a) any “reportable event” as defined in Section 4043 of ERISA with respect to a Plan (other than an event as to which the PBGC has waived the requirement that it be notified of such event); (b) any failure to make a required contribution to any Plan that would result in the imposition of a lien or other encumbrance or the provision of security under Section 430 of the Code or Section 303 or 4068 of ERISA, or the arising of such a lien or encumbrance, there being or arising any “unpaid minimum required contribution” or “accumulated funding deficiency” (as defined or otherwise set forth in Section 4971 of the Code or Part 3 of Subtitle B of Title I of ERISA), whether or not waived, or any filing of any request for or receipt of a minimum funding waiver under Section 412 of the Code or Section 303 of ERISA with respect to any Plan or Multiemployer Plan, or that such filing may be made, or any determination that any Plan is, or is expected to be, in at-risk status under Title IV of ERISA; (c) any incurrence by Parent, any of its Subsidiaries or any of their respective ERISA Affiliates of any liability under Title IV of ERISA with respect to any Plan or Multiemployer Plan (other than for premiums due and not delinquent under Section 4007 of ERISA); (d) any institution of proceedings, or the occurrence of an event or condition which would reasonably be expected to constitute grounds for the institution of proceedings by the PBGC, under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (e) any incurrence by Parent, any of its Subsidiaries or any of their respective ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, or the receipt by Parent, any of its Subsidiaries or any of their respective ERISA Affiliates of any notice that a Multiemployer Plan is in endangered or critical status under Section 305 of ERISA; (f) any receipt by Parent, any of its Subsidiaries or any of their respective ERISA Affiliates of any notice, or any receipt by any Multiemployer Plan from Parent, any of its Subsidiaries or any of their respective ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA; (g) engaging in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA; or (h) any filing of a notice of intent to terminate any Plan if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, any filing under Section 4041(c) of ERISA of a notice of intent to terminate any Plan, or the termination of any Plan under Section 4041(c) of ERISA.

“Erroneous Payment” has the meaning assigned to it in Section 9.14(a).

“Erroneous Payment Deficiency Assignment” shall have the meaning assigned to it in Section 9.14(d).

“Erroneous Payment Impacted Class” shall have the meaning assigned to it in Section 9.14(d).

“Erroneous Payment Return Deficiency” shall have the meaning assigned to it in Section 9.14(d).

“Erroneous Payment Subrogation Rights” shall have the meaning assigned to it in Section 9.14(d).

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

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“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” shall have the meaning set forth in Section 8.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended and in effect from time to time.

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guarantee of such Guarantor becomes effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Revolving Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Revolving Commitment (other than pursuant to an assignment request by the Borrower under Section 2.24) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.20, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.20 and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” shall mean that certain Third Amended and Restated Revolving Credit and Term Loan Agreement dated as of October 16, 2019, by and among the Borrower, the lenders party thereto, and Truist Bank (as successor by merger to SunTrust Bank), as administrative agent, as amended and in effect immediately prior to the Closing Date.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

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“Federal Funds Rate” shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or, if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent. For purposes of this Agreement the Federal Funds Rate shall not be less than zero percent (0%).

“Fee Letter” shall mean that certain Fee Letter dated as of April 14, 2021, executed by Truist Securities, Inc. and Truist Bank and accepted by the Borrower.

“Financial Covenant Valuation Threshold” shall mean, with respect to any Permitted Acquisitions or other Acquisitions approved by the Required Lenders consummated in a Fiscal Year, as of any date of determination, (a) 15% multiplied by (b) the Value of the Music Library of the Consolidated LTV Group as of such date (without giving effect to such Permitted Acquisitions or other Acquisitions).

“Fiscal Quarter” shall mean any fiscal quarter of Parent.

“Fiscal Year” shall mean any fiscal year of Parent.

“Fixed Charge Coverage Ratio” shall mean, as of any date, the ratio of (a) Consolidated EBITDA plus Recoupments, minus Unfinanced Cash Capital Expenditures to (b) Consolidated Fixed Charges, in each case measured for the most recent four consecutive Fiscal Quarters ending on or prior to such date.

“Floor” shall mean the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted LIBO Rate or One Month LIBOR Index Rate.

“Foreign Lender” shall mean (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Foreign Subsidiary” shall mean each Subsidiary of Parent that is not a Domestic Subsidiary.

“GAAP” shall mean generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.3.

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“Governmental Authority” shall mean the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly and including any obligation, direct or indirect, of the guarantor (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued in support of such Indebtedness or obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount as of any date of determination of any Guarantee shall be the principal amount outstanding on such date of the Indebtedness or other obligation guaranteed thereby (or, in the case of (i) any Guarantee the terms of which limit the monetary exposure of the guarantor or (ii) any Guarantee of an obligation that does not have a principal amount, the maximum exposure as of such date of the guarantor under such Guarantee (as determined, in the case of clause (i), pursuant to such terms or, in the case of clause (ii), reasonably and in good faith by a Responsible Officer of the Borrower)). The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” shall mean Parent, Holdings and each of the Subsidiary Loan Parties.

“Guaranty and Security Agreement” shall mean the Second Amended and Restated Guaranty and Security Agreement, dated as of the Closing Date, made by the Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties.

“Hazardous Materials” shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Termination Value” shall mean, in respect of any one or more Hedging Transactions, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Transactions, (a) for any date on or after the date such Hedging Transactions have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Transactions, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Transactions (which may include a Lender or any Affiliate of a Lender).

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“Hedging Obligations” of any Person shall mean any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired under (a) any and all Hedging Transactions, (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Hedging Transactions and (c) any and all renewals, extensions and modifications of any Hedging Transactions and any and all substitutions for any Hedging Transactions.

“Hedging Transaction” of any Person shall mean (a) any transaction (including an agreement with respect to any such transaction) now existing or hereafter entered into by such Person that is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, spot transaction, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Holdings” shall mean Reservoir Holdings, Inc., a Delaware corporation.

“Immaterial Subsidiary” shall mean any Subsidiary that (a) did not, as of the last day of the fiscal quarter of Parent most recently ended for which financials have been delivered, have revenues representing in excess of 2.5% of the total revenues of the Consolidated Group for the four fiscal quarters ended as of such date and (b) taken together with all Immaterial Subsidiaries as of the last day of the fiscal quarter of Parent most recently ended for which financials have been delivered, did not have revenues representing in excess of 5% of total revenues of the Consolidated Group for the four fiscal quarters ended as of such date; provided that, in the event that the total revenues of the Consolidated Group exceed the thresholds specified in the foregoing clauses (a) and (b), as applicable, one or more of the Subsidiaries that would otherwise have qualified as Immaterial Subsidiaries shall be deemed to be a “Material Subsidiary” and shall, if otherwise required, become a Subsidiary Loan Party pursuant to Section 5.12 as elected by Parent or, in the absence of such election, in descending order based on the amounts of their revenues until such excess has been eliminated. As of the Closing Date, the Subsidiaries set forth on Schedule 1.1(a) are Immaterial Subsidiaries.

“Increasing Lender” shall have the meaning set forth in Section 2.26.

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“Incremental Commitment Amount” shall have the meaning set forth in Section 2.26.

“Incremental Revolving Commitment” shall have the meaning set forth in Section 2.26.

“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business; provided that, solely for purposes of Section 8.1(f), trade payables overdue by more than 120 days shall be included in this definition except to the extent that any of such trade payables are being disputed in good faith and by appropriate measures), (d) all obligations of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such Person, (e) all Capital Lease Obligations of such Person, (f) all obligations, contingent or otherwise, of such Person in respect of letters of credit, acceptances or similar extensions of credit, (g) all Guarantees of such Person of the type of Indebtedness described in clauses (a) through (f) above, (g) all Indebtedness of a third party secured by any Lien on property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (ix) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (x) all Off-Balance Sheet Liabilities and (xi) all Hedging Obligations. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” shall mean (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Interest Period” shall mean with respect to any Eurodollar Borrowing, a period of one, three or six months or, if agreed to by each applicable Lender, 12 months, provided that:

(i)                 the initial Interest Period for such Borrowing shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of another Type), and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

(ii)              if any Interest Period would otherwise end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period would end on the next preceding Business Day;

(iii)            any Interest Period which begins on the last Business Day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of such calendar month; and

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(iv)             no Interest Period with respect to Revolving Loans may extend beyond the Revolving Commitment Termination Date.

“Interest Rate Determination Date” shall mean the date of any Borrowing of LIBOR Index Rate Loans and the first Business Day of each calendar month thereafter.

“Investors” shall mean, collectively (and including each of their respective successors) Wesbuild Inc. and RS Reservoir LLC, and each of its Affiliates and any funds, partnerships, other co-investment vehicles and managed account arrangements established, operated, managed, advised or controlled directly or indirectly by the foregoing, but not including, however, any operating portfolio companies of any of the foregoing.

“Investments” shall have the meaning set forth in Section 7.4.

“IRS” shall mean the United States Internal Revenue Service.

“ISDA Definitions” shall mean the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Legal Reservations” shall mean:

(i)                 the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganization and other laws generally affecting the rights of creditors;

(ii)              the time barring of claims under applicable statutes of limitation, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void and defenses of set-off or counterclaim;

(iii)            the principle that any provision for the payment of compensation or additional interest imposed pursuant to any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void;

(iv)             the principle that an English court may not give effect to a provision dealing with the cost of litigation where the litigation is unsuccessful or the English court itself has made an order for costs; and

(v)               any other matters which are set out as qualifications or reservations as to matters of law of general application in any legal opinions given in connection with the Loan Documents.

“Lender-Related Hedge Provider” shall mean any Person that, at the time it enters into a Hedging Transaction with any Loan Party, (a) is a Lender or an Affiliate of a Lender and (b) except when the Lender-Related Hedge Provider is Truist Bank or any of its Affiliates, has provided prior written notice to the Administrative Agent which has been acknowledged by the Borrower of (x) the existence of such Hedging Transaction and (y) the methodology to be used by such parties in determining the obligations under such Hedging Transaction from time to time. In no event shall any Lender-Related Hedge Provider acting in such capacity be deemed a Lender for purposes hereof to the extent of and as to Hedging Obligations except that each reference to the term “Lender” in Article IX and Section 10.3(b) shall be deemed to include such Lender-Related Hedge Provider. In no event shall the approval of any such Person in its capacity as Lender-Related Hedge Provider be required in connection with the release or termination of any Guarantee or any security interest or Lien of the Administrative Agent.

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“Lender’s Presentation” shall mean the Lender Presentation dated April 21, 2021 relating to the Borrower and the transactions contemplated by this Agreement and the other Loan Documents.

“Lenders” shall have the meaning set forth in the introductory paragraph hereof and shall include, where appropriate, each Increasing Lender and each Additional Lender that joins this Agreement pursuant to Section 2.26.

“Leverage Ratio” shall mean, as of any date, the ratio of (a) Consolidated Senior Debt as of such date to (b) Consolidated EBITDA of the Consolidated Group for the most recent four consecutive Fiscal Quarters ending on or prior to such date.

“LIBOR Index Rate Loan” when used in reference to any Loan or Borrowing, refers to whether such Loan or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the One Month LIBOR Index Rate.

“Lien” shall mean any mortgage, pledge, security interest, lien (statutory or otherwise), charge (legal or equitable), encumbrance, hypothecation, assignment, deposit arrangement, or other arrangement having the practical effect of any of the foregoing (including any conditional sale or other title retention agreement and any capital lease having the same economic effect as any of the foregoing).

“Loan Documents” shall mean, collectively, this Agreement, the Collateral Documents, the Fee Letter, any Reaffirmation Agreement, any Acquisition Notice, all Notices of Revolving Borrowing, all Notices of Conversion/Continuation, all Compliance Certificates, any promissory notes issued hereunder and any and all other instruments, agreements, documents and writings executed by Parent or any of its Subsidiaries in connection with any of the foregoing.

“Loan Parties” shall mean Parent, Holdings, the Borrower and the Subsidiary Loan Parties.

“Loans” shall mean all Revolving Loans in the aggregate.

“Master Recordings” shall mean all master tapes (whether digital or analog) and every recording of sound (by any method and on any substance or material, now known or hereafter developed), whether or not coupled with a visual image, including all multitrack master tapes (including any eight (8), sixteen (16), twenty-four (24) and forty-eight (48) track master tapes and all two (2) track sequenced, fully-mixed, edited, equalized, leadered and mastered digital audio tapes and/or U-Matic 1630 tapes) and all acetates and metal or other equivalent parts or reproductions of such master tapes and recordings, and all other materials used or useful in the recording, production or manufacture of Records.

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“Material Adverse Effect” shall mean, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singularly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, resulting in a material adverse change in, or a material adverse effect on, (i) the business, results of operations, financial condition, assets or liabilities (other than Indebtedness permitted under this Agreement) of Parent, the Borrower and the Subsidiaries taken as a whole, (ii) the ability of the Loan Parties to perform any of their respective obligations under the Loan Documents, (iii) the rights and remedies of the Administrative Agent or the Lenders under any of the Loan Documents or (iv) the legality, validity or enforceability of any of the Loan Documents.

“Material Agreements” shall mean (a) all agreements, indentures or notes governing the terms of any Material Indebtedness, (b) all employment and non-compete agreements with Parent’s chief executive officer and chief operating officer, and (c) all other agreements, documents, contracts, indentures and instruments (other than Music Agreements) pursuant to which (i) any Loan Party or any of its Subsidiaries are obligated to make payments in any twelve month period of $10,000,000 or more, (ii) any Loan Party or any of its Subsidiaries expects to receive revenue in any twelve month period of $10,000,000 or more and (iii) a default, breach or termination thereof could reasonably be expected to result in a Material Adverse Effect.

“Material Indebtedness” shall mean any Indebtedness (other than the Loans) of Parent or any of its Subsidiaries individually or in an aggregate committed or outstanding principal amount exceeding $15,000,000. For purposes of determining the amount of attributed Indebtedness from Hedging Obligations, the “principal amount” of any Hedging Obligations at any time shall be the Net Mark-to-Market Exposure of such Hedging Obligations.

“Material Music Copyrights” shall mean the Music Product representing 80% of the sum of (a) Consolidated Net Publisher’s Share and (b) Consolidated Net Label Share as of March 31, 2021, and listed on Schedule 1.1(b), as such Schedule is updated from time to time pursuant to Section 5.1(g) and from time to time by the Borrower; provided that after giving effect to such update Schedule 1.1(b) shall list Music Product that accounts for at least 80% of the sum of Consolidated Net Publisher’s Share and Consolidated Net Label Share for the twelve months ended as of the last day of the month immediately preceding such update.

“Merger Agreement” shall mean that certain Merger Agreement dated as of April 14, 2021 by and among Holdings, Roth CH II Merger Sub Corp and Parent, together with all exhibits, schedules, annexes and disclosures relating thereto.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Multiemployer Plan” shall mean any “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, which is contributed to by (or to which there is an obligation to contribute of) Parent, any of its Subsidiaries or an ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which Parent, any of its Subsidiaries or an ERISA Affiliate contributed to or had an obligation to contribute to such plan.

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“Music Agreements” shall mean all recording agreements, license agreements, songwriter agreements, publishing agreements, co-publishing agreements, Publishing Administration Agreements, assignments, or any other agreements pursuant to which Parent or any Subsidiary acquires or has acquired rights to publish, administer, license, sublicense, control, receive income from, distribute or otherwise exploit Master Recordings, Musical Compositions or other Music Product.

“Music Collateral” shall mean Music Agreements, Master Recordings, Musical Compositions and other Music Product.

“Music Library” shall mean, for any Person, all Music Product owned, administered, controlled or held by or licensed to such Person including without limitation all appurtenant rights (including rights with respect to videos, packaging, and rights to use the professional name of an artist) so owned, administered, controlled or held by such Person.

“Music Product” shall mean (a) Master Recordings; (b) Musical Compositions; and (c) any and all appurtenant rights to the Master Recordings and Musical Compositions pursuant to the grant of rights under the applicable Music Agreements or otherwise (including, without limitation, with respect to videos, packaging, artwork and rights to use a recording artist or songwriter’s name and likeness).

“Musical Compositions” shall mean that portion of all right, title and interest in and to any musical compositions (whether published or unpublished, registered or unregistered), which is owned by or licensed to the Borrower or any Guarantor, or in which Borrower or any Subsidiary or Guarantor has any economic interest, including, without limitation, all rights to (a) the exploitation thereof in the form of sheet music, orchestrations, folios, compilations, songbooks and other forms of print, (b) the exploitation thereof as embodied in Records, (c) the inclusion of performances thereof in motion pictures, videotapes and other audiovisual works and (d) the granting to third parties of the right to perform such musical compositions (including, without limitation, on screen, stage or other means) publicly, world-wide or within any particular territory.

“Net Mark-to-Market Exposure” of any Person shall mean, as of any date of determination with respect to any Hedging Obligation, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from such Hedging Obligation. “Unrealized losses” shall mean the fair market value of the cost to such Person of replacing the Hedging Transaction giving rise to such Hedging Obligation as of the date of determination (assuming such Hedging Transaction were to be terminated as of that date), and “unrealized profits” shall mean the fair market value of the gain to such Person of replacing such Hedging Transaction as of the date of determination (assuming such Hedging Transaction were to be terminated as of that date).

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“Net Publisher’s Share” shall mean the license fees, royalties and other revenue received by a Person from the exploitation of its Music Library less all license fees, payments, royalties and other amounts (other than advances) paid out to artists, copyright owners, sub publishers and holders of other underlying rights in such Music Library, determined on a net accrual basis and provided that, for the avoidance of doubt, Net Publisher’s Share shall not include fees received for the management of artists or other Persons.

“Non-U.S. Plan” shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established, contributed to (regardless of whether through direct contributions or through employee withholding) or maintained outside the United States by Parent or one or more of its Subsidiaries primarily for the benefit of employees of Parent or such Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income or a deferral of income in contemplation of retirement, and which plan is not subject to ERISA or the Code.

“Notice of Conversion/Continuation” shall have the meaning set forth in Section 2.7(b).

“Notice of Revolving Borrowing” shall have the meaning set forth in Section 2.3.

“Obligations” shall mean (a) all amounts owing by the Loan Parties to the Administrative Agent, any Lender or the Sole Lead Arranger pursuant to or in connection with this Agreement or any other Loan Document or otherwise with respect to any Loan, including, without limitation, all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), reimbursement obligations, obligations pursuant to the Administrative Agent’s Erroneous Payment Subrogation Rights, fees, expenses, indemnification and reimbursement payments, costs and expenses (including all fees and expenses of counsel to the Administrative Agent and any Lender incurred pursuant to this Agreement or any other Loan Document), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, (b) all Hedging Obligations owed by any Loan Party to any Lender-Related Hedge Provider, and (c) all Bank Product Obligations, together with all renewals, extensions, modifications or refinancings of any of the foregoing, other than refinancings with third parties the proceeds of which are used to repay the Obligations (other than Contingent Obligations and other than Bank Product Obligations) in full; provided, however, that with respect to any Guarantor, the Obligations shall not include any Excluded Swap Obligations.

“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Off-Balance Sheet Liabilities” of any Person shall mean (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any liability of such Person under any sale and leaseback transactions that do not create a liability on the balance sheet of such Person, (c) any Synthetic Lease Obligation or (d) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.

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“One Month LIBOR Index Rate” shall mean a rate per annum equal to the one-month LIBOR which appears on Reuters Screen LIBOR01 (or on any successor or substitute page of such service or any successor to such service, or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) as of 11:00 a.m., London time, two (2) Business Days prior to each Interest Rate Determination Date. For purposes of this Agreement, if the One Month LIBOR Index Rate is less than zero percent (0%), such rate shall be deemed to be zero percent (0%).

“OSHA” shall mean the Occupational Safety and Health Act of 1970, as amended from time to time, and any successor statute.

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.24).

“Outside Interest” shall mean interest in any of the Material Music Copyrights which is owned by any Person (other than Parent or any of its Subsidiaries), whether such interest is an undivided interest in the copyrights in any Musical Composition or the right to receive royalties or other payments as a result of the use or exploitation of any Material Music Copyright or a combination thereof. Notwithstanding the foregoing, a writer shall not be deemed to be a holder of Outside Interests for the purposes of this Agreement, unless a writer also owns an undivided interest in the copyright in and to any Music Product.

“Parent” shall have the meaning set forth in the introductory paragraph hereof.

“Parent Acquisition” shall mean the acquisition of Holdings by Parent pursuant to the Merger Agreement.

“Parent Company” shall mean, with respect to a Lender, the “bank holding company” as defined in Regulation Y, if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Participant” shall have the meaning set forth in Section 10.4(d).

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“Participant Register” shall have the meaning set forth in Section 10.4(d).

“Patent” shall have the meaning assigned to such term in the Guaranty and Security Agreement.

“Patent Security Agreement” shall mean any Patent Security Agreement executed by a Loan Party owning Patents or licenses of Patents in favor of the Administrative Agent for the benefit of the Secured Parties, including any Patent Security Agreement delivered by a Loan Party in connection with the Existing Credit Agreement, and as ratified and reaffirmed by such Loan Parties from time to time pursuant to one or more Reaffirmation Agreements.

“Patriot Act” shall mean the USA PATRIOT Improvement and Reauthorization Act of 2005 (Pub. L. 109-177 (signed into law March 9, 2006)), as amended and in effect from time to time.

“Payment Office” shall mean the office of the Administrative Agent located at 303 Peachtree Street, N.E., Atlanta, Georgia 30308, or such other location as to which the Administrative Agent shall have given written notice to the Borrower and the other Lenders.

“PBGC” shall mean the U.S. Pension Benefit Guaranty Corporation referred to and defined in ERISA, and any successor entity performing similar functions.

“Perfection Certificate” shall mean that certain Perfection Certificate dated as of the date hereof executed by Parent and delivered to the Administrative Agent for the ratable benefit of the Secured Parties, including all schedules, amendments and supplements thereto.

“Permitted Acquisition” shall mean any Acquisition by a Loan Party that occurs when the following conditions have been satisfied:

(i)                 before and after giving effect to such Acquisition, no Default or Event of Default has occurred and is continuing or would result therefrom, and all representations and warranties of each Loan Party set forth in the Loan Documents shall be and remain true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects), except to the extent that any such representation and warranty specifically refers to an earlier date, in which case it shall be true and correct in all material respects as of such earlier date (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects as of such earlier date);

(ii)              before and after giving effect to such Acquisition, on a Pro Forma Basis, Parent and the Borrower are in compliance with each of the covenants set forth in Article VI, as of the last day of the most recently ended Fiscal Quarter for which financial statements are required to have been delivered pursuant to Section 5.1(a) or 5.1(b) as if such Acquisition had occurred on the first day of the relevant period for testing compliance and, (A) with respect to any Acquisition having a purchase price in excess of the Acquisition Valuation Threshold, at least 5 Business Days or such later time as the Administrative Agent may agree, prior to the date of the consummation of such Acquisition and (B) with respect to any other Acquisitions with a purchase price in excess of $5,000,000, within 5 Business Days after the consummation of the Acquisition (or such later date as the Administrative Agent may agree to in its sole discretion), in each case, Parent shall have delivered to the Administrative Agent a pro forma Compliance Certificate signed by a Responsible Officer certifying to the foregoing;

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(iii)            (A) with respect to any Acquisition having a purchase price in excess of the Acquisition Valuation Threshold, at least 5 Business Days or such later time as the Administrative Agent may agree, prior to the date of the consummation of such Acquisition and (B) with respect to any other Acquisitions with a purchase price in excess of $5,000,000, within 5 Business Days after the consummation of the Acquisition (or such later date as the Administrative Agent may agree to in its sole discretion), in each case, Parent shall have delivered to the Administrative Agent notice of such Acquisition, substantially in the form attached as Exhibit B (the “Acquisition Notice”) together with the applicable information contemplated therein;

(iv)             with respect to any Acquisition having a purchase price in excess of the Acquisition Valuation Threshold, at least 5 Business Days prior to the date of the consummation of such Acquisition (or such later time as the Administrative Agent may agree) an Acquisition Valuation performed by an Approved Valuation Consultant;

(v)               after giving effect to such Acquisition, Parent is in compliance with the covenant set forth in Section 7.3(b);

(vi)             such Acquisition is consummated in compliance with all Requirements of Law, and all consents and approvals from any Governmental Authority or other Person required in connection with such Acquisition have been obtained;

(vii)          before and after giving effect to such Acquisition and any Indebtedness incurred in connection therewith, each Loan Party is Solvent;

(viii)        after giving effect to such Acquisition and any Indebtedness incurred in connection therewith, the sum of (i) (x) the Aggregate Revolving Commitment Amount minus (y) the aggregate principal amount of all Revolving Credit Exposure, plus (ii) cash on hand (that is either unencumbered or in Controlled Accounts) of the Loan Parties is at least $3,000,000;

(ix)             to the extent applicable, the Person or assets being acquired shall have positive Net Publisher’s Share (calculated in a manner substantially similar to “Consolidated Net Publisher’s Share” to the extent provisions of such definition are relevant) for the 12-month period ending on the date of such Acquisition, as determined based upon financial statements for the most recently completed fiscal year and the most recent interim financial period completed within 45 days prior to the date of consummation of such Acquisition;

(x)               with respect to an Acquisition having a purchase price in excess of the Acquisition Valuation Threshold, Parent shall have executed and delivered, or caused its Subsidiaries to execute and deliver within five (5) Business Days after the closing of such Acquisition (or such later date as the Administrative Agent may agree to in its sole discretion), all guarantees, Collateral Documents and other related documents (including Copyright Security Agreements) required under Section 5.12 or reasonably requested by the Administrative Agent.

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“Permitted Encumbrances” shall mean:

(i)                 Liens imposed by law for taxes not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP;

(ii)              Liens of landlords, carriers, warehousemen, mechanics, materialmen and other Liens imposed by law in the ordinary course of business for amounts not overdue by more than 30 days or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP;

(iii)            Liens and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(iv)             Liens and deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(v)               judgment and attachment liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP;

(vi)             customary rights of set-off, revocation, refund or chargeback under deposit agreements or under the Uniform Commercial Code or common law of banks or other financial institutions where the Borrower or any of its Subsidiaries maintains deposits (other than deposits intended as cash collateral) in the ordinary course of business;

(vii)          easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Borrower and its Subsidiaries taken as a whole;

(viii)        Liens arising by virtue of precautionary Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases entered into by the Borrower and the Subsidiaries in the ordinary course of business;

(ix)             Liens of a collecting bank arising in the ordinary course of business under Section 4-208 (or the applicable corresponding section) of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;

(x)               Liens representing any interest or title of a licensor, lessor or sublicensor, or a licensee, lessee or sublicensee or sublessee, in the property subject to any lease, license or sublicense or concession agreement entered into in the ordinary course of business;

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(xi)             Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

(xii)          Liens that are contractual rights of netting or set-off;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Holders” shall mean (a) each of the Investors and (b) any Person who is acting solely as an underwriter or initial purchaser in connection with a public or private offering of Capital Stock of Parent, acting in such capacity.

“Permitted Investments” shall mean:

(i)                 direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

(ii)              commercial paper having the highest rating, at the time of acquisition thereof, of S&P or Moody’s and in either case maturing within six months from the date of acquisition thereof;

(iii)            certificates of deposit, bankers’ acceptances and time deposits maturing within 180 days of the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any state thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(iv)             fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (iii) above;

(v)               mutual funds investing solely in any one or more of the Permitted Investments described in clauses (i) through (iv) above;

(vi)             “money market funds” (A) that comply with the criteria set forth in Rule 2a-7 under the Investment Company Act, (B) with (1) a short-term credit rating of “P-1” or higher from Moody’s or “A-1” or higher from S&P or (2) a long-term rating of “A2” or higher from Moody’s or “A” or higher from S&P and (C) have portfolio assets of a least $5,000,000,000;

(vii)          Investments in Indebtedness that is (A) issued by Persons with (1) a short-term credit rating of “P-1” or higher from Moody’s or “A-1” or higher from S&P or (2) a long-term rating of “A2” or higher from Moody’s or “A” or higher from S&P, in each case for clauses (1) and (2) with maturities of not more than 12 months after the date of acquisition and (B) of a type customarily used by companies for cash management purposes; and

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(viii)        in the case of a Foreign Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdictions of such Foreign Subsidiary for cash management purposes.

“Permitted Third Party Bank” shall mean any bank or other financial institution with whom any Loan Party maintains a Controlled Account and with whom a Control Account Agreement has been executed.

“Person” shall mean any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any Governmental Authority.

“Plan” shall mean any “employee pension benefit plan” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) maintained or contributed to by Parent or any ERISA Affiliate or to which Parent or any ERISA Affiliate has or may have an obligation to contribute, and each such plan that is subject to Title IV of ERISA for the five-year period immediately following the latest date on which Parent or any ERISA Affiliate maintained, contributed to or had an obligation to contribute to (or is deemed under Section 4069 of ERISA to have maintained or contributed to or to have had an obligation to contribute to, or otherwise to have liability with respect to) such plan.

“Pro Forma Basis” shall mean, (a) with respect to any Person, business, property or asset acquired in a Permitted Acquisition or other Acquisition approved in writing by the Required Lenders, the inclusion as (w) “Consolidated EBITDA”, any Consolidated EBITDA of such Person, business, property or asset as if such Acquisition had been consummated on the first day of the applicable period, based on historical results accounted for in accordance with GAAP, (x) “Value”, any Value of such Person, business, property or asset as if such Acquisition had been consummated on the first day of the applicable period, based on historical results accounted for in accordance with GAAP or (y) “Indebtedness”, any Indebtedness incurred in connection with such transaction as if such Indebtedness had been incurred as of the first day of the applicable period (and such Indebtedness shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination) and (b) with respect to any Disposition of, the exclusion from (x) “Consolidated EBITDA”, any Consolidated EBITDA of such Person, business, property or asset as if such Acquisition had been consummated on the first day of the applicable period, based on historical results accounted for in accordance with GAAP or (y) “Value” any Value of such Person, business, property or asset so disposed of during such period as if such Disposition had been consummated on the first day of the applicable period, in accordance with GAAP (with such Value so excluded in an amount equal to (i) the sales price of such Person, business, property or asset or (ii) if identifiable in the most recent Valuation of such Person, business, property or asset, the Value of such Person, business, property or asset set forth in such Valuation).

“Pro Rata Share” shall mean with respect to the Revolving Commitments of any Lender at any time, a percentage, the numerator of which shall be such Lender’s Revolving Commitment (or if such Revolving Commitment has been terminated or expired or the Loans have been declared to be due and payable, such Lender’s Revolving Credit Exposure), and the denominator of which shall be the sum of all Revolving Commitments of all Lenders (or if such Revolving Commitments have been terminated or expired or the Loans have been declared to be due and payable, all Revolving Credit Exposure of all Lenders).

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“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Publishing Administration Agreement” shall mean all agreements pursuant to which a Loan Party acquires any rights to collect royalties from, or otherwise exploit, Music Product on a commission or on a percentage, flat or other fee basis without owning the rights to such Music Product.

“Publishing Group Net Label Share” shall mean, for any applicable period of determination, the sum of (a) revenue received by any member of the Consolidated Publishing Group during such period in connection with passive artist royalty rights and (b) revenue received by any member of the Consolidated Publishing Group during such period in connection with the exploitations of Master Recordings, less payments, royalties, and other amounts paid out to other Persons; provided that, the revenue permitted to be included pursuant to this clause (b) shall be limited to an aggregate amount of $10,000,000 during such period.

“Reaffirmation Agreement” shall mean a reaffirmation agreement by and among any of the Loan Parties and the Administrative Agent, in form and substance acceptable to the Administrative Agent.

“Real Estate” shall mean all real property owned or leased by Parent and its Subsidiaries.

“Recipient” shall mean, as applicable, (a) the Administrative Agent and (b) any Lender.

“Records” shall mean all forms of reproductions, transmissions or communications of Master Recordings, of any kind, nature or description, now known or hereafter devised, manufactured, distributed, transmitted or communicated on or at or through any medium or device primarily for home use, school use, juke box use, or use in any means of transportation or commerce, including records of sound alone and audiovisual records (including music videos and DVD), digital compact cassette tapes, analog cassettes, audio tapes, digital audio tapes, digital or streaming downloads, ringtones, compact discs, videodiscs, minidiscs, vinyl records, SACD, DVD-Audio and CD-ROM, CD-I and CD Plus recordings. For the avoidance of doubt, “Records” shall include the transmission or communication of a Master Recording directly to the consumer regardless of whether previously or subsequently embodied in a physical record configuration by any Person.

“Recoupment” shall mean the receipt by the Consolidated Group of monies advanced by the Consolidated Group to a third party which third party would otherwise be entitled to receive such amounts pursuant to a Music Agreement.

“Reference Time” with respect to any setting of the then-current Benchmark shall mean (1) if such Benchmark is the Adjusted LIBO Rate or the One Month LIBOR Index Rate, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not the Adjusted LIBO Rate or the One Month LIBOR Index Rate, the time determined by the Administrative Agent in its reasonable discretion.

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“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Regulation Y” shall mean Regulation Y of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective managers, administrators, trustees, partners, directors, officers, employees, agents, advisors or other representatives of such Person and such Person’s Affiliates.

“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Relevant Jurisdiction” shall mean, with respect to any Person, such Person’s jurisdiction of organization or formation.

“Required Lenders” shall mean, at any time, Lenders holding more than 50% of the aggregate outstanding Revolving Commitments at such time or, if the Lenders have no Revolving Commitments outstanding, then Lenders holding more than 50% of the aggregate outstanding Revolving Credit Exposure of the Lenders at such time; provided that to the extent that any Lender is a Defaulting Lender, such Defaulting Lender and all of its Revolving Commitments and Revolving Credit Exposure shall be excluded for purposes of determining Required Lenders, and provided, that if, at any time there are three or fewer Lenders, 66-2/3% shall be substituted for 50% above.

“Requirement of Law” for any Person shall mean the articles or certificate of incorporation, bylaws, partnership certificate and agreement, or limited liability company certificate of organization and agreement, as the case may be, and other organizational and governing documents of such Person, and any law, treaty, rule or regulation, or determination of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

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“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” shall mean (x) with respect to certifying compliance with the financial covenants set forth in Article VI, the chief financial officer or the treasurer of the Parent and (y) with respect to all other provisions, any of the president, the chief executive officer, the chief operating officer, the chief financial officer, the treasurer or a vice president of the Loan Party or Parent, as applicable, or such other representative of the Loan Party or Parent, as applicable, as may be designated in writing by any one of the foregoing with the consent of the Administrative Agent.

“Restricted Payment” shall mean, for any Person, any dividend or distribution on any class of its Capital Stock, or any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of any shares of its Capital Stock, any Indebtedness subordinated to the Obligations or any Guarantee thereof or any options, warrants or other rights to purchase such Capital Stock or such Indebtedness, whether now or hereafter outstanding.

“Reverb” shall mean Reservoir/Reverb Music Ltd., a limited liability company with registered number 2575417 and incorporated under the laws of England and Wales.

“Revolving Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans to the Borrower in an aggregate principal amount not exceeding the amount set forth with respect to such Lender on Schedule I, as such schedule may be amended pursuant to Section 2.26 or, in the case of a Person becoming a Lender after the Closing Date, the amount of the assigned “Revolving Commitment” as provided in the Assignment and Acceptance executed by such Person as an assignee, or the joinder executed by such Person, in each case as such commitment may subsequently be increased or decreased pursuant to the terms hereof.

“Revolving Commitment Termination Date” shall mean the earliest of (a) October 16, 2024, (b) the date on which the Revolving Commitments are terminated pursuant to Section 2.8 and (c) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise).

“Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans.

“Revolving Loan” shall mean a loan made by a Lender to the Borrower under its Revolving Commitment, which may either be a Base Rate Loan, a Eurodollar Loan or a LIBOR Index Rate Loan.

“Rights of Administration” shall mean all rights of whatsoever nature in the Music Collateral, including, but not limited to, the rights to publish, administer, license, and exploit in any and all media of whatsoever nature, whether now known or hereafter devised, deal in, transfer or otherwise dispose of the Musical Compositions or any of them or any right therein throughout the world, and to collect all income, compensation or consideration of whatsoever nature arising out of the exercise of such Rights of Administration; the right to institute, pursue and compromise all claims and choses in action existing at, on or after the Closing Date no matter when the same arose or arising at any time from or after Closing Date; and the right to undertake audit examinations of administrators, publishers, licensees and other users of the Musical Compositions or of any Person who deals in or controls any rights in and to any of the Music Collateral and to retain the results thereof.

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“S&P” shall mean Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

“Sanctioned Country” shall mean, at any time, a country, region or territory that is, or whose government is, the subject or target of any Sanctions.

“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state or the United Kingdom, if it ceases to be an EU member state, (b) any Person located, organized or resident in a Sanctioned Country or (c) any Person owned more than 50%, individually or in the aggregate, directly or indirectly, or controlled by any such Person.

“Sanctions” shall mean economic or financial sanctions or trade embargoes administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Screen Rate” shall mean the rate specified in clause (a) of the definition of Adjusted LIBO Rate.

“Secured Parties” shall mean the Administrative Agent, the Lenders, the Lender-Related Hedge Providers and the Bank Product Providers.

“Securitization Subsidiary” shall mean any subsidiary of Parent formed for the sole purpose of participating in one or more securitization financing facilities and other activities reasonably related thereto.

“SOFR” shall mean, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day.

“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” shall mean the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

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“Sole Lead Arranger” shall mean Truist Securities, Inc., in its capacity as sole lead arranger in connection with this Agreement.

“Solvent” shall mean, with respect to any Person on a particular date, taking into account any rights of reimbursement, contribution or similar right available to such Person from other Persons, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including subordinated and contingent liabilities, of such Person; (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and liabilities, including subordinated and contingent liabilities as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital; and (e) with regards to any Person that is an entity organized under English Law, it is not in a situation where (i) it is unable or admits its inability to pay its debts as they fall due, (ii) it suspends or threatens to suspend making payments on all or a class of its debts; (iii) by reason of actual or anticipated financial difficulties, commences negotiations with all or a class of its creditors (excluding any Secured Party in its capacity as such) with a view to rescheduling any of its indebtedness or (iv) a moratorium is declared in respect of all or a class of its indebtedness of it. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that would reasonably be expected to become an actual or matured liability.

“Specified Merger Agreement Representations” shall mean each of the representations made by or on behalf of the Borrower, any Affiliate or Subsidiary thereof, or their respective businesses, as set forth in the Merger Agreement, in each case, that are material to the interests of the Lenders (in their capacities as such), but only to the extent that Parent has the right to terminate its obligations under the Merger Agreement, or to decline to consummate the Parent Acquisition as a result of a breach of such representations in the Merger Agreement.

“Specified Representations” shall mean the representations set forth in Sections 4.1(i) (solely with respect to the Loan Parties), 4.2, 4.3(b) (solely with respect to the Loan Parties), 4.7, 4.9, 4.15 (solely with respect to the Loan Parties together as a whole and clauses (a) through (d) of the definition of Solvent), 4.17 (after giving effect to the last paragraph of Section 3.1), 4.20(b) (solely with respect to the use or proceeds of the Loans on the Closing Date) and 4.21 (solely with respect to clause (c) of the second sentence thereof) of this Agreement.

“Storage Facility Access Letter” shall mean a letter, in form and substance reasonably satisfactory to the Administrative Agent, by and among the landlord, owner and/or any other Person controlling any location at which any Loan Party stores any Master Recordings constituting Collateral with a fair market value in excess of $1,000,000, the applicable Loan Party and the Administrative Agent, pursuant to which such landlord, owner or other Person, as applicable, shall, among other things, waive any lien on the Collateral and agree to permit the Administrative Agent to enter such location in order to enforce its remedies available under the Loan Documents following the occurrence and during the continuance of an Event of Default, including any Storage Facility Access Letter delivered by a Person in connection with the Existing Credit Agreement.

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“Subsidiary” shall mean, with respect to any Person (the “parent”) at any date, any corporation, partnership, joint venture, limited liability company, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, partnership, joint venture, limited liability company, association or other entity (i) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (ii) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise indicated, all references to “Subsidiary” hereunder shall mean a Subsidiary of Parent; provided, however, “Subsidiary” shall not include, except for purposes of Section 5.1(a), any Securitization Subsidiary.

“Subsidiary Loan Party” shall mean any Subsidiary (a) that executes or becomes a party to the Guaranty and Security Agreement, (b) that delivers a Collateral Document in such Subsidiary’s Relevant Jurisdiction that grants a Lien on such Subsidiary’s personal property and (c) 100% of the issued and outstanding Capital Stock of such Subsidiary (excluding for the avoidance of doubt directors’ qualifying shares and other nominal amounts of Capital Stock that are required to be held by other Persons under applicable law) is subject to a first-priority fully-perfected Lien in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to a Collateral Document in such Subsidiary’s Relevant Jurisdiction, in each case, as required by Section 5.12.

“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Synthetic Lease” shall mean a lease transaction under which the parties intend that (a) the lease will be treated as an “operating lease” by the lessee pursuant to Accounting Standards Codification Sections 840-10 and 840-20, as amended, and (b) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.

“Synthetic Lease Obligations” shall mean, with respect to any Person, the sum of (a) all remaining rental obligations of such Person as lessee under Synthetic Leases which are attributable to principal and, without duplication, (b) all rental and purchase price payment obligations of such Person under such Synthetic Leases assuming such Person exercises the option to purchase the lease property at the end of the lease term.

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“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees, charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” shall mean, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Notice” shall mean a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” shall mean the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.16 that is not Term SOFR.

“Trademark” shall have the meaning assigned to such term in the Guaranty and Security Agreement.

“Trademark Security Agreement” shall mean any Trademark Security Agreement executed by a Loan Party owning registered Trademarks or applications for Trademarks in favor of the Administrative Agent for the benefit of the Secured Parties, including any Trademark Security Agreement delivered by a Loan Party in connection with the Existing Credit Agreement, and as ratified and reaffirmed by such Loan Parties from time to time pursuant to one or more Reaffirmation Agreements.

“Trading with the Enemy Act” shall mean the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.), as amended and in effect from time to time.

“Type”, when used in reference to a Loan or a Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the One Month LIBOR Index Rate or the Base Rate.

“UK” and “United Kingdom” each mean the United Kingdom of Great Britain and Northern Ireland.

“UK Loan Party” shall mean any Loan Party incorporated under the laws of England and Wales.

“UK Pledge Agreement” shall mean any charge over shares (or similar document) made by a Loan Party in favor of the Administrative Agent for the benefit of the Secured Parties granting a charge over the Capital Stock in a UK Loan Party, both on the Closing Date and thereafter, in each case in form and substance reasonably satisfactory to the Administrative Agent.

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“UK Debenture” shall mean any debenture (or similar agreement) entered into by a UK Loan Party in favor of the Administrative Agent for the benefit of the Secured Parties, both on the Closing Date and thereafter, in each case in form and substance reasonably satisfactory to the Administrative Agent.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Law Security Documents” shall mean each UK Debenture and UK Pledge Agreement.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” shall mean the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Unfinanced Cash Capital Expenditures” shall mean, for any period, the amount of Capital Expenditures made by the Consolidated Group during such period in cash but excluding any such Capital Expenditures financed with Indebtedness permitted under Section 7.1(c) or that constitute reinvestment of proceeds as permitted under Section 2.12(a).

“Unfunded Pension Liability” of any Plan shall mean the amount, if any, by which the accumulated benefit obligation under the Plan, as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Accounting Standards Codification Topic 715, based upon the actuarial assumptions used by the Plan’s actuary in the most recent annual valuation of the Plan.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

“United States” or “U.S.” shall mean the United States of America.

“Unused Fee” has the meaning set forth in Section 2.14(b) hereof.

“U.S. Borrower” shall mean any Borrower that is a U.S. Person.

“U.S. Person” shall mean any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” shall have the meaning set forth in Section 2.20(g)(ii)(B)(3).

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“Valuation” shall mean (a) with respect to Section 5.1(e) and any Fiscal Year, an annual valuation of the fair market value of the Music Library of the Consolidated LTV Group as of the end of such Fiscal Year prepared by an Approved Valuation Consultant, and (b) otherwise with respect to any Music Library, a valuation of the fair market value of such Music Library prepared by an Approved Valuation Consultant.

“Value” shall mean fair market value of the Music Library of the Consolidated LTV Group based on:

(i)                 the most recent Valuation delivered to the Administrative Agent; and

(ii)              in connection with any Permitted Acquisition(s) or other Acquisitions approved by the Required Lenders consummated during such Fiscal Year by a member of the Consolidated LTV Group with a purchase price in excess of the Acquisition Valuation Threshold and consummated after the delivery of the Valuation referred to in clause (i), the Acquisition Valuation delivered pursuant to clause (iv) of the definition of “Permitted Acquisition”; and

(iii)            in connection with any Permitted Acquisition(s) or other Acquisition(s) approved by the Required Lenders consummated during such Fiscal Year by a member of the Consolidated LTV Group with an aggregate purchase price which does not exceed the Financial Covenant Valuation Threshold and consummated after the delivery of the Valuation referred to in clause (i), the aggregate purchase price of any Music Library which will be owned by a member of the Consolidated LTV Group after giving effect to such Permitted Acquisition(s) or other Acquisition(s) approved by the Required Lenders, provided that the purchase price of any such Acquisition causing the aggregate purchase price to exceed the Financial Covenant Valuation Threshold occurring within three months of the date when the annual Valuation would otherwise be required to be delivered pursuant to Section 5.1(f) shall be included in determining “Value”; and

provided that, for purposes of calculating compliance with the financial covenants set forth in Article VI, to the extent that during such period any Loan Party shall have consummated (x) a Permitted Acquisition or other Acquisition approved in writing by the Required Lenders, Value shall be calculated on a Pro Forma Basis with respect to such Person, business, property or assets so acquired or (y) any Disposition of any Person, business or asset included in the Music Library, Value shall be calculated on a Pro Forma Basis with respect to such Disposition; provided further that, for the avoidance of doubt, for the purposes of calculating compliance with the financial covenants set forth in Article VI, (A) Value shall not include any Music Library held by a Person which is not a member of the Consolidated LTV Group and (B) Value shall not include any Music Product that are “futures” to the extent such “futures” are in excess of 10% of the Music Library.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” shall mean the Borrower, any other Loan Party or the Administrative Agent, as applicable.

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“Write-Down and Conversion Powers” shall mean (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.2.         Classifications of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g. “Eurodollar Loan”, “LIBOR Index Rate Loan” or “Base Rate Loan”). Borrowings also may be classified and referred to by Type (e.g. “Eurodollar Borrowing”).

Section 1.3.         Accounting Terms and Determination. Unless otherwise defined or specified herein, all accounting or financial terms used herein shall be interpreted, all accounting or financial determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statement of Parent delivered pursuant to Section 5.1(a); provided that if Parent notifies the Administrative Agent that Parent wishes to amend any covenant in Article VI to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies Parent that the Required Lenders wish to amend Article VI for such purpose), then Parent’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to Parent and the Required Lenders. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any election under Accounting Standards Codification Section 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Loan Party or any Subsidiary of any Loan Party at “fair value”, as defined therein, or (ii) any change in accounting for leases pursuant to GAAP resulting from the implementation of Financial Accounting Standards Board ASU No. 2016-02, Leases (Topic 842), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015.

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Section 1.4.         Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal, tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders, writs and degrees, of all Governmental Authorities. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the word “to” means “to but excluding”. Except as otherwise provided herein and unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein (including this Agreement and the other Loan Documents) shall, except as otherwise provided herein, be construed as referring to such agreement, instrument or other document as it was originally executed or as it may from time to time be amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including succession of comparable successor laws), and all references to any statute shall be construed as referring to all rules, regulations, rulings and official interpretations promulgated or issued thereunder, (iii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (iv) the words “hereof”, “herein” and “hereunder” and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision hereof, (v) all references to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of Exhibits and Schedules to this Agreement and (vi) all references to a specific time shall be construed to refer to the time in the city and state of the Administrative Agent’s principal office, unless otherwise indicated.

Section 1.5.         Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time.

Section 1.6.         LIBOR. The London interbank offered rate (“LIBOR”) is intended to represent the rate at which contributing banks could obtain short-term borrowings from one another in the London interbank market. Recent announcements by regulators have signaled a transition away from LIBOR, and, as a result, LIBOR may no longer be available or appropriate for purposes of serving as a reference rate for Eurodollar Loans in the near future.

Upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, Section 2.16(b) and (c) provide the mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Borrower, pursuant to Section 2.16(e), of any change to the reference rates upon which the interest rates on Eurodollar Loans are based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to LIBOR or other rates in the definition of “Adjusted LIBO Rate”, “One Month LIBOR Index Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.16(b) or (c), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.16(d)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the Adjusted LIBO Rate or the One Month LIBOR Index Rate or have the same volume or liquidity as did LIBOR prior to its discontinuance or unavailability.

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Article II
AMOUNT AND TERMS OF THE REVOLVING COMMITMENTS

Section 2.1.         General Description of Facilities. Subject to and upon the terms and conditions herein set forth, the Lenders hereby establish in favor of the Borrower a revolving credit facility pursuant to which each Lender severally agrees (to the extent of such Lender’s Revolving Commitment) to make Revolving Loans to the Borrower in accordance with Section 2.2.

Section 2.2.         Revolving Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make Revolving Loans, ratably in proportion to its Pro Rata Share of the Aggregate Revolving Commitments, to the Borrower, from time to time during the Availability Period, in an aggregate principal amount outstanding at any time that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment or (b) the aggregate Revolving Credit Exposures of all Lenders exceeding the Aggregate Revolving Commitment Amount. During the Availability Period, the Borrower shall be entitled to borrow, prepay and reborrow Revolving Loans in accordance with the terms and conditions of this Agreement; provided that the Borrower may not borrow or reborrow should there exist a Default or Event of Default.

Section 2.3.         Procedure for Revolving Borrowings. The Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Revolving Borrowing, substantially in the form of Exhibit 2.3 attached hereto (a “Notice of Revolving Borrowing”), (x) prior to 11:00 a.m. on the requested date of each Base Rate Borrowing and each LIBOR Index Rate Loan and (y) prior to 11:00 a.m. three (3) Business Days prior to the requested date of each Eurodollar Borrowing. Each Notice of Revolving Borrowing shall be irrevocable and shall specify (a) the aggregate principal amount of such Borrowing, (b) the date of such Borrowing (which shall be a Business Day), (c) the Type of such Revolving Loan comprising such Borrowing and (d) in the case of a Eurodollar Borrowing, the duration of the initial Interest Period applicable thereto (subject to the provisions of the definition of Interest Period). Each Revolving Borrowing shall consist entirely of Base Rate Loans, LIBOR Index Rate Loans or Eurodollar Loans, as the Borrower may request. The aggregate principal amount of each Eurodollar Borrowing shall not be less than $1,000,000 or a larger multiple of $1,000,000, and the aggregate principal amount of each Base Rate Borrowing or LIBOR Index Rate Borrowing shall not be less than $500,000 or a larger multiple of $100,000; provided that a Eurodollar Borrowing, Base Rate Borrowing or LIBOR Index Borrowing may be in an aggregate principal amount that is equal to the entire unused balance of the Aggregate Revolving Commitments. At no time shall the total number of Eurodollar Borrowings outstanding at any time exceed four (4) or such greater amount approved by the Administrative Agent. Promptly following the receipt of a Notice of Revolving Borrowing in accordance herewith, the Administrative Agent shall advise each Lender of the details thereof and the amount of such Lender’s Revolving Loan to be made as part of the requested Revolving Borrowing.

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Section 2.4.         Intentionally Omitted.

Section 2.5.         Intentionally Omitted.

Section 2.6.         Funding of Borrowings. Each Lender will make available each Loan to be made by it hereunder on the proposed date thereof by wire transfer in immediately available funds by 11:00 a.m. to the Administrative Agent at the Payment Office. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts that it receives, in like funds by the close of business on such proposed date, to an account maintained by the Borrower with the Administrative Agent or, at the Borrower’s option, by effecting a wire transfer of such amounts to an account designated by the Borrower to the Administrative Agent.

(a)               Unless the Administrative Agent shall have been notified by any Lender prior to 5:00 p.m. one (1) Business Day prior to the date of a Borrowing in which such Lender is to participate that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender will make such amount available to the Administrative Agent on such date, and the Administrative Agent, in reliance on such assumption, may make available to the Borrower on such date a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender on the date of such Borrowing, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest (x) at the Federal Funds Rate until the second Business Day after such demand and (y) at the Base Rate at all times thereafter. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall promptly pay such corresponding amount to the Administrative Agent together with interest at the rate specified for such Borrowing. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Pro Rata Share of any Borrowing hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

(b)               All Borrowings shall be made by the Lenders on the basis of their respective Pro Rata Shares. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make its Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

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Section 2.7.         Interest Elections.

(a)               Each Borrowing initially shall be of the Type specified in the applicable Notice of Borrowing. Thereafter, the Borrower may elect to convert such Borrowing into a different Type or to continue such Borrowing, all as provided in this Section 2.7. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)               To make an election pursuant to this Section 2.7, the Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Borrowing that is to be converted or continued, as the case may be, substantially in the form of Exhibit 2.7 attached hereto (a “Notice of Conversion/Continuation”) (x) prior to 10:00 a.m. on the requested date of a conversion into a Base Rate Borrowing or a LIBOR Index Rate Borrowing and (y) prior to 11:00 a.m. three (3) Business Days prior to a continuation of or conversion into a Eurodollar Borrowing. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify (i) the Borrowing to which such Notice of Conversion/Continuation applies and, if different options are being elected with respect to different portions thereof, the portions thereof that are to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) shall be specified for each resulting Borrowing), (ii) the effective date of the election made pursuant to such Notice of Conversion/Continuation, which shall be a Business Day, (iii) whether the resulting Borrowing is to be a Base Rate Borrowing, LIBOR Index Rate Borrowing or a Eurodollar Borrowing, and (iv) if the resulting Borrowing is to be a Eurodollar Borrowing, the Interest Period applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of “Interest Period”. If any such Notice of Conversion/Continuation requests a Eurodollar Borrowing but does not specify an Interest Period, the Borrower shall be deemed to have selected an Interest Period of one month. The principal amount of any resulting Borrowing shall satisfy the minimum borrowing amount for Eurodollar Borrowings, LIBOR Index Rate Borrowings and Base Rate Borrowings set forth in Section 2.3.

(c)               If, on the expiration of any Interest Period in respect of any Eurodollar Borrowing, the Borrower shall have failed to deliver a Notice of Conversion/Continuation, then, unless such Borrowing is repaid as provided herein, the Borrower shall be deemed to have elected to convert such Borrowing to a Base Rate Borrowing. No Borrowing may be converted into, or continued as, a Eurodollar Borrowing if a Default or an Event of Default exists, unless the Administrative Agent and each of the Lenders shall have otherwise consented in writing. No conversion of any Eurodollar Loan shall be permitted except on the last day of the Interest Period in respect thereof.

(d)               Upon receipt of any Notice of Conversion/Continuation, the Administrative Agent shall promptly notify each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

Section 2.8.         Optional Reduction and Termination of Revolving Commitments.

(a)               Unless previously terminated, all Revolving Commitments shall terminate on the Revolving Commitment Termination Date.

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(b)               Upon at least three (3) Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent (which notice shall be irrevocable), provided that a notice of termination or reduction of the Revolving Commitments delivered under this Section 2.8 may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied the Borrower may reduce the Aggregate Revolving Commitments in part or terminate the Aggregate Revolving Commitments in whole; provided that (i) any partial reduction shall apply to reduce proportionately and permanently the Revolving Commitment of each Lender, (ii) any partial reduction pursuant to this Section 2.8 shall be in an amount of at least $1,000,000 and any larger multiple of $1,000,000, and (iii) no such reduction shall be permitted which would reduce the Aggregate Revolving Commitment Amount to an amount less than the aggregate outstanding Revolving Credit Exposure of all Lenders.

(c)               With the written approval of the Administrative Agent, the Borrower may terminate (on a non-ratable basis) the unused amount of the Revolving Commitment of a Defaulting Lender, and in such event the provisions of Section 2.26 will apply to all amounts thereafter paid by the Borrower for the account of any such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that such termination will not be deemed to be a waiver or release of any claim that the Borrower, the Administrative Agent or any other Lender may have against such Defaulting Lender.

Section 2.9.         Repayment of Loans.

(a)               The outstanding principal amount of all Revolving Loans shall be due and payable (together with accrued and unpaid interest thereon) on the Revolving Commitment Termination Date.

(b)               [intentionally omitted].

Section 2.10.     Evidence of Indebtedness.

(a)               Each Lender shall maintain in accordance with its usual practice appropriate records evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Lender from time to time under this Agreement. The Administrative Agent shall maintain appropriate records in which shall be recorded (i) the Revolving Commitment of each Lender, (ii) the amount of each Loan made hereunder by each Lender, the Type thereof and, in the case of each Eurodollar Loan, the Interest Period applicable thereto, (iii) the date of any continuation of any Loan pursuant to Section 2.7, (iv) the date of any conversion of all or a portion of any Loan to another Type pursuant to Section 2.7, (v) the date and amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder in respect of the Loans and (vi) both the date and amount of any sum received by the Administrative Agent hereunder from the Borrower in respect of the Loans and each Lender’s Pro Rata Share thereof. The entries made in such records shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded, absent manifest error; provided that the failure or delay of any Lender or the Administrative Agent in maintaining or making entries into any such record or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans (both principal and unpaid accrued interest) of such Lender in accordance with the terms of this Agreement.

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(b)               This Agreement evidences the obligation of the Borrower to repay the Loans and is being executed as a “noteless” credit agreement. However, at the request of any Lender at any time, the Borrower agrees that it will prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment permitted hereunder) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Section 2.11.     Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, without premium or penalty, by giving written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent no later than (i) in the case of any prepayment of any Eurodollar Borrowing, 11:00 a.m. not less than three (3) Business Days prior to the date of such prepayment, (ii) in the case of any prepayment of any Base Rate Borrowing or a LIBOR Index Rate Borrowing, 11:00 a.m. on the date of such prepayment. Each such notice shall be irrevocable and shall specify the proposed date of such prepayment and the principal amount of each Borrowing or portion thereof to be prepaid. Upon receipt of any such notice, the Administrative Agent shall promptly notify each affected Lender of the contents thereof and of such Lender’s Pro Rata Share of any such prepayment. If such notice is given, the aggregate amount specified in such notice shall be due and payable on the date designated in such notice, together with accrued interest to such date on the amount so prepaid in accordance with Section 2.13(d); provided that if a Eurodollar Borrowing is prepaid on a date other than the last day of an Interest Period applicable thereto, the Borrower shall also pay all amounts required pursuant to Section 2.19. Each partial prepayment of any Loan shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type pursuant to Section 2.2. Each prepayment of a Borrowing shall be applied ratably to the Loans comprising such Borrowing.

Section 2.12.     Mandatory Prepayments.

(a)               No later than the Business Day following the date of receipt by the Borrower or any of its Subsidiaries of any proceeds of any sale or disposition by the Borrower or any of its Subsidiaries of any of its assets, or any proceeds from any casualty insurance policies or eminent domain, condemnation or similar proceedings, the Borrower shall prepay the Obligations in an amount equal to all such proceeds, net of commissions, Taxes and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by the Borrower in connection therewith (in each case, paid to non-Affiliates); provided that the Borrower shall not be required to prepay the Obligations with respect to (i) proceeds from the sales of assets in the ordinary course of business, (ii) proceeds from other asset sales permitted under Section 7.6 and (iii) proceeds from casualty insurance policies or eminent domain, condemnation or similar proceedings that are reinvested in assets then used or usable in the business of the Borrower and its Subsidiaries within 180 days following receipt thereof or committed to be reinvested pursuant to a binding contract prior to the expiration of such 180-day period and actually reinvested within 360 days following receipt thereof, so long as such proceeds are held in Controlled Accounts at Truist Bank or subject to Control Account Agreements until reinvested. Any such prepayment shall be applied in accordance with subsection (d) of this Section 2.12.

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(b)               No later than the Business Day following the date of receipt by the Borrower or any of its Subsidiaries of any proceeds from any issuance of Indebtedness by the Borrower or any of its Subsidiaries, the Borrower shall prepay the Obligations in an amount equal to all such proceeds, net of underwriting discounts and commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by the Borrower in connection therewith (in each case, paid to non-Affiliates); provided that the Borrower shall not be required to prepay the Obligations with respect to proceeds of Indebtedness permitted under Section 7.1. Any such prepayment shall be applied in accordance with subsection (d) of this Section 2.12.

(c)               [Intentionally Omitted].

(d)               Any prepayments made by the Borrower pursuant to subsection (a) or (b) of this Section 2.12 shall be applied as follows: first, to the Administrative Agent’s fees and reimbursable expenses then due and payable pursuant to any of the Loan Documents; second, to all reimbursable expenses of the Lenders then due and payable pursuant to any of the Loan Documents, pro rata to the Lenders based on their respective pro rata shares of such fees and expenses; third, to interest and fees then due and payable hereunder, pro rata to the Lenders based on their respective pro rata shares of such interest and fees; fourth, to the principal balance of the Revolving Loans, until the same shall have been paid in full, pro rata to the Lenders based on their respective Revolving Commitments. The Revolving Commitments of the Lenders shall not be permanently reduced by the amount of any prepayments made pursuant to clause fourth above, unless an Event of Default has occurred and is continuing and the Required Lenders so request.

(e)               If at any time the aggregate Revolving Credit Exposure of all Lenders exceeds the Aggregate Revolving Commitment Amount, as reduced pursuant to Section 2.8 or otherwise, the Borrower shall immediately repay the Revolving Loans in an amount equal to such excess, together with all accrued and unpaid interest on such excess amount and any amounts due under Section 2.19. Each prepayment shall be applied as follows: first, to the Base Rate Loans and LIBOR Index Rate Loans to the full extent thereof; and second, to the Eurodollar Loans to the full extent thereof.

Section 2.13.     Interest on Loans.

(a)               The Borrower shall pay interest on (i) each Base Rate Loan at the Base Rate plus the Applicable Margin in effect from time to time; (ii) each LIBOR Index Rate Loan at the LIBOR Index Rate plus the Applicable Margin in effect from time to time and (iii) each Eurodollar Loan at the Adjusted LIBO Rate for the applicable Interest Period in effect for such Loan plus the Applicable Margin in effect from time to time.

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(b)               Notwithstanding subsection (a) of this Section, at the option of the Required Lenders if an Event of Default has occurred and is continuing, and automatically after acceleration or with respect to any past due amount hereunder, the Borrower shall pay interest (“Default Interest”) with respect to all Eurodollar Loans at the rate per annum equal to 200 basis points above the otherwise applicable interest rate for such Eurodollar Loans for the then-current Interest Period until the last day of such Interest Period, and thereafter, and with respect to all Base Rate Loans and LIBOR Index Rate Loans and all other Obligations hereunder (other than Loans), at the rate per annum equal to 200 basis points above the otherwise applicable interest rate for Base Rate Loans.

(c)               Interest on the principal amount of all Loans shall accrue from and including the date such Loans are made to but excluding the date of any repayment thereof. Interest on all outstanding Base Rate Loans shall be payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Commitment Termination Date. Interest on all LIBOR Index Rate Loans shall be payable in arrears on the last day of each calendar month, beginning October 31, 2019, and on the Revolving Commitment Termination Date. Interest on all outstanding Eurodollar Loans shall be payable on the last day of each Interest Period applicable thereto, and, in the case of any Eurodollar Loans having an Interest Period in excess of three months, on each day which occurs every three months after the initial date of such Interest Period, and on the Revolving Commitment Termination Date. Interest on any Loan which is converted into a Loan of another Type or which is repaid or prepaid shall be payable on the date of such conversion or on the date of any such repayment or prepayment (on the amount repaid or prepaid) thereof. All Default Interest shall be payable on demand.

(d)               The Administrative Agent shall determine each interest rate applicable to the Loans hereunder and shall promptly notify the Borrower and the Lenders of such rate in writing (or by telephone, promptly confirmed in writing). Any such determination shall be conclusive and binding for all purposes, absent manifest error.

Section 2.14.     Fees.

(a)               The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon in writing by the Borrower and the Administrative Agent.

(b)               The Borrower agrees to pay to the Administrative Agent for the account of each Lender a fee (the “Unused Fee”), which shall be paid quarterly in arrears on the daily amount of the unused Revolving Commitment of such Lender during the Availability Period in an amount equal to 0.25% per annum.

(c)               The Borrower shall pay on the Closing Date to the Administrative Agent and its affiliates all fees in the Fee Letter that are due and payable on the Closing Date.

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(d)               Accrued fees under subsection (b) of this Section 2.14 shall be payable quarterly in arrears on the last day of each March, June, September and December, commencing on September 30, 2021 and on the Revolving Commitment Termination Date.

Section 2.15.     Computation of Interest and Fees. Interest hereunder based on the Administrative Agent’s prime lending rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and all fees hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Each determination by the Administrative Agent of an interest rate or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

Section 2.16.     Inability to Determine Interest Rates.

(a)               If, prior to the commencement of any Interest Period for any Eurodollar Borrowing or LIBOR Index Rate Loan:

(i)                 the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant interbank market, adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate (including, without limitation, because the Screen Rate is not available or published on a current basis) for such Interest Period, or

(ii)              the Administrative Agent shall have received notice from the Required Lenders that the Adjusted LIBO Rate or the One Month LIBOR Index Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Loans for such Interest Period or their LIBOR Index Rate Loans, then the Administrative Agent shall give written notice thereof (or telephonic notice, promptly confirmed in writing) to the Borrower and to the Lenders as soon as practicable thereafter. Until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) the obligations of the Lenders to make Eurodollar Revolving Loans or LIBOR Index Rate Loans or to continue or convert outstanding Loans as or into Eurodollar Loans or LIBOR Index Rate Loans shall be suspended and (ii) all such affected Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto unless the Borrower prepays such Loans in accordance with this Agreement. Unless the Borrower notifies the Administrative Agent at least one (1) Business Day before the date of any Eurodollar Borrowing or One Month LIBOR Index Rate Borrowing for which a Notice of Revolving Borrowing has previously been given that it elects not to borrow, continue or convert to a Eurodollar Borrowing or One Month LIBOR Index Rate Borrowing on such date, then such Revolving Borrowing shall be made as, continued as or converted into a Base Rate Borrowing.

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(b)        Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c)        Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that this clause (c) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice.

(d)        In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(e)        The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.16, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.16.

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(f) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR, the Adjusted LIBO Rate or the One Month LIBOR Index Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(g)        Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Eurodollar Borrowing or LIBOR Index Rate Borrowing of, conversion to or continuation of Eurodollar Loans or LIBOR Index Rate Loan to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

Section 2.17.     Illegality. If any Change in Law shall make it unlawful or impossible for any Lender to make, maintain or fund any Eurodollar Loan or LIBOR Index Rate Loan and such Lender shall so notify the Administrative Agent, the Administrative Agent shall promptly give notice thereof to the Borrower and the other Lenders, whereupon until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Eurodollar Revolving Loans or LIBOR Index Rate Loan, or to continue or convert outstanding Loans as or into Eurodollar Loans or LIBOR Index Rate Loan, shall be suspended. In the case of the making of a Eurodollar Borrowing, such Lender’s Revolving Loan shall be made as a Base Rate Loan as part of the same Revolving Borrowing for the same Interest Period and, if the affected Eurodollar Loan or LIBOR Index Rate Loan is then outstanding, such Loan shall be converted to a Base Rate Loan either (i) on the last day of the then current Interest Period applicable to such Eurodollar Loan if such Lender may lawfully continue to maintain such Loan to such date or (ii) immediately in the case of a LIBOR Index Rate Loan if such Lender shall determine that it may not lawfully continue to maintain such Eurodollar Loan or LIBOR Index Rate Loan to such date. Notwithstanding the foregoing, the affected Lender shall, prior to giving such notice to the Administrative Agent, designate a different Applicable Lending Office if such designation would avoid the need for giving such notice and if such designation would not otherwise be disadvantageous to such Lender in the good faith exercise of its discretion.

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Section 2.18.     Increased Costs.

(a)               If any Change in Law shall:

(i)                 impose, modify or deem applicable any reserve, special deposit or similar requirement that is not otherwise included in the determination of the Adjusted LIBO Rate hereunder against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

(ii)              impose on any Lender or the Eurodollar interbank market any other condition (other than Taxes) affecting this Agreement or any Eurodollar Loans made by such Lender or any participation therein; or

(iii)            subject any Recipient to any Taxes (other than Indemnified Taxes and Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing is to increase the cost to such Lender of making, converting into, continuing or maintaining a Eurodollar Loan,

then, from time to time, such Lender may provide the Borrower (with a copy thereof to the Administrative Agent) with written notice and demand with respect to such increased costs or reduced amounts, and within five (5) Business Days after receipt of such notice and demand the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for any such increased costs incurred or reduction suffered.

(b)               If any Lender shall have determined that on or after the date of this Agreement any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital (or on the capital of the Parent Company of such Lender) as a consequence of its obligations hereunder to a level below that which such Lender or such Parent Company could have achieved but for such Change in Law (taking into consideration such Lender’s policies or the policies of such Parent Company with respect to capital adequacy and liquidity), then, from time to time, such Lender may provide the Borrower (with a copy thereof to the Administrative Agent) with written notice and demand with respect to such reduced amounts, and within five (5) Business Days after receipt of such notice and demand the Borrower shall pay to such Lender such additional amounts as will compensate such Lender or such Parent Company for any such reduction suffered.

(c)               A certificate of such Lender setting forth the amount or amounts necessary to compensate such Lender or the Parent Company of such Lender, specified in subsection (a) or (b) of this Section 2.18 shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be conclusive, absent manifest error.

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(d)               Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.18 shall not constitute a waiver of such Lender’s right to demand such compensation.

Section 2.19.     Funding Indemnity. In the event of (a) the payment of any principal of a Eurodollar Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion or continuation of a Eurodollar Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure by the Borrower to borrow, prepay, convert or continue any Eurodollar Loan on the date specified in any applicable notice (regardless of whether such notice is withdrawn or revoked), then, in any such event, the Borrower shall compensate each Lender, within five (5) Business Days after written demand from such Lender, for any loss, cost or expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense shall be deemed to include an amount determined by such Lender to be the excess, if any, of (A) the amount of interest that would have accrued on the principal amount of such Eurodollar Loan if such event had not occurred at the Adjusted LIBO Rate applicable to such Eurodollar Loan for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Eurodollar Loan) over (B) the amount of interest that would accrue on the principal amount of such Eurodollar Loan for the same period if the Adjusted LIBO Rate were set on the date such Eurodollar Loan was prepaid or converted or the date on which the Borrower failed to borrow, convert or continue such Eurodollar Loan. A certificate as to any additional amount payable under this Section 2.19 submitted to the Borrower by any Lender (with a copy to the Administrative Agent) shall be conclusive, absent manifest error.

Section 2.20.     Taxes.

(a)               Defined Terms. For purposes of this Section 2.20, the term “applicable law” includes FATCA.

(b)               Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.20) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)               Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

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(d)               Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.20) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)               Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.4(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)                Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower or any other Loan Party to a Governmental Authority pursuant to this Section 2.20, the Borrower or other Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)               Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.20(g)(ii)(A), Section 2.20(g)(ii)(B) and Section 2.20(g)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

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(ii)              Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower,

(A)       any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)       any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)               in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)               executed originals of IRS Form W-8ECI;

(3)               in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 2.20A to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4)               to the extent a Foreign Lender is not the Beneficial Owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.20B or Exhibit 2.20C, IRS Form W-9, and/or other certification documents from each Beneficial Owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.20D on behalf of each such direct or indirect partner;

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(C)       any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)       if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)               Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.20 (including by the payment of additional amounts pursuant to this Section 2.20), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.20 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

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(i)                 Survival. Each party’s obligations under this Section 2.20 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Revolving Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 2.21.     Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)               The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or of amounts payable under Section 2.18, 2.19 or 2.20, or otherwise) prior to 12:00 noon on the date when due, in immediately available funds, free and clear of any defenses, rights of set-off, counterclaim, or withholding or deduction of taxes. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Payment Office, except that payments pursuant to Sections 2.18, 2.19, 2.20 and 10.3 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be made payable for the period of such extension. All payments hereunder shall be made in Dollars.

(b)               If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied as follows: first, to all fees and reimbursable expenses of the Administrative Agent then due and payable pursuant to any of the Loan Documents; second, to all interest and fees then due and payable hereunder, pro rata to the Lenders based on their respective pro rata shares of such interest and fees; and third, to all principal of the Loans then due and payable hereunder, pro rata to the parties entitled thereto based on their respective pro rata shares of such principal.

(c)               If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans that would result in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Credit Exposure and accrued interest and fees thereon than the proportion received by any other Lender with respect to its Revolving Credit Exposure, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Credit Exposure of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Credit Exposure; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this subsection shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Credit Exposure to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this subsection shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

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(d)               Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower will make such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount or amounts due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 2.22.     Intentionally Omitted.

Section 2.23.     Mitigation of Obligations. If any Lender requests compensation under Section 2.18, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.20, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable under Section 2.18 or Section 2.20, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with such designation or assignment.

Section 2.24.     Replacement of Lenders. If (a) any Lender requests compensation under Section 2.18, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.20, (b) any Lender is a Defaulting Lender, or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.2(b), the consent of Required Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions set forth in Section 10.4(b)), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.18 or 2.20, as applicable) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender) (a “Replacement Lender”); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal amount of all Loans owed to it, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (in the case of such outstanding principal and accrued interest) and from the Borrower (in the case of all other amounts), (iii) in the case of a claim for compensation under Section 2.18 or payments required to be made pursuant to Section 2.20, such assignment will result in a reduction in such compensation or payments, and (iv) in the case of a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such terminated Lender was a Non-Consenting Lender. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

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Section 2.25.     Defaulting Lenders.

(a)               Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)                 Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and in Section 10.2.

(ii)              Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.7 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 3.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Revolving Commitments under the applicable facility without giving effect to sub-section (iv) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

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(iii)            No Defaulting Lender shall be entitled to receive any Unused Fee pursuant to Section 2.14(b) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(b)               Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the applicable Revolving Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.26.     Increase of Revolving Commitments; Additional Lenders.

(a)               From time to time after the Closing Date and in accordance with this Section, the Borrower and one or more Increasing Lenders or Additional Lenders (each as defined below) may enter into an agreement to increase the aggregate Revolving Commitments (each such increase, an “Incremental Revolving Commitment”) so long as the following conditions are satisfied:

(i)               the aggregate principal amount of all such Incremental Revolving Commitments made pursuant to this Section after the Closing Date shall not exceed $50,000,000 (the principal amount of each such Incremental Revolving Commitment, the “Incremental Commitment Amount”);

(ii)              the Borrower shall execute and deliver such documents and instruments and take such other actions as may be reasonably required by the Administrative Agent in connection with any such proposed increase;

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(iii)            at the time of and immediately after giving effect to any such proposed increase, no Default or Event of Default shall exist, all representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects) except to the extent that any such representation or warranty specifically refers to an earlier date, in which case it shall be true and correct in all material respects as of such earlier date (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects as of such earlier date), and since March 31, 2020, there shall have been no change with respect to Parent and its Subsidiaries which has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; and

(iv)             any Incremental Revolving Commitments provided pursuant to this Section shall be on the same terms of this Agreement and the other Loan Documents (other than any upfront or similar fees) and any Borrowing thereunder shall be subject to the same conditions of this Agreement and the other Loan Documents.

(b)               The Borrower shall provide at least 30 days’ written notice (or such shorter number of days as the Administrative Agent may agree) to the Administrative Agent (who shall promptly provide a copy of such notice to each Lender) of any proposal to establish an Incremental Revolving Commitment. The Borrower may also, but is not required to, specify any fees offered to those Lenders (the “Increasing Lenders”) that agree to increase the principal amount of their Revolving Commitments, which fees may be variable based upon the amount by which any such Lender is willing to increase the principal amount of its Revolving Commitment. Each Increasing Lender shall as soon as practicable, and in any case within 15 days (or such shorter number of days as the Administrative Agent may provide) following receipt of such notice, specify in a written notice to the Borrower and the Administrative Agent the amount of such proposed Incremental Revolving Commitment that it is willing to provide. No Lender (or any successor thereto) shall have any obligation, express or implied, to offer to increase the aggregate principal amount of its Revolving Commitment, and any decision by a Lender to increase its Revolving Commitment shall be made in its sole discretion independently from any other Lender. Only the consent of each Increasing Lender shall be required for an increase in the aggregate principal amount of the Revolving Commitments pursuant to this Section. No Lender which declines to increase the principal amount of its Revolving Commitment may be replaced with respect to its existing Revolving Commitment, as a result thereof without such Lender’s consent. If any Lender shall fail to notify the Borrower and the Administrative Agent in writing about whether it will increase its Revolving Commitment within 15 days (or such shorter number of days as the Administrative Agent may provide) after receipt of such notice, such Lender shall be deemed to have declined to increase its Revolving Commitment. The Borrower may accept some or all of the offered amounts or designate new lenders that are acceptable to the Administrative Agent (such approval not to be unreasonably withheld) as additional Lenders hereunder in accordance with this Section (the “Additional Lenders”), which Additional Lenders may assume all or a portion of such Incremental Revolving Commitment. The Borrower and the Administrative Agent shall have discretion jointly to adjust the allocation of such Incremental Revolving Commitments among the Increasing Lenders and the Additional Lenders. The sum of the increase in the Revolving Commitments of the Increasing Lenders plus the Revolving Commitments of the Additional Lenders shall not in the aggregate exceed the unsubscribed amount of the Incremental Commitment Amount.

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(c)               Subject to subsections (a) and (b) of this Section, any Incremental Revolving Commitment requested by the Borrower shall be effective upon delivery to the Administrative Agent of each of the following documents:

(i)                 an instrument of joinder, in form and substance reasonably acceptable to the Administrative Agent, duly executed by the Borrower, by each Additional Lender and by each Increasing Lender (which may include telecopy or other electronic transmission of signed signature pages), setting forth the new Revolving Commitments of such Lenders and setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all of the terms and provisions hereof;

(ii)              evidence that the Borrower shall have paid all accrued fees and expenses of the Administrative Agent and the Lenders as required or agreed to be paid in connection with the Incremental Revolving Commitment, including reasonable fees, charges and disbursements of counsel to the Administrative Agent;

(iii)            such evidence of appropriate corporate authorization on the part of the Borrower with respect to such Incremental Revolving Commitment and such opinions of counsel for the Borrower with respect to such Incremental Revolving Commitment as the Administrative Agent may reasonably request;

(iv)             results of UCC, tax and judgment lien search reports (excluding, for the avoidance of doubt, intellectual property searches) from applicable jurisdictions;

(v)               a certificate of the Borrower signed by a Responsible Officer, in form and substance reasonably acceptable to the Administrative Agent, certifying that each of the conditions in subsection (a)(iii) and (v) of this Section has been satisfied;

(vi)             to the extent requested by any Additional Lender or any Increasing Lender, executed promissory notes evidencing such Incremental Revolving Commitments, issued by the Borrower in accordance with Section 2.10; and

(vii)          any other certificates or documents (including, without limitation, officer’s certificates and ratification agreements executed by each Loan Party and Holdings) that the Administrative Agent shall reasonably request, in form and substance reasonably satisfactory to the Administrative Agent.

(d)               Upon the effectiveness of any such Incremental Revolving Commitment, the Revolving Commitments and Pro Rata Share of each Lender will be adjusted to give effect to the Incremental Revolving Commitments, which may include the Lenders making advances among themselves so that after giving effect thereto the Revolving Loans will be held by the Lenders (including, without limitation, any Additional Lenders), on a pro rata basis in accordance with their respective Revolving Commitments hereunder (after giving effect to the Incremental Revolving Commitment). Each Lender agrees to wire immediately available funds to the Administrative Agent in accordance with this Agreement as may be required by the Administrative Agent in connection with the foregoing and Schedule I shall automatically be deemed amended accordingly. Notwithstanding anything to the contrary in Section 10.2, the Administrative Agent is expressly permitted to amend the Loan Documents to the extent necessary to give effect to any increase pursuant to this Section and mechanical changes necessary or advisable in connection therewith (including amendments to ensure pro rata allocations of Eurodollar Loans and Base Rate Loans between Revolving Loans incurred pursuant to this Section and Revolving Loans outstanding immediately prior to any such incurrence).

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Article III
CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT

Section 3.1.         Conditions to Effectiveness. The amendment and restatement of the Existing Credit Agreement shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.2):

(a)               The Administrative Agent shall have received payment of all fees, expenses and other amounts due and payable on or prior to the Closing Date, including, without limitation, reimbursement or payment of all out-of-pocket expenses of the Administrative Agent, the Sole Lead Arranger and their Affiliates (including reasonable fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced at least one Business Day prior to the Closing Date) required to be reimbursed or paid by the Borrower hereunder, under any other Loan Document and under any agreement with the Administrative Agent or the Sole Lead Arranger.

(b)               The Administrative Agent (or its counsel) shall have received the following, each to be in form and substance reasonably satisfactory to the Administrative Agent:

(i)                 a counterpart of this Agreement and each of the Loan Documents to be entered into as of the Closing Date (including the UK Law Security Documents but subject to the last paragraph of this Section 3.1) signed by or on behalf of each party hereto or written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement;

(ii)              a certificate of the Secretary or Assistant Secretary (or, in the case of UK Loan Parties, an authorized signatory) of each Loan Party in the form of Exhibit 3.1(b)(ii), attaching and certifying copies of its bylaws, partnership agreement or limited liability company agreement, and of the resolutions of its board of directors or other equivalent governing body, or comparable organizational documents and authorizations, authorizing the execution, delivery and performance of the Loan Documents to which it is a party and certifying the name, title and true signature of each officer of such Loan Party, executing the Loan Documents to which it is a party;

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(iii)            certified copies of the articles or certificate of incorporation, certificate of organization or limited partnership, or other registered organizational documents of each Loan Party, together (except with respect to UK Loan Parties) with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of organization of such Loan Party, and in the case of the Borrower, a certificate from the Secretary of State of New York that the Borrower is qualified as a foreign corporation;

(iv)             a favorable written opinion of (x) Cravath, Swaine & Moore LLP, special New York counsel to the Loan Parties, addressed to the Administrative Agent and each of the Lenders, and covering such matters relating to the Loan Parties, the Loan Documents and the transactions contemplated therein as the Administrative Agent or the Required Lenders shall reasonably request, (y) Slaughter and May, special English counsel to the Borrower and each UK Loan Party, addressed to the Administrative Agent and each of the Lenders, and covering such English law matters relating to the Loan Parties, the Loan Documents and the transactions contemplated therein as the Administrative Agent or the Required Lenders shall reasonably request and (z) Greenberg Traurig, LLP (London), special UK counsel to the Administrative Agent, addressed to the Administrative Agent and each of the Lenders, and covering such matters relating to the Loan Documents and the transactions contemplated therein as the Administrative Agent or the Required Lenders shall reasonably request;

(v)               a duly executed Notice of Revolving Borrowing for any initial Revolving Borrowing;

(vi)             copies of (A) the internally prepared quarterly financial statements of the Borrower and its Subsidiaries on a consolidated basis for the Fiscal Quarter ended December 31, 2020 and (B) the audited consolidated and unaudited consolidating financial statements for the Borrower and its Subsidiaries for the Fiscal Year ended March 31, 2020; provided that, the Administrative Agent hereby acknowledges receipt of such copies;

(vii)          a certificate, dated the Closing Date and signed by a Responsible Officer of Parent, confirming that Parent and the other Loan Parties on a consolidated basis are Solvent after giving effect to the (solely with respect to clauses (a) through (d) of the definition thereof) funding of any initial Revolving Borrowing on the Closing Date and the consummation of the transactions contemplated to occur on the Closing Date;

(viii)        subject to the last paragraph of this Section 3.1, the Guaranty and Security Agreement, duly executed by each of the Loan Parties, together with (A) UCC financing statements and other applicable documents under the laws of all necessary or appropriate jurisdictions with respect to the perfection of the Liens granted under the Guaranty and Security Agreement, as requested by the Administrative Agent in order to perfect such Liens, duly authorized by the Loan Parties, (B) a Perfection Certificate, duly completed and executed by the Parent, (C) to the extent not previously delivered to the Administrative Agent in connection with the Existing Credit Agreement, duly executed Patent Security Agreements, Trademark Security Agreements and Copyright Security Agreements, (D) to the extent not previously delivered to the Administrative Agent in connection with the Existing Credit Agreement, original certificates evidencing all issued and outstanding shares of Capital Stock of all Subsidiaries owned by any Loan Party (other than any such shares which are uncertificated) and (E) to the extent not previously delivered to the Administrative Agent in connection with the Existing Credit Agreement, stock or membership interest powers or other appropriate instruments of transfer executed in blank;

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(ix)             the Administrative Agent shall have received payment of the principal of and interest on, and all other amounts owing in respect of the Indebtedness under the Existing Credit Agreement shall have been refinanced in full, and all other Indebtedness of Parent or any Subsidiary (other than Indebtedness permitted by Section 7.2 hereof) shall have been (or shall be substantially concurrently) paid in full; and

(x)               at least five Business Days prior to the Closing Date, all documentation and other information reasonably requested by the Administrative Agent at least 10 Business Days prior to the Closing Date and required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and, if Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to the Borrower;

(c)               substantially simultaneously with the funding of the initial Borrowings under this Agreement on the Closing Date, the Acquisition shall be consummated in accordance with the terms of the Merger Agreement, but without giving effect to any alteration, amendment, change, supplement, waiver or consent that are materially adverse to the interests of the Lenders in their capacities as such, in any such case without the consent of Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned) (it being understood that any alteration, supplement, amendment, modification, waiver or consent that modifies the provisions of the Merger Agreement relating to the definition of “Material Adverse Effect” under the Merger Agreement shall be deemed to be materially adverse to the interests of the Lenders);

(d)               no Material Adverse Effect (as defined in the Merger Agreement) shall have occurred since April 14, 2021;

(e)               the Specified Representations shall be true and correct in all material respects (or if qualified by materiality or “material adverse effect”, in all respects); and

(f)                the Specified Merger Agreement Representations shall be true and correct.

Without limiting the generality of the provisions of this Section, for purposes of determining compliance with the conditions specified in this Section, each Lender that has signed this Credit Agreement shall be deemed to have consented to, approved of, accepted or been satisfied with each document or other matter required thereunder to be consented to, approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Notwithstanding the foregoing, to the extent any Collateral (including the creation or perfection of any Lien) is not or cannot be provided on the Closing Date (other than (i) Collateral in which a security interest can be perfected by filing a Uniform Commercial Code financing statement, (ii) a pledge of the capital stock of the Borrower and the Subsidiary Loan Parties with respect to which a Lien may be perfected on the Closing Date by the delivery of a stock certificate or equivalent certificate, and (iii) the delivery and execution of all required forms and documentation necessary to effect all intellectual property security filings (and which shall be in appropriate form for filing) with the United States Patent and Trademark Office or the United States Copyright Office), then the provision and/or perfection of such Collateral shall not constitute a condition precedent to the availability and initial funding of Loans on the Closing Date but may instead be delivered and/or perfected as provided in Section 3.3.

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Section 3.2.         Conditions to Each Credit Event. The obligation of each Lender to make a Loan after the Closing Date on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

(a)               at the time of and immediately after giving effect to such Borrowing, no Default or Event of Default shall exist;

(b)               at the time of and immediately after giving effect to such Borrowing, all representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects) except to the extent that any such representation and warranty specifically refers to an earlier date, in which case it shall be true and correct in all material respects as of such earlier date (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects as of such earlier date) and provided that the representation of the Borrower in the last sentence of Section 4.4 shall be deemed to be made from the date of the latest financial statement required to be delivered pursuant to Section 5.1(a);

(c)               the Borrower shall have delivered the required Notice of Revolving Borrowing; and

(d)               Parent and its Subsidiaries shall be in pro forma compliance with each of the financial covenants set forth in Article VI as of the most recently ended Fiscal Quarter for which financial statements have been delivered to the Administrative Agent, calculated after giving effect to such Borrowing.

Each Borrowing shall be deemed to constitute a representation and warranty by Parent and the Borrower on the date thereof as to the matters specified in subsections (a), (b) and (d) of this Section 3.2.

Section 3.3.         Post-Closing Requirements. The items listed on Schedule 3.3 shall be delivered in accordance with the time periods set forth on Schedule 3.3 (in each case as extended by the Administrative Agent in its discretion from time to time).

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Article IV
REPRESENTATIONS AND WARRANTIES

Parent and the Borrower represent and warrant to the Administrative Agent and each Lender as follows:

Section 4.1.         Existence; Power. Parent and each of its Subsidiaries (i) is duly organized, validly existing and, to the extent that such concept is applicable in the relevant jurisdiction, in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted, and (iii) is duly qualified to do business, and, to the extent that such concept is applicable in the relevant jurisdiction, is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 4.2.         Organizational Power; Authorization. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party are within such Loan Party’s organizational powers and have been duly authorized by all necessary organizational and, if required, shareholder, partner or member action. This Agreement has been duly executed and delivered by the Borrower and Parent and constitutes, and each other Loan Document to which any Loan Party is a party, when executed and delivered by such Loan Party, will constitute, valid and binding obligations of the Borrower, Parent or such Loan Party (as the case may be), enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

Section 4.3.         Governmental Approvals; No Conflicts. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party (a) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect and except for filings necessary to perfect or maintain perfection of the Liens created under the Loan Documents, (b) will not violate any material Requirement of Law applicable to Parent or any of its Subsidiaries or any material judgment, order or ruling of any Governmental Authority, (c) will not violate or result in a default under any material Contractual Obligation of Parent or any of its Subsidiaries or any of its assets or give rise to a right thereunder to require any material payment to be made by Parent or any of its Subsidiaries and (d) will not result in the creation or imposition of any Lien on any asset of Parent or any of its Subsidiaries, except Liens (if any) created under the Loan Documents.

Section 4.4.         Financial Statements. The Borrower has furnished to the Administrative Agent (i) the audited consolidated balance sheet of the Borrower and its Subsidiaries as of March 31, 2020, and the related audited consolidated statements of income, shareholders’ equity and cash flows for the Fiscal Year then ended, audited by Deloitte, LLP and (ii) the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 2020 and the related unaudited consolidated statements of income and cash flows for the Fiscal Quarter and year-to-date period then ended, certified by a Responsible Officer. Such financial statements fairly present in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as of such dates and the consolidated results of operations for such periods in conformity with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii). Since March 31, 2020, there have been no changes with respect to the Borrower and its Subsidiaries which have had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect

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Section 4.5.         Litigation and Environmental Matters.

(a)               No litigation, investigation or proceeding of or before any arbitrators or Governmental Authorities is pending against or, to the knowledge of Parent, threatened in writing against Parent or any of its Subsidiaries or the Music Collateral (i) as to which there is a reasonable possibility of an adverse determination that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or (ii) which in any manner draws into question the validity or enforceability of this Agreement or any other Loan Document.

(b)               Except for the matters set forth on Schedule 4.5 and except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither Parent nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

Section 4.6.         Compliance with Laws and Agreements. Parent and each of its Subsidiaries is in compliance with (a) all Requirements of Law and all judgments, decrees and orders of any Governmental Authority and (b) all indentures, agreements or other instruments binding upon it or its properties, except, in each case, where non-compliance, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 4.7.         Investment Company Act. Neither Parent nor any of its Subsidiaries is (a) an “investment company” or is “controlled” by an “investment company”, as such terms are defined in, or subject to regulation under, the Investment Company Act of 1940, as amended and in effect from time to time, or (b) otherwise subject to any other regulatory scheme limiting its ability to incur debt.

Section 4.8.         Taxes. Parent and its Subsidiaries have timely filed or caused to be filed all material Tax returns that are required to be filed by them, and have paid all material Taxes shown to be due and payable on such returns, except where the same are currently being contested in good faith by appropriate proceedings and for which Parent or such Subsidiary, as the case may be, has set aside on its books adequate reserves in accordance with GAAP. The charges, accruals and reserves on the books of Parent and its Subsidiaries in respect of such taxes are adequate, and no tax liabilities that could be materially in excess of the amount so provided are anticipated.

Section 4.9.         Margin Regulations. None of the proceeds of any of the Loans will be used, directly or indirectly, for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of such terms under Regulation U or for any purpose that violates the provisions of Regulation T, Regulation U or Regulation X. Neither Parent nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying “margin stock”.

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Section 4.10.     Pension. Each Plan is in material compliance in form and operation with its terms and with ERISA and the Code and all other applicable U.S. laws and regulations. Each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code covering all applicable U.S. tax law changes, or is comprised of a master or prototype plan that has received a favorable opinion letter from the Internal Revenue Service, and nothing has occurred since the date of such determination that would adversely affect such determination (or, in the case of a Plan with no determination, nothing has occurred that would adversely affect the issuance of a favorable determination letter or otherwise adversely affect such qualification). No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could result in a Material Adverse Effect. Except as could not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect, there exists no Unfunded Pension Liability with respect to any Plan. As of the Closing Date, none of Parent, any of its Subsidiaries or any ERISA Affiliate is making or accruing an obligation to make contributions, or has, within any of the five calendar years immediately preceding the date this assurance is given or deemed given, made or accrued an obligation to make, contributions to any Multiemployer Plan. There are no actions, suits or claims pending against or involving a Plan (other than routine claims for benefits) or, to the knowledge of Parent, any of its Subsidiaries or any ERISA Affiliate, threatened, which would reasonably be expected to be asserted successfully against any Plan and, if so asserted successfully, would reasonably be expected either individually or in the aggregate to result in a material liability to Parent or any of its Subsidiaries. Parent, each of its Subsidiaries and each ERISA Affiliate have made all material contributions required to be made to or under each Plan and Multiemployer Plan required by law within the applicable time limits prescribed thereby, by the terms of such Plan or Multiemployer Plan, respectively, or by any contract or agreement requiring material contributions to a Plan or Multiemployer Plan. No Plan which is subject to Section 412 of the Code or Section 302 of ERISA has applied for or received an extension of any amortization period within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA. None of Parent, any of its Subsidiaries or any ERISA Affiliate have ceased operations at a facility so as to become subject to the provisions of Section 4068(a) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or ceased making contributions to any Plan subject to Section 4064(a) of ERISA to which it made contributions. Each Non-U.S. Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, except as would not reasonably be expected to result in a material liability to Parent or any of its Subsidiaries. All contributions required to be made with respect to a Non-U.S. Plan have been timely made. Neither Parent nor any of its Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Non-U.S. Plan. Except as could not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect, there exists no Unfunded Pension Liability with respect to any Non-U.S. Plan. Parent is not and will not be (a) an employee benefit plan subject to ERISA, (b) a plan or account subject to Section 4975 of the Code; (c) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code; or (d) a “governmental plan” within the meaning of ERISA. Any UK Loan Party or its Subsidiaries is not or has not at any time been an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pensions Schemes Act 1993) that would reasonably be expected to result in a material liability to the Consolidated Group (taken as a whole). Holdings or any of its Subsidiaries is not or has not at any time been “connected” with or an “associate” of (as those terms are used in sections 38 and 43 of the Pensions Act 2004) such an employer that would reasonably be expected to result in a material liability to the Consolidated Group (taken as a whole).

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Section 4.11.     Ownership of Property; Insurance.

(a)               Each of Parent and its Subsidiaries has good title to, or valid leasehold interests in, all of its real and personal property material to the operation of its business, including all such properties reflected in the most recent audited consolidated balance sheet of the Borrower referred to in Section 4.4 or purported to have been acquired by Parent or any of its Subsidiaries after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement and except in the case of Real Estate, for minor defects in title that could not reasonably be expected to materially interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes. All leases that individually or in the aggregate are material to the business or operations of Parent and its Subsidiaries are valid and subsisting and are in full force.

(b)               Except with respect to the Material Music Copyrights as to which the representations in Section 4.22 shall apply, each of Parent and its Subsidiaries owns, or is licensed or otherwise has the right to use, all patents, trademarks, service marks, trade names, copyrights and other intellectual property material to its business, and, to Parent’s knowledge, the use thereof by Parent and its Subsidiaries does not infringe in any material respect on the rights of any other Person.

(c)               The properties of Parent and its Subsidiaries are insured with financially sound and reputable insurance companies which are not Affiliates of Parent, in such amounts with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Parent or any applicable Subsidiary operates.

(d)               As of the Closing Date, neither Parent nor any of its Subsidiaries owns any Real Estate.

Section 4.12.     Disclosure. As of the Closing Date, Parent has disclosed to the Lenders all agreements, instruments, and corporate or other restrictions to which Parent or any of its Subsidiaries is subject, and all other matters known to any of them, that, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, except any matters that generally affect the industries in which Parent or any of its Subsidiaries operate. As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects. Neither the Lender’s Presentation nor any of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation or syndication of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by any other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, taken as a whole in light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time so furnished.

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Section 4.13.     Labor Relations. There are no strikes, lockouts or other material labor disputes or grievances against Parent or any of its Subsidiaries, or, to Parent’s knowledge, threatened against or affecting Parent or any of its Subsidiaries, and no material unfair labor practice charges or grievances are pending against Parent or any of its Subsidiaries, or, to Parent’s knowledge, threatened against any of them before any Governmental Authority. All payments due from Parent or any of its Subsidiaries pursuant to the provisions of any collective bargaining agreement have been paid or accrued as a liability on the books of Parent or any such Subsidiary, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 4.14.     Subsidiaries. Schedule 4.14 sets forth the name of, the ownership interest of each Subsidiary of Parent, the jurisdiction of incorporation or organization of, and the type of each Subsidiary of Parent and the other Loan Parties and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Closing Date.

Section 4.15.     Solvency. On the Closing Date, after giving effect to the execution and delivery of the Loan Documents, the making of the Loans under this Agreement and the Parent Acquisition, Parent, together with the other Loan Parties, taken as a whole and on a consolidated basis, is Solvent.

Section 4.16.     Deposit and Disbursement Accounts. Schedule 4.16 lists all banks and other financial institutions at which any Loan Party maintains deposit accounts, lockbox accounts, disbursement accounts, investment accounts or other similar accounts as of the Closing Date, and such Schedule correctly identifies the name, address and telephone number of each financial institution, the name in which the account is held, the type of the account, and the complete account number therefor.

Section 4.17.     Collateral Documents.

(a)               The Guaranty and Security Agreement, upon execution and delivery thereof by the parties thereto is effective to create in favor of the Administrative Agent for the ratable benefit of the Secured Parties a legal, valid and enforceable security interest in the Collateral (as defined therein) to the extent a security interest therein can be created under the UCC, and when UCC financing statements in appropriate form are filed in the offices specified on Schedule 3 to the Guaranty and Security Agreement, the security interest created under the Guaranty and Security Agreement shall constitute a fully perfected Lien (to the extent that such Lien may be perfected by the filing of a UCC financing statement) on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 7.2. When the certificates evidencing all Capital Stock pledged pursuant to the Guaranty and Security Agreement are delivered to the Administrative Agent, together with appropriate stock powers or other similar instruments of transfer duly executed in blank, the Liens in such Capital Stock shall be fully perfected first priority security interests, perfected by “control” as defined in the UCC.

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(b)               When the filings in subsection (a) of this Section 4.17(b) are made and when, if applicable, the Patent Security Agreements and the Trademark Security Agreements are filed in the United States Patent and Trademark Office and the Copyright Security Agreements are filed in the United States Copyright Office, the security interest created under the Guaranty and Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Patents, Trademarks and Copyrights, if any, in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 7.2 (it being understood and agreed that subsequent recordings in the United States Patent and Trademark Office or the United States Copyright Office may be necessary to perfect a security interest in such Patents, Trademarks and Copyrights acquired or developed by the Loan Parties after the Closing Date).

(c)               Subject to any applicable Legal Reservations (i), the UK Pledge Agreement is effective to create a legal, valid and enforceable Lien on and security interest in the Capital Stock of the UK Loan Parties; (ii) when certificates evidencing all Capital Stock pledged pursuant to the UK Pledge Agreement are delivered to the Administrative Agent together with appropriate stock transfer forms duly executed in blank, the Lien purported to be granted under the UK Pledge Agreement on such Capital Stock shall be a fully perfected first priority security interest; and (iii) the UK Pledge Agreement will upon registration at Companies House and payment of associated fees have first ranking priority under English law.

(d)               Subject to any applicable Legal Reservations, (i) the UK Debenture is effective to create legal, valid and enforceable Liens in the assets of the UK Loan Parties; (ii) the UK Debenture will upon registration at Companies House and payment of associated fees and (iii) subject to the extent required by this Agreement, registration of the Liens at the UK Intellectual Property Office and payment of associated fees have first ranking priority under English law other than with respect to Liens expressly permitted by Section 7.2.

Section 4.18.     Centre of Main Interests and Establishments. For the purposes of Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast) (the “Regulation”), any UK Loan Party’s centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in England and Wales and it has no establishment (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.

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Section 4.19.     Material Agreements. As of the Closing Date, all Material Agreements of Parent and its Subsidiaries (other than Music Agreements) are described on Schedule 4.19, and each such Material Agreement is in full force and effect. Parent does not, as of the Closing Date, have any knowledge of any pending amendments or threatened termination of any of such Material Agreements. As of the Closing Date, Parent has delivered to the Administrative Agent a true, complete and correct copy of each such Material Agreement (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith).

Section 4.20.     Sanctions and Anti-Corruption Laws.

(a)               Neither Parent nor any of its Subsidiaries or, to the knowledge of Parent or such Subsidiaries, any of their respective directors, officers, employees or agents acting or benefiting in any capacity in connection with this Agreement, is a Sanctioned Person.

(b)               Each of Parent and its Subsidiaries has conducted their businesses in compliance with Anti-Corruption Laws and applicable Sanctions and has instituted and maintains policies and procedures reasonably designed to promote and achieve compliance with Anti-Corruption Laws and applicable Sanctions.

Section 4.21.     Patriot Act. Neither any Loan Party nor any of its Subsidiaries is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act or any enabling legislation or executive order relating thereto. Neither any Loan Party nor any or its Subsidiaries is in violation of (a) the Trading with the Enemy Act, (b) any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the Patriot Act. None of the Loan Parties (i) is a blocked person described in Section 1 of the Anti-Terrorism Order or (ii) to the best of its knowledge, engages in any dealings or transactions, or is otherwise associated, with any such blocked person.

Section 4.22.     Material Music Copyrights. With respect to the Material Music Copyrights, Schedule 4.22 constitutes a true, complete and correct list of: (i) (u) the title or titles of each of the Musical Compositions; (w) the names of the writer(s) who wrote and/or composed each Musical Composition; (x) the names of any co-owners of each Musical Composition; (y) Parent’s or its Subsidiaries’ and any co-owners’ percentage ownership, if any, with respect to each Musical Composition and (z) where Parent or its Subsidiaries does not own the copyright to such Musical Composition, a description of the economic rights which Parent or its Subsidiaries has in such Musical Composition and (ii) (u) the title or titles of each of the Master Recordings; (w) the names of the writer(s) who wrote and/or composed or artist who recorded each Master Recording; (x) the names of any co-owners of each Master Recording; (y) Parent’s or its Subsidiaries’ and any co-owners’ percentage ownership, if any, with respect to each Master Recording and (z) where Parent or its Subsidiaries does not own the copyright to such Master Recording, a description of the economic rights which Parent or its Subsidiaries has in such Master Recording. Furthermore, Parent and the Borrower represent the following:

(a)               The Borrower or its Subsidiaries owns its percentage ownership, or other economic interest in each of the Material Music Copyrights as described on Schedule 4.22 and all right, title and interest therein, including, to the extent a copyright ownership interest is set forth on Schedule 4.22.

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(b)               The right, title and interest of Borrower or its Subsidiaries in and to each of the Material Music Copyrights (other than those Material Music Copyrights in which Borrower or its Subsidiaries only has an economic interest, as described on Schedule 4.22 as such Schedule may be updated from time to time pursuant to Section 5.1(g)) includes the benefit of any and all material causes of action, including those for infringement, audit, under payment of royalties or non-payment of royalties, whether now known or unknown, to the extent such material causes of action and the benefit thereof are available under contract, at law or in equity, and to the extent the same have not been resolved or are otherwise time-barred, except as set forth on Schedule 4.22, as such Schedule may be updated from time to time pursuant to Section 5.1(g) and except with respect to Material Music Copyrights that constitute, individually or in the aggregate, not more than $100,000 of the Consolidated Net Publisher’s Share and Consolidated Net Label Share, in each case, for the most recent four consecutive Fiscal Quarters.

(c)               Subject to the terms and conditions of the applicable Music Agreement pursuant to which Borrower or its Subsidiaries’ rights in each Material Music Copyright were acquired or are governed, Borrower or its Subsidiaries owns and controls all rights (and Rights of Administration with respect to Material Music Copyrights constituting Musical Compositions) in and to its ownership interests in each of the Material Music Copyrights (other than those Material Music Copyrights in which Borrower or its Subsidiaries only has an economic interest, as described on Schedule 4.22, as such Schedule may be updated from time to time pursuant to Section 5.1(g)) throughout the world, except as set forth on Schedule 4.22, as such Schedule may be updated from time to time pursuant to Section 5.1(g) for a period that extends for the full term of Borrower’s or its Subsidiaries’ ownership or control of such Material Music Copyrights, including all renewals thereof if any, but subject to any statutory rights of termination owned or held by any writers or owners or holder of any Outside Interests.

(d)               No Material Music Copyrights are currently subject to any actual, pending or, to Parent’s knowledge, potential lawsuit, claim, assertion, allegation, cause of action or other statement either challenging or disputing Borrower’s or its Subsidiaries’ right, title and interest in or to any one or more of the Material Music Copyrights or asserting any interest contrary thereto other than as disclosed to the Administrative Agent in writing. Additionally, as of the date of this Agreement, neither Parent nor its Subsidiaries has received any written notice of any actual or potential lawsuit, cause of action, claim, allegation, assertion or other statement during the period three (3) years prior to the Closing Date or if Parent or its Subsidiaries acquired such Material Music Copyright after such date, since the date of such acquisition and is not otherwise aware of any facts or circumstances which, if successful or true, would constitute a violation or material breach of the representations and warranties of Parent and the Borrower under this Section 4.22.

(e)               All certificates of copyright registration or, where expired, certificates of renewals of copyright registration regarding any one or more of the Material Music Copyrights have been duly and properly filed with or issued by the United States Register of Copyrights and the same have been duly and timely applied for and remain in effect, except with respect to Material Music Copyrights that constitute, individually or in the aggregate, not more than $100,000 of the Consolidated Net Publisher’s Share and Consolidated Net Label Share, in each case, for the most recent four consecutive Fiscal Quarters. All copyright assignments regarding any one or more of the Material Music Copyrights in which Parent or its Subsidiaries represents it holds or will hold a copyright ownership interest have been duly and properly filed with or recorded with the United States Register of Copyrights in the name of Parent or its Subsidiaries, except with respect to Material Music Copyrights that constitute, individually or in the aggregate, not more than $100,000 of the Consolidated Net Publisher’s Share and Consolidated Net Label Share, in each case, for the most recent four consecutive Fiscal Quarters. No action has, or to Borrower’s knowledge, will be taken or omitted which would destroy or impair the protection of any Material Music Copyrights under United States copyright law or any other statutory or common law copyright laws of any state or country or other jurisdiction.

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(f)                Parent or its Subsidiaries has good and valid title in and to Parent’s or its Subsidiaries’ interest in and to each of the Material Music Copyrights as set forth on Schedule 4.22 and the Music Agreement relating to the Material Music Copyrights free and clear of all Liens except for Liens permitted under Section 7.2 hereof.

Section 4.23.     Music Agreements.

(a)               Each Material Music Copyright, other than Material Music Copyrights in which Parent or its Subsidiaries only owns an economic interest, was originally created by Parent or its Subsidiaries in whole or in part and/or was acquired by Parent or its Subsidiaries pursuant to valid, binding and enforceable written Music Agreements which are and continue to be valid, binding and enforceable against the parties thereto or governed thereby except with respect to Material Music Copyrights that constitute, individually or in the aggregate, not more than $100,000 of the Consolidated Net Publisher’s Share and Consolidated Net Label Share, in each case, for the most recent four consecutive Fiscal Quarters. Regarding each Material Music Copyright in which Parent or its Subsidiaries represents it owns an economic interest, such economic interest was acquired by Parent or its Subsidiaries pursuant to valid, binding and enforceable written Music Agreements which are and continue to be valid, binding and enforceable against the parties thereto or governed thereby except with respect to Material Music Copyrights that constitute, individually or in the aggregate, not more than $100,000 of the Consolidated Net Publisher’s Share and Consolidated Net Label Share, in each case, for the most recent four consecutive Fiscal Quarters.

(b)               Neither Parent nor any of its Subsidiaries is in material breach of any Music Agreement with respect to any Material Music Copyright. All royalties, fees, or other amounts due and owing under the Music Agreements through and including the Closing Date including, without limitation, any such royalties, fees or other amounts due or resulting from the receipt of any funds or monies have been fully accounted for and paid or received, except where the failure to take any such act, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(c)               Parent and each of its Subsidiaries has no knowledge and has received no written notice that any party to any one or more of the material Music Agreements desires or intends to cancel, terminate, rescind, diminish, reduce or limit the same or otherwise assert or make any claim for any breach or violation thereof except where any such act, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

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(d)               No Music Agreements are currently subject to any actual, pending or, to Parent’s knowledge, potential lawsuit, claim, assertion, allegation, cause of action or other statement either challenging or disputing Parent or its Subsidiaries’ right, title and interest in, to or under any one or more of the Music Agreements or asserting any breach, default, violation, failure or other transgression committed by Parent or its Subsidiaries thereunder except where any such act, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Additionally, as of the Closing Date, neither Parent nor any of its Subsidiaries has been subject to or received any written notice of any actual or potential lawsuit, cause of action, claim, allegation, assertion or other statement during the period of three (3) years prior to the Closing Date or if Parent entered into such Music Agreement after such date, since the date Parent entered such Music Agreement, and is not, as of the Closing Date, otherwise aware of any facts or circumstances which, if successful or true, would constitute a violation or breach of the representations and warranties of Parent and the Borrower under this Section 4.23.

(e)               Except for any Music Agreements identified under this Agreement, neither Parent nor any of its Subsidiaries is bound by any arrangement concerning publication, subpublication, recording, distribution, or other exploitation of any one or more of the Material Music Copyrights in any country including without limitation the United States the existence, loss or termination of which could reasonably be expected to result in a Material Adverse Effect.

(f)                Except for any Music Agreements identified under this Agreement, as of the date of this Agreement there exists no other licenses, agreements with any writers or artists relating or pertaining to the Material Music Copyrights, or any other agreements under which any rights (or Rights of Administration with respect to Material Music Copyrights constituting Musical Compositions) were granted by or with the permission of Parent to any other Persons the existence, loss or termination of which could reasonably be expected to result in a Material Adverse Effect.

Section 4.24.     No Infringement; Title. To Parent’s knowledge, all Material Music Copyrights are original works and no Material Music Copyright violates or infringes any common law or statutory rights (including copyrights) or any other rights or works of any third party or Person. Each Material Music Copyright is protectable under the copyright laws of the United States and is subject to the protection of the Universal Copyright Convention and (to the extent that any Musical Composition was first published or simultaneously published in a country that had at the time of such publication acceded to the Berne Convention for the Protection of Literary and Artistic Works) the Berne Convention for the Protection of Literary and Artistic Works.

Section 4.25.     Performance of Music Agreements. Parent and each of its Subsidiaries have performed all of the material terms, covenants and conditions on its part, which are contained in the Music Agreements to which it is a party or to which the Music Collateral is subject, except for the failure of any such performance that, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. As of the Closing Date, Parent and its Subsidiaries shall have fully accounted to and paid all material amounts, fees, royalties or other payments required to be made prior to the Closing Date to any holder of any Outside Interest or any other Person and no such holder of any such Outside Interest or any other Person has asserted, nor is Parent aware of any facts or circumstances which would allow any holder of any Outside Interest or other Person to assert any claim for any payment or amount owed with regard to any such Outside Interest or any other ownership or participation interest in or to any one or more of the Music Collateral, except where the failure to take any such act or any such facts or circumstances, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

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Section 4.26.     Material Music Copyrights. Schedule 1.1(b) lists Music Product that account for at least 80% of the sum of (a) Consolidated Net Publisher’s Share and (b) Consolidated Net Label Share, in each case, for the twelve months ended as of March 31, 2021.

Section 4.27.     Storage Facilities(a). Schedule 4.27 sets forth a true and complete list of the locations at which the Loan Parties currently store Master Recordings. No Master Recordings are regularly stored at any location not listed on Schedule 4.27.

Article V
AFFIRMATIVE COVENANTS

Parent and the Borrower covenant and agree that so long as any Lender has a Revolving Commitment hereunder or any Obligation (other than Contingent Obligations and Bank Product Obligations) remains unpaid or outstanding:

Section 5.1.         Financial Statements and Other Information. The Borrower or Parent will deliver to the Administrative Agent:

(a)               as soon as available and in any event within 120 days after the end of each Fiscal Year of Parent (beginning with the fiscal year ended March 31, 2022), a copy of the annual audited financial statements for such Fiscal Year for Parent and its Subsidiaries, containing (i) a consolidated balance sheet of Parent and its Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows (together with all footnotes thereto) of Parent and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the figures for, as of the end of the previous Fiscal Year and (ii) financial information of Parent and its Subsidiaries excluding any Securitization Subsidiary presented in a note to the consolidated financial statements (segmented information) referred to in clause (i) or on a separate schedule attached to such consolidated financial statement or in a separate statement derived from such consolidated financial statements, all in reasonable detail and audited by Deloitte & Touche LLP or another independent public accountants of nationally recognized standing (without a “going concern” or like qualification, exception or explanation and without any qualification or exception as to the scope of such audit) to the effect that such financial statements present fairly in all material respects the financial condition and the results of operations of Parent and its Subsidiaries for such Fiscal Year on a consolidated basis in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with international auditing standards;

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(b)               as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of Parent beginning with fiscal quarter ending September 30, 2021, an unaudited consolidated balance sheet of Parent and its Subsidiaries as of the end of such Fiscal Quarter and the related unaudited consolidated statements of income and cash flows of Parent and its Subsidiaries for or as of the end of such Fiscal Quarter and the then elapsed portion of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of Parent’s previous Fiscal Year;

(c)               concurrently with the delivery of the financial statements referred to in subsections (a) and (b) of this Section, a Compliance Certificate signed by the principal executive officer or the principal financial officer of Parent (i) certifying as to whether there exists a Default or Event of Default on the date of such certificate and, if a Default or an Event of Default then exists, specifying the details thereof and the action which Parent has taken or proposes to take with respect thereto, (ii) setting forth in reasonable detail calculations demonstrating compliance with the financial covenants set forth in Article VI, (iii) specifying any change in the identity of the Subsidiaries as of the end of such Fiscal Year or Fiscal Quarter from the Subsidiaries identified to the Lenders on the Closing Date or as of the most recent Fiscal Year or Fiscal Quarter, as the case may be (including an updated list of Immaterial Subsidiaries), and (iv) stating whether any change in GAAP or the application thereof has occurred since the date of the mostly recently delivered audited financial statements of Parent and its Subsidiaries which is applicable to Parent and its Subsidiaries based upon their operations as presently conducted and which has an effect on the financial statements of Parent and its Subsidiaries, and, if any such change has occurred, specifying the impact of such change on the financial statements accompanying such Compliance Certificate and the effect of such change on the calculations of the financial covenants set forth in such Compliance Certificate;

(d)               [reserved];

(e)               promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all functions of said Commission, or with any national securities exchange, or distributed by Parent to its shareholders generally, as the case may be;

(f)                as soon as available and in any event within 120 days after the end of each Fiscal Year, a Valuation prepared by an Approved Valuation Consultant as of the end of such Fiscal Year;

(g)               on or prior to the earlier of (i) the date that the first annual audited report is provided pursuant to Section 5.1(a) or (ii) 120 days after the end of the first Fiscal Year of Parent occurring after the Closing Date, Schedule 1.1(b) shall be updated to list Music Product representing 80% of the sum of (x) Consolidated Net Publisher’s Share and (y) Consolidated Net Label Share and Schedule 4.22 shall be updated with the information for such Music Product required by Schedule 4.22 and with respect to those representations in Sections 4.22(b) and 4.22(c) as such representations apply to such Music Product;

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(h)               in the event the purchase price of all Permitted Acquisitions or other Acquisitions approved by the Required Lenders consummated in a Fiscal Year which are not the subject of a Valuation exceeds the Financial Covenant Valuation Threshold, at the election of and at the expense of the Borrower, a Valuation of the assets acquired in such Permitted Acquisitions prepared by an Approved Valuation Consultant; and

(i)                 promptly following any request therefor, such other information regarding the results of operations, business affairs and financial condition of the Parent or any of its Subsidiaries as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request.

Information required to be delivered pursuant to clauses (a), (b) and (e) of this Section shall be deemed to have been delivered if such information, or the annual or quarterly reports containing such information, shall have been posted on Syndtrak, Intralinks, or a similar site by the Administrative Agent or shall be available on the Securities and Exchange Commission’s website at http://www.sec.gov. Information required to be delivered pursuant to this Section may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent.

Section 5.2.         Notices of Material Events. Parent will furnish to the Administrative Agent prompt (and in any event, no later than three (3) Business Days after a Responsible Officer becomes aware thereof) written notice of the following:

(a)               the occurrence of any Default or Event of Default;

(b)               the filing or commencement of, or any material adverse development in, any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of Parent, affecting Parent or any of its Subsidiaries which, in each case, if adversely determined and such adverse determination is reasonably likely to occur, could reasonably be expected to result in a Material Adverse Effect;

(c)               the occurrence of any event or any other development by which Parent or any of its Subsidiaries (i) fails to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) becomes subject to any Environmental Liability, or (iii) receives written notice of any claim against it with respect to any Environmental Liability, in each case which, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(d)               promptly and in any event within 15 days after (i) Parent, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a certificate of the chief financial officer of Parent describing such ERISA Event and the action, if any, proposed to be taken with respect to such ERISA Event and a copy of any notice filed with the PBGC or the IRS pertaining to such ERISA Event and any notices received by Parent, such Subsidiary or such ERISA Affiliate from the PBGC or any other governmental agency with respect thereto, and (ii) becoming aware (1) that there has been an increase in Unfunded Pension Liabilities since the date the representations hereunder are given or deemed given, or from any prior notice, as applicable, (2) of the existence of any Withdrawal Liability, (3) of the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by Parent, any of its Subsidiaries or any ERISA Affiliate, or (4) of the adoption of any amendment to a Plan subject to Section 412 of the Code which results in a material increase in contribution obligations of Parent, any of its Subsidiaries or any ERISA Affiliate, a detailed written description thereof from the chief financial officer of Parent;

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(e)               the occurrence of any default or event of default, or the receipt by Parent or any of its Subsidiaries of any written notice of an alleged default or event of default, with respect to any Material Indebtedness of Parent or any of its Subsidiaries;

(f)                any material amendment or modification to (i) any Material Agreement (together with a copy thereof), and prompt notice of any termination, expiration or loss of any Material Agreement that, individually or in the aggregate, could reasonably be expected to result in a reduction in revenue or Consolidated EBITDA of the Loan Parties of 10% or more on a consolidated basis from the prior Fiscal Year or (ii) any Music Agreement that, individually or in the aggregate, could reasonably be expected to result in a reduction in revenue or Consolidated EBITDA of the Loan Parties of 10% or more on a consolidated basis from the prior Fiscal Year; and

(g)               any other development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice or other document delivered under clauses (a) through (g) of this Section 5.2 shall be accompanied by a written statement of a Responsible Officer setting forth the details of the event or development requiring such notice or other document and any action taken or proposed to be taken with respect thereto.

Parent will promptly furnish to the Administrative Agent notice of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in part (c) or (d) of such certification.

Parent will furnish to the Administrative Agent promptly and in any event at least 30 days prior thereto (or such shorter period as may be agreed to by the Administrative Agent), notice of any change (i) in any Loan Party’s legal name, (ii) in any Loan Party’s chief executive office, its principal place of business, any office in which it maintains books or records or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Loan Party’s identity or legal structure, (iv) in any Loan Party’s federal taxpayer identification number or organizational number or (v) in any Loan Party’s jurisdiction of organization.

Section 5.3.         Existence; Conduct of Business. Parent will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence and its respective rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided that nothing in this Section 5.3 shall prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.3 or any Asset Sale permitted under Section 7.6.

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Section 5.4.         Compliance with Laws. Parent will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and requirements of any Governmental Authority applicable to its business and properties, including, without limitation, all Environmental Laws, ERISA and OSHA, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Parent will maintain in effect and enforce policies and procedures reasonably designed to promote and achieve compliance by Parent, its Subsidiaries and their respective directors, officers, employees and agents which are acting or benefiting in any capacity in connection with this Agreement with Anti-Corruption Laws and applicable Sanctions.

Section 5.5.         Payment of Obligations. Parent will, and will cause each of its Subsidiaries to, pay and discharge at or before maturity all of its obligations (other than immaterial obligations) (including, without limitation, all Tax liabilities that could result in a statutory Lien for any material amount) before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) Parent or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 5.6.         Books and Records. Parent will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities to the extent necessary to prepare the consolidated financial statements of Parent in conformity with GAAP.

Section 5.7.         Visitation and Inspection. Parent will, and will cause each of its Subsidiaries to, permit any representative of the Administrative Agent or any Lender to visit and inspect its properties, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with any of its officers and with its independent certified public accountants, all at such reasonable times and as often as the Administrative Agent or any Lender may reasonably request after reasonable prior notice to the Parent; provided that excluding any such visits and inspections during the continuation of an Event of Default, (a) only the Administrative Agent, acting individually or on behalf of the Lenders, may exercise rights under this Section 5.7 and (b) the Administrative Agent, shall not exercise the rights under this Section 5.7 more often than one time during any Fiscal Year.

Section 5.8.         Maintenance of Properties; Insurance. Parent will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, (b) maintain with financially sound and reputable insurance companies which are not Affiliates of Parent, as determined by Parent in good faith (i) insurance with respect to its properties and business, and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by companies in the same or similar businesses operating in the same or similar locations and (ii) all insurance required to be maintained pursuant to the Collateral Documents, and will, upon request of the Administrative Agent, furnish to the Administrative Agent at reasonable intervals a certificate of a Responsible Officer setting forth the nature and extent of all insurance maintained by Parent and its Subsidiaries in accordance with this Section, and (c) at all times shall name the Administrative Agent as additional insured on all liability policies of Parent and its Subsidiaries (other than workers’ compensation, director and officer liability or other policies in which such endorsements are not customary) and as loss payee (pursuant to a loss payee endorsement approved by the Administrative Agent) on all material casualty and property insurance policies of Parent and its Subsidiaries.

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Section 5.9.         Use of Proceeds; Margin Regulations. The Borrower will use the proceeds of the Revolving Loans drawn on the Closing Date to refinance existing indebtedness, including indebtedness under the Existing Credit Agreement, to finance working capital needs, to pay fees and expenses related to this Agreement or for other general corporate purposes of Parent and its Subsidiaries. Proceeds of the Revolving Loans may be used after the Closing Date to fund Permitted Acquisitions and music publishing investments, to finance working capital needs and Capital Expenditures, to repay intercompany indebtedness (subject to financial covenant compliance), to pay fees and expenses related to this Agreement and for other general corporate purposes of Parent and its Subsidiaries. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulation T, Regulation U or Regulation X.

Section 5.10.     Casualty and Condemnation. Parent (a) will furnish to the Administrative Agent prompt written notice of any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or preceding for the taking of any material portion of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the net cash proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Collateral Documents.

Section 5.11.     Cash Management. Parent shall, and shall cause its Subsidiaries that are Loan Parties to:

(a)               maintain all cash management and treasury business with Truist Bank or a Permitted Third Party Bank, including, without limitation, all deposit accounts, disbursement accounts, investment accounts and lockbox accounts (other than zero-balance accounts for the purpose of managing local disbursements, payroll, withholding and other fiduciary accounts, all of which the Loan Parties may maintain without restriction and, other than a deposit account into which royalty payments are received on behalf of the Borrower and Securitization Subsidiaries (the “Collection Account”)) (each such deposit account, disbursement account, investment account and lockbox account, a “Controlled Account”); each Controlled Account shall be a cash collateral account, with all cash, checks and other similar items of payment in such account securing payment of the Obligations, and in which the Loan Parties shall have granted a first priority Lien to the Administrative Agent, on behalf of the Secured Parties, perfected either automatically under the UCC (with respect to Controlled Accounts at Truist Bank) or subject to Control Account Agreements;

(b)               deposit promptly, and in any event no later than 10 Business Days after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all accounts and other Collateral into Controlled Accounts, in each case except for cash and Permitted Investments the aggregate value of which does not exceed $100,000 at any time and except for amounts deposited into the Collection Account;

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(c)               at any time after the occurrence and during the continuance of an Event of Default, at the request of the Required Lenders, Parent will, and will cause each other Loan Party to, cause all payments constituting proceeds of accounts or other Collateral to be directed into lockbox accounts under agreements in form and substance satisfactory to the Administrative Agent.

Section 5.12.     Additional Subsidiaries and Collateral.

(a)               In the event that, subsequent to the Closing Date, any Person becomes a Domestic Subsidiary (or ceases to be an Immaterial Subsidiary), whether pursuant to formation, acquisition or otherwise, (x) Parent shall promptly notify the Administrative Agent thereof and (y) within 30 days after such Person becomes a Domestic Subsidiary or ceases to be an Immaterial Subsidiary (or such later date as the Administrative Agent may agree to in its sole discretion), Parent shall cause such Domestic Subsidiary (other than (A) a Securitization Subsidiary, (B) a Domestic Subsidiary that is not wholly-owned; (C) a Domestic Subsidiary that is an Immaterial Subsidiary or (D) any Subsidiary that is prohibited by Requirements of Law or any Contractual Obligation from guaranteeing the Obligations) (i) to become a Guarantor and to grant Liens in favor of the Administrative Agent in all of its personal property constituting Collateral by executing and delivering to the Administrative Agent a supplement to the Guaranty and Security Agreement in form and substance reasonably satisfactory to the Administrative Agent, executing and delivering a Copyright Security Agreement, Patent Security Agreement and Trademark Security Agreement, as applicable, and authorizing and delivering, at the request of the Administrative Agent, such UCC financing statements or similar instruments reasonably required by the Administrative Agent to perfect the Liens in favor of the Administrative Agent and granted under any of the Loan Documents and (ii) to deliver all such other documentation (including, without limitation, certified organizational documents, resolutions, lien searches and legal opinions) and to take all such other actions as such Subsidiary would have been required to deliver and take pursuant to Section 3.1 if such Subsidiary had been a Loan Party on the Closing Date. In addition, within 30 days after the date any Person becomes a Domestic Subsidiary owned by a Loan Party or ceases to be an Immaterial Subsidiary, Parent shall, or shall cause the applicable Loan Party to (i) pledge all of the Capital Stock of such Domestic Subsidiary owned by a Loan Party to the Administrative Agent as security for the Obligations by executing and delivering a supplement to the Guaranty and Security Agreement in form and substance reasonably satisfactory to the Administrative Agent, and (ii) deliver the original certificates evidencing such pledged Capital Stock to the Administrative Agent, together with appropriate powers executed in blank.

(b)               In the event that, subsequent to the Closing Date, any Person becomes a Foreign Subsidiary (or ceases to be an Immaterial Subsidiary), whether pursuant to formation, acquisition or otherwise (other than (A) a Foreign Subsidiary that is an Immaterial Subsidiary, (B) a Foreign Subsidiary excluded by the Administrative Agent in its sole discretion, or (C) any Foreign Subsidiary that is prohibited by Requirements of Law or any Contractual Obligation from guaranteeing the Obligations), (x) Parent shall promptly notify the Administrative Agent thereof and (y) within 60 days after such Person becomes a Foreign Subsidiary or ceases to be an Immaterial Subsidiary or, if the Administrative Agent determines in its sole discretion that Parent is working in good faith, such longer period as the Administrative Agent shall permit, Parent shall, or shall cause the applicable Loan Party to (i) become a Guarantor and to grant Liens in favor of the Administrative Agent in all of its personal property constituting Collateral by executing and delivering to the Administrative Agent a supplement to the Guaranty and Security Agreement in form and substance reasonably satisfactory to the Administrative Agent, executing the applicable Collateral Document in the Subsidiary’s Relevant Jurisdiction, executing and delivering a Copyright Security Agreement, Patent Security Agreement and Trademark Security Agreement, as applicable, and authorizing and delivering, at the request of the Administrative Agent, such UCC financing statements and instruments and documents reasonably required by the Administrative Agent to perfect the Liens in favor of the Administrative Agent and granted under any of the Loan Documents, (ii) pledge all of the Capital Stock of such Foreign Subsidiary owned by a Loan Party (or, if the pledge of all of the voting Capital Stock of such Foreign Subsidiary would result in materially adverse tax consequences, then such pledge shall be limited to 65% of the issued and outstanding voting Capital Stock and 100% of the issued and outstanding non-voting Capital Stock of such Foreign Subsidiary, as applicable) to the Administrative Agent as security for the Obligations pursuant to a pledge agreement in such Subsidiary’s Relevant Jurisdiction in form and substance reasonably satisfactory to the Administrative Agent, (iii) deliver the original certificates evidencing such pledged Capital Stock to the Administrative Agent, together with appropriate powers executed in blank and (iv) deliver all such other documentation (including, without limitation, certified organizational documents, resolutions, lien searches and legal opinions) and to take all such other actions as the Administrative Agent may reasonably request. Notwithstanding the foregoing, Parent shall not be required to pledge Capital Stock of a Foreign Subsidiary if the Administrative Agent, in consultation with the Borrower, reasonably determines that such a pledge is prohibited by law or that the cost or other consequences (including any adverse tax consequences) of providing such a pledge is excessive in view of the benefits in respect of the security for the Obligations hereunder to be obtained therefrom.

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(c)               Parent agrees that, following the delivery of any Collateral Documents required to be executed and delivered by this Section 5.12, the Administrative Agent shall have a valid and enforceable, first priority perfected Lien on the property required to be pledged pursuant to subsections (a) and (b) of this Section 5.12 (to the extent that such Lien can be perfected by execution, delivery and/or recording of the Collateral Documents or UCC financing statements, or possession of such Collateral), free and clear of all Liens other than Liens expressly permitted by Section 7.2. All actions to be taken pursuant to this Section 5.12 shall be at the expense of the Borrower or the applicable Loan Party and shall be taken to the reasonable satisfaction of the Administrative Agent.

Section 5.13.     Intentionally Omitted.

Section 5.14.     Further Assurances. Parent will, and will cause each other Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, and other documents), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created by the Collateral Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties; provided that notwithstanding anything to the contrary herein, no Loan Party shall be required (i) to obtain written acknowledgment from any Person that possesses Collateral that such Person holds possession of such Collateral for the Administrative Agent’s benefit other than the Storage Facility Access Letters or (ii) to obtain any waivers from, or execute or deliver any agreements with, any bailee that possesses any Collateral other than the Storage Facility Access Letters. Parent also agrees to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Collateral Documents.

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Section 5.15.     Intentionally Omitted.

Section 5.16.     Storage Facilities; No Removal. Each Loan Party hereby agrees that it will maintain or cause to be maintained adequate, secure, fireproof storage facilities (which may be at the premises of the Borrower or a Guarantor) for all Master Recordings constituting Collateral with a fair market value in excess of $1,000,000 owned by such Loan Party; provided that Iron Mountain or any other location reasonably acceptable to the Administrative Agent shall be deemed to satisfy this requirement. Except for Master Recordings that are temporarily relocated in the ordinary course of a Loan Party’s production or manufacturing of Records, each Loan Party hereby agrees not to deliver or remove or cause the delivery or removal of any original physical elements of any item of Music Product owned by such Loan Party or in which such Loan Party has an interest, in each case constituting Collateral with a fair market value in excess of $1,000,000, to any new location unless (i) if such new location is outside the United States, such delivery or removal is approved by the Administrative Agent (not to be unreasonably withheld or delayed) and any conditions to such approval have been complied with, and (ii) if such new location is in the United States, at the request of the Administrative Agent, the relevant Loan Party and the landlord of such new Storage Facility shall have executed and delivered a Storage Facility Access Letter. The Borrower shall deliver to the Administrative Agent, within forty-five (45) days (or such later date as the Administrative Agent may agree to in its sole discretion) of the date of acquisition of any item of Music Product that is stored at a Storage Facility and within forty-five (45) days (or such later date as the Administrative Agent may agree to in its sole discretion) of relocation of any Master Recordings to a Storage Facility with respect to which no Storage Facility Access Letter is in effect, Storage Facility Access Letters executed by the relevant Loan Party and landlord or storage provider for each Storage Facility (if any) where any Loan Party has access rights to any physical elements of such item of Music Product constituting Collateral with a fair market value in excess of $1,000,000; provided, that no such Storage Facility Access Letter shall be required to be delivered if the Administrative Agent determines, in its reasonable judgment, that such Storage Facility Access Letter is not commercially feasible and that a material portion of the Collateral is not being held at the relevant location.

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Section 5.17.     People with Significant Control Regime. Each UK Loan Party will, and will ensure each of its Subsidiaries incorporated in the UK will (a) within the relevant timeframe, comply with any notice it receives pursuant to Part 21A of the Companies Act 2006 from any Person incorporated in the United Kingdom whose Capital Stock is the subject of a UK Pledge Agreement in favor of the Secured Parties and (b) promptly provide the Administrative agent with a copy of such notice.

Section 5.18.     UK Pension. Each UK Loan Party shall ensure that neither it nor any Subsidiary is or has been at any time an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993) or “connected” with or an “associate” of (as those terms are used in section 38 or 43 of the Pensions Act 2004) such an employer in each case that would reasonably be expected to result in a material liability to the Consolidated Group (taken as a whole).

Article VI
FINANCIAL COVENANTS

Parent and the Borrower covenant and agree that so long as any Lender has a Revolving Commitment hereunder or any Obligation (other than Contingent Obligations and Bank Product Obligations) remains unpaid or outstanding:

Section 6.1.         Leverage Ratio. Parent will maintain, as of the end of each Fiscal Quarter (beginning with the fiscal quarter ended September 30, 2021), a Leverage Ratio of not greater than 6.00:1.00.

Section 6.2.         Fixed Charge Coverage Ratio. Parent will maintain, as of the end of each Fiscal Quarter (beginning with the fiscal quarter ended September 30, 2021), a Fixed Charge Coverage Ratio of not less than 1.25:1.0.

Section 6.3.         Consolidated Senior Debt to Library Value. Consolidated Senior Debt shall not exceed, as of the end of each Fiscal Quarter (beginning with the fiscal quarter ended September 30, 2021), 55% multiplied by the Value of the Music Library of the Consolidated LTV Group as of such date of determination; provided, however, (i) if an annual Valuation of the Continuing Music Library results in a negative variance of greater than 10% but less than or equal to 20% from the prior year’s Valuation of the Continuing Music Library, the ratio of the Consolidated Senior Debt to the Value of the Music Library of the Consolidated LTV Group as of the end of each Fiscal Quarter during the Fiscal Year following such annual Valuation only shall not exceed 45%; (ii) if the annual Valuation of the Continuing Music Library results in a negative variance greater than 20% but less than or equal to 30%, the ratio of the Consolidated Senior Debt to the Value of the Music Library of the Consolidated LTV Group as of the end of each Fiscal Quarter during the Fiscal Year following such annual Valuation only, shall not exceed 40%; and (iii) if the annual Valuation of the Continuing Music Library results in a negative variance greater than 30%, the Borrower shall not be entitled to borrow additional Revolving Loans during the period from and after the delivery of such annual Valuation until the end of the Fiscal Year following such annual Valuation.

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Article VII
NEGATIVE COVENANTS

Parent and the Borrower covenant and agree that so long as any Lender has a Revolving Commitment hereunder or any Obligation (other than Contingent Obligations and Bank Product Obligations) remains outstanding:

Section 7.1.         Indebtedness and Preferred Equity. Parent will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:

(a)               Indebtedness created pursuant to the Loan Documents;

(b)               Indebtedness of Parent and its Subsidiaries existing as of the Closing Date hereof and set forth on Schedule 7.1 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) except by an amount no greater than accrued and unpaid interest with respect to such original Indebtedness and any reasonable fees, premium and expenses relating to such extension, renewal or refinancing or shorten the maturity or the weighted average life thereof;

(c)               Indebtedness of Parent or any of its Subsidiaries incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations, purchase money Indebtedness and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof (provided that such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvements), and extensions, renewals or replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) except by an amount no greater than accrued and unpaid interest with respect to such original Indebtedness and any reasonable fees, premium and expenses relating to such extension, renewal or refinancing or shorten the maturity or the weighted average life thereof; provided that the aggregate principal amount of such Indebtedness does not exceed $5,000,000 at any time outstanding;

(d)               Indebtedness of Parent owing to any of its Subsidiaries and of any Subsidiary of Parent owing to Parent or any other Subsidiary; provided that any such Indebtedness that is owed by a Subsidiary that is not a Loan Party shall be subject to Section 7.4;

(e)               Guarantees by Parent of Indebtedness of any of its Subsidiaries and by any Subsidiary of Parent of Indebtedness of Parent or any other Subsidiary; provided that Guarantees by any Loan Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to Section 7.4;

(f)                (i) Indebtedness of any Person which becomes a Subsidiary after the date of this Agreement or Indebtedness of any Person that is assumed by a Subsidiary in connection with an acquisition of assets by such Subsidiary in a Permitted Acquisition and (ii) extensions, renewals or replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) except by an amount no greater than accrued and unpaid interest with respect to such original Indebtedness and any reasonable fees, premium and expenses relating to such extension, renewal or refinancing or shorten the maturity or the weighted average life thereof; provided that (x) such Indebtedness exists at the time that such Person becomes a Subsidiary or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Subsidiary or such assets being acquired, and (y) the aggregate principal amount of such Indebtedness permitted hereunder shall not exceed $2,500,000 at any time outstanding;

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(g)               Hedging Obligations permitted by Section 7.10;

(h)               Indebtedness incurred in the ordinary course of business and owed in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or other Bank Products or in connection with any automated clearing-house transfers of funds;

(i)                 Indebtedness in respect of letters of credit, bank guarantees and similar instruments issued for the account of Parent or any of its Subsidiaries in the ordinary course of business supporting obligations under (i) workers’ compensation, health, disability or other employee benefits, casualty or liability insurance, unemployment insurance and other social security laws and local state and federal payroll taxes, (ii) obligations in connection with self-insurance arrangements in the ordinary course of business and (iii) bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance and reclamation bonds and obligations of a like nature in an aggregate amount not exceeding $1,000,000 at any time outstanding;

(j)                 Indebtedness consisting of client advances or deposits received in the ordinary course of business;

(k)               Indebtedness of Parent or any of its Subsidiaries in the form of purchase price adjustments (including in respect of working capital), earnouts, deferred compensation, indemnification or other arrangements representing acquisition consideration or deferred payments of a similar nature incurred in connection with any Permitted Acquisition or other Investments permitted under Section 7.4 or Asset Sales permitted under Section 7.6;

(l)                 Indebtedness relating to premium financing arrangements for property and casualty insurance plans and health and welfare benefit plans (including health and workers compensation insurance, employment practices liability insurance and directors and officers insurance), if incurred in the ordinary course of business; and

(m)             other unsecured Indebtedness of Parent or its Subsidiaries in an aggregate principal amount not to exceed $2,000,000 at any time outstanding.

Parent will not, and will not permit any of its Subsidiaries to, issue any preferred stock or other preferred equity interest that (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is or may become redeemable or repurchaseable by Parent or such Subsidiary at the option of the holder thereof, in whole or in part, or (iii) is convertible or exchangeable at the option of the holder thereof for Indebtedness or preferred stock or any other preferred equity interest described in this paragraph, on or prior to, in the case of clause (i), (ii) or (iii), the date that is 180 days after the Revolving Commitment Termination Date.

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Section 7.2.         Liens. Parent will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien on any of its assets or property now owned or hereafter acquired, except:

(a)               Liens securing the Obligations; provided that no Liens may secure Hedging Obligations or Bank Product Obligations without securing all other Obligations on a basis at least pari passu with such Hedging Obligations or Bank Product Obligations and subject to the priority of payments set forth in Sections 2.21 and 8.2;

(b)               Permitted Encumbrances;

(c)               Liens on any property or asset of Parent or any of its Subsidiaries existing as of the Closing Date hereof and set forth on Schedule 7.2; provided that such Liens shall not apply to any other property or asset of Parent or any of its Subsidiaries;

(d)               purchase money Liens upon or on any fixed or capital assets to secure the purchase price or the cost of construction or improvement of such fixed or capital assets or to secure Indebtedness incurred solely for the purpose of financing the acquisition, construction or improvement of such fixed or capital assets (including Liens securing any Capital Lease Obligations); provided that (i) such Lien secures Indebtedness permitted by Section 7.1(c), (ii) such Lien attaches to such asset concurrently or within 90 days after the acquisition or the completion of the construction or improvements thereof, (iii) such Lien does not extend to any other asset, and (iv) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets;

(e)               any Lien (x) existing on any asset of any Person at the time such Person becomes a Subsidiary of Parent, (y) existing on any asset of any Person at the time such Person is merged with or into Parent or any of its Subsidiaries, or (z) existing on any asset prior to the acquisition thereof by Parent or any of its Subsidiaries; provided that (i) any such Lien was not created in the contemplation of any of the foregoing and (ii) any such Lien secures only those obligations which it secures on the date that such Person becomes a Subsidiary or the date of such merger or the date of such acquisition;

(f)                in connection with the sale or transfer of any Capital Stock or other assets in a transaction permitted under Section 7.6, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;

(g)               in the case of (i) any Subsidiary that is not a wholly owned Subsidiary or (ii) the Capital Stock of any Person that is not a Subsidiary, any encumbrance or restriction, including any put and call arrangements, related to Capital Stock of such Subsidiary or such other Person set forth in the organizational documents of such Subsidiary or such other Person or any related joint venture, shareholders’ or similar agreement;

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(h)               Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by Parent or any Subsidiary in connection with any letter of intent or purchase agreement for a Permitted Acquisition or other transaction permitted hereunder;

(i)                 Liens securing judgments for the payment of money not constituting an Event of Default under Article VIII;

(j)                 other Liens securing Indebtedness or other obligations in an aggregate principal amount not to exceed $1,000,000 at any time outstanding; and

(k)               extensions, renewals, or replacements of any Lien referred to in subsections (b) through (i) of this Section 7.2; provided that the principal amount of the Indebtedness secured thereby is not increased except by an amount no greater than accrued and unpaid interest with respect to such original Indebtedness and any reasonable fees, premium and expenses relating to such extension, renewal or refinancing and that any such extension, renewal or replacement is limited to the assets originally encumbered thereby.

Section 7.3.         Fundamental Changes.

(a)               Parent will not, and will not permit any of its Subsidiaries to, merge into or consolidate into any other Person, or permit any other Person to merge into or consolidate with it, or sell, lease, transfer or otherwise dispose of (in a single transaction or a series of transactions) all or substantially all of its assets (in each case, whether now owned or hereafter acquired) or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired) or divide or liquidate or dissolve; provided that if, at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, (i) Parent or any of its Subsidiaries may merge with a Person if Parent (or such Subsidiary if Parent is not a party to such merger) is the surviving Person, (ii) any Subsidiary may merge into another Subsidiary, provided that if any party to such merger is a Loan Party, the Loan Party shall be the surviving Person, (iii) any Subsidiary may merge into or consolidate with any Person (other than Parent, Holdings or the Borrower) in a transaction permitted under Section 7.6 in which, after giving effect to such transaction, the surviving entity is not a Subsidiary, (iv) any Subsidiary may merge, consolidate or amalgamate with any other Person in order to effect an Investment permitted pursuant to Section 7.4; provided that if such Subsidiary is a Subsidiary Loan Party the continuing or surviving Person shall be a Subsidiary Loan Party, (v) any Subsidiary may divide, provided that (a) any resulting Persons from such division are also Subsidiaries and (b) if the dividing Subsidiary is a Subsidiary Loan Party, Parent shall cause any resulting Persons from such division to join this Agreement as Subsidiary Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent and (vi) any Subsidiary (other than a Subsidiary Loan Party) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided, further, that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 7.4 or 7.6

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(b)               Parent will not, and will not permit any of its Subsidiaries to, engage in any business other than businesses of the type conducted by Parent and its Subsidiaries on the date hereof and businesses reasonably related, ancillary or incidental thereto.

Section 7.4.         Investments, Loans. Parent will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Capital Stock, evidence of Indebtedness or other securities (including any option, warrant, or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person (all of the foregoing being collectively called “Investments”), or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person that constitute a business unit or that constitute a Music Library (or part thereof), except:

(a)               (i) Investments (other than Permitted Investments) existing as of the Closing Date hereof and set forth on Schedule 7.4 and (ii) Investments existing on the date hereof in Subsidiaries of Parent;

(b)               Permitted Investments;

(c)               Guarantees by Parent and its Subsidiaries constituting Indebtedness permitted by Section 7.1; provided that the aggregate principal amount of Indebtedness of Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party shall be subject to the limitation set forth in subsection (d) of this Section 7.4;

(d)               additional Investments made by Parent, Holdings or the Borrower in or to any Subsidiary and by any Subsidiary to Parent, Holdings, the Borrower or in or to another Subsidiary; provided that the aggregate amount of such Investments by the Loan Parties in or to, and Guarantees by the Loan Parties of Indebtedness of, any Subsidiary that is not a Loan Party (in each case after the Closing Date) shall not exceed $1,000,000 at any time outstanding (excluding, to the extent constituting Investments, any transfer or other disposition of cash and cash equivalents to any Subsidiary held on behalf of such Subsidiary or for the purpose of making royalty or other similar payments in the ordinary course of business);

(e)               loans or advances to employees, officers or directors of Parent or any of its Subsidiaries in the ordinary course of business, including for travel, relocation and related expenses; provided that the aggregate amount of all such loans and advances does not exceed $500,000 at any time outstanding;

(f)                Hedging Transactions permitted by Section 7.10;

(g)               Recoupable advances made in the ordinary course of business in connection with administration or co-publishing transactions;

(h)               Permitted Acquisitions or other Acquisitions approved in writing by the Required Lenders;

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(i)                 Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, or consisting of securities acquired in connection with the satisfaction or enforcement of claims due or owing to the Borrower or any Subsidiary, in each case in the ordinary course of business;

(j)                 Investments held by a Subsidiary acquired after the Closing Date or of a Person merged or consolidated with or into Parent or a Subsidiary after the Closing Date, in each case as permitted hereunder, to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(k)               Investments made as a result of the receipt of noncash consideration from a sale, transfer, lease or other disposition of any asset in compliance with Section 7.6;

(l)                 Investments by Parent or any Subsidiary that result solely from the receipt by Parent or such Subsidiary from any of its subsidiaries of a dividend or other Restricted Payment in the form of Capital Stock, evidences of Indebtedness or other securities (but not any additions thereto made after the date of the receipt thereof);

(m)             Investments consisting of (i) extensions of trade credit, (ii) deposits made in connection with the purchase of goods or services or the performance of leases, licenses or contracts, in each case, in the ordinary course of business, (iii) notes receivable of, or prepaid royalties and other extensions of credit to, customers and suppliers that are not Affiliates of Parent and that are made in the ordinary course of business and (iv) Guarantees made in the ordinary course of business in support of obligations of Parent or any of its Subsidiaries not constituting Indebtedness for borrowed money, including operating leases and obligations owing to suppliers, customers and licensees, not to exceed $2,500,000 in the aggregate at any time outstanding;

(n)               mergers and consolidations permitted under Section 7.3 that do not involve any Person other than Parent and Subsidiaries that are wholly owned Subsidiaries;

(o)               intercompany loans or other intercompany Investments made by Loan Parties in the ordinary course of business to or in any Foreign Subsidiary to provide funds as necessary to enable the applicable Foreign Subsidiary to comply with changes in statutory capital requirements;

(p)               Investments consisting of Guarantees in the ordinary course of business to support the obligations of any Subsidiary under its worker’s compensation and general insurance agreements;

(q)               to the extent constituting an Investment, any transfer or other disposition of cash and cash equivalents to any Securitization Subsidiary to the extent that Parent or any Subsidiary has received proceeds on behalf of such Securitization Subsidiary;

(r)                other Investments which in the aggregate do not exceed $5,000,000 in any Fiscal Year; and

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(s)                other Investments; provided that, both before and after giving effect to such Investment (i) no Default or Event of Default exists or would be caused thereby, (ii) measured on a pro forma basis as of the last day of the immediately preceding Fiscal Quarter for which financial statements have been delivered to the Administrative Agent, Parent and Borrower is in compliance with the financial covenants set forth in Article VI, and (iii) the aggregate amount of Investments pursuant to this clause (s) shall not exceed $10,000,000 at any time during this Agreement.

Section 7.5.         Restricted Payments. Parent will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

(a)               dividends payable by Parent, solely in interests of any class of its common equity;

(b)               Restricted Payments made by any Subsidiary of Parent to Parent or to another Subsidiary of Parent, on at least a pro rata basis with any other shareholders if such Subsidiary is not wholly owned by Parent and other wholly owned Subsidiaries of Parent;

(c)               Restricted Payments payable in cash to any holders of Capital Stock of Parent; provided that (i) no Default or Event of Default exists or would be caused thereby and (ii) measured on a pro forma basis as of the last day of the immediately preceding Fiscal Quarter for which financial statements have been delivered to Administrative Agent, Parent and the Borrower is in compliance with the financial covenants set forth in Article VI;

(d)               any Subsidiary may repurchase its Capital Stock held by minority shareholders or interest holders in a Permitted Acquisition or another transaction permitted by Section 7.4 (it being understood that for purposes of Section 7.4, the Borrower shall be deemed the purchaser of such Capital Stock and such repurchase shall constitute an Investment by the Borrower in a Person that is not a Subsidiary in the amount of such purchase unless such Subsidiary becomes a Subsidiary Loan Party in connection with such repurchase);

(e)               Parent, Holdings or the Borrower may pay to repurchase, redeem, retire or otherwise acquire or retire for value the Capital Stock of Parent held by any future, present or former employee, director, member of management, officer, manager or consultant (or any Affiliate or family member thereof) of Parent or Holdings, the Borrower or any Subsidiary (or any options, warrants, restricted stock units or stock appreciation rights or other equity-linked interests issued with respect to any of such Capital Stock) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan, together with any amounts needed to pay amounts needed to pay Social Security and Medicare Taxes for management and the employer’s share of any payroll or employment Taxes related to the foregoing:

(i)                 with cash and cash equivalents (and including, to the extent constituting a Restricted Payment, amounts paid in respect of Indebtedness issued to evidence any obligation to repurchase, redeem, retire or otherwise acquire or retire for value the Capital Stock of Parent held by any future, present or former employee, director, member of management, officer, manager or consultant (or any Affiliate or family member thereof) of Parent, Holdings, the Borrower or any Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan);

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(ii)              with the proceeds of any sale or issuance of the Capital Stock of Parent (to the extent such proceeds are contributed in respect of Capital Stock to the Borrower or any Subsidiary); or

(iii)            with the net proceeds of any key-person life insurance policy;

(f)                Parent, Holdings or the Borrower may make Restricted Payments (i) to make cash payments in lieu of the issuance of fractional shares in connection with any dividend, split or combination thereof or the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of Parent and (ii) consisting of (1) payments made or expected to be made in respect of withholding or similar Taxes payable by any future, present or former officer, director, employee, member of management, manager and/or consultant of Parent, Holdings, the Borrower, any Subsidiary or any of their respective family members and/or (2) repurchases of Capital Stock in consideration of the payments described in subclause (1) above, including demand repurchases in connection with the exercise of stock options (or similar instruments); and

(g)               Parent, Holdings or the Borrower may repurchase Capital Stock upon the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock if such Capital Stock represents all or a portion of the exercise price of such warrants, options or other securities convertible into or exchangeable for Capital Stock as part of a “cashless” exercise or required withholding or similar Taxes.

Section 7.6.         Sale of Assets. Parent will not, and will not permit any of its Subsidiaries to, convey, sell, lease, assign, transfer or otherwise dispose of any of its assets, business or property or, in the case of any Subsidiary of Parent, any shares of such Subsidiary’s Capital Stock (all of the foregoing being collectively called “Asset Sales”), in each case whether now owned or hereafter acquired, to any Person other than a Loan Party (or to qualify directors if required by applicable law), except:

(a)               the sale or other disposition for fair market value of obsolete or worn out property or other property not necessary for operations disposed of in the ordinary course of business;

(b)               the sale or other disposition of inventory, cash and Permitted Investments in the ordinary course of business;

(c)               sales, licenses or other dispositions of any Music Library or any element thereof in the ordinary course of business (other than the sale of Material Music Copyrights);

(d)               dispositions to any Subsidiary of Parent that is not a Subsidiary Loan Party or any Securitization Subsidiary and made in compliance with Sections 7.4 and 7.7; and

(e)               the sale or other disposition of other assets in an aggregate amount not to exceed $2,500,000 in any Fiscal Year; provided that, (i) at the time of such disposition, no Default shall exist or would result therefrom and (ii) after giving effect to such disposition, Parent and the Borrower shall be in compliance with each of the covenants set forth in Article VI on a Pro Forma Basis.

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provided that in the case of paragraph (a) above, (i) the proceeds from any such Asset Sale shall be (A) reinvested in assets then used or usable in the business of the Borrower and the Subsidiary Loan Parties (or, in the case of assets of a Subsidiary that is not a Loan Party, such Subsidiary), and such proceeds (other than with respect to any Asset Sales of assets of a Subsidiary that is not a Loan Party) shall be held in Controlled Accounts until reinvested, or (B) used to prepay the outstanding principal amount of the Loans then outstanding in accordance with Section 2.11 and (ii) after giving effect to the consummation of such Asset Sale on a Pro Forma Basis, Parent and the Borrower shall be in compliance with each of the covenants set forth in Article VI.

Section 7.7.         Transactions with Affiliates. Parent will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:

(a)               at prices and on terms and conditions not less favorable to Parent or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties;

(b)               transactions between or among the Borrower and any Subsidiary Loan Party not involving any other Affiliates;

(c)               any Restricted Payment permitted by Section 7.5;

(d)               loans or advances to employees who are Affiliates permitted under Section 7.4;

(e)               compensation, expense reimbursement and indemnification of, and other employment arrangements (including severance arrangements) with, directors, officers and employees of Parent, Holdings, the Borrower or any Subsidiary who are Affiliates entered into in the ordinary course of business; and

(f)                transactions constituting Investments permitted by Section 7.4.

Section 7.8.         Restrictive Agreements. Parent will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon (a) the ability of Parent or any of its Subsidiaries to create, incur or permit any Lien upon any of its assets or properties, whether now owned or hereafter acquired, or (b) the ability of any of its Subsidiaries to pay dividends or other distributions with respect to its Capital Stock, to make or repay loans or advances to Parent or any other Subsidiary thereof, (c) to Guarantee Indebtedness of Parent or any other Subsidiary thereof or to transfer any of its property or assets to Parent or any other Subsidiary thereof; provided that (i) the foregoing shall not apply to restrictions or conditions imposed by law or by this Agreement or any other Loan Document, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is sold and such sale is permitted hereunder, (iii) the foregoing shall not apply, in the case of any Subsidiary that is not a wholly owned Subsidiary, to restrictions and conditions imposed by its organizational documents or any related joint venture or similar agreements; provided that such restrictions and conditions apply only to such Subsidiary and to the Capital Stock of such Subsidiary, (iv) clause (a) shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions and conditions apply only to the property or assets securing such Indebtedness, (v) clause (a) shall not apply to restrictions imposed by agreements relating to Indebtedness of any Subsidiary in existence at the time such Subsidiary became a Subsidiary and otherwise permitted by Section 7.1; provided that such restrictions apply only to such Subsidiary and its assets (or any special purpose acquisition Subsidiary without material assets acquiring such Subsidiary pursuant to a merger), (vi) clause (a) shall not apply to customary provisions in leases and other contracts restricting the assignment thereof and (vii) clause (a) and clause (c) shall not apply to a Foreign Subsidiary, a Domestic Subsidiary which is a direct or indirect Subsidiary of a Foreign Subsidiary or a direct or indirect Domestic Subsidiary that has no material assets other than the Capital Stock of one or more Foreign Subsidiaries that are CFCs.

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Section 7.9.         Sale and Leaseback Transactions. Parent will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.

Section 7.10.     Hedging Transactions. Parent will not, and will not permit any of its Subsidiaries to, enter into any Hedging Transaction, other than Hedging Transactions entered into in the ordinary course of business to hedge or mitigate risks to which Parent or any of its Subsidiaries is exposed in the conduct of its business or the management of its liabilities. Solely for the avoidance of doubt, Parent acknowledges that a Hedging Transaction entered into for speculative purposes or of a speculative nature (which shall be deemed to include any Hedging Transaction under which Parent or any of its Subsidiaries is or may become obliged to make any payment (i) in connection with the purchase by any third party of any Capital Stock or any Indebtedness or (ii) as a result of changes in the market value of any Capital Stock or any Indebtedness) is not a Hedging Transaction entered into in the ordinary course of business to hedge or mitigate risks.

Section 7.11.     Amendment to Material Documents. Parent will not, and will not permit any of its Subsidiaries to, amend, modify or waive any of its rights under (a) its certificate of incorporation, bylaws or other organizational documents, (b) any Material Agreements, or (c) any Music Agreement with respect to a Material Music Copyright, in each case to the extent such amendment, modification or waiver would be materially adverse to the Lenders.

Section 7.12.     Intentionally Omitted.

Section 7.13.     Accounting Changes. Parent will not, and will not permit any of its Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of Parent or of any of its Subsidiaries, except to change the fiscal year of a Subsidiary to conform its fiscal year to that of Parent.

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Section 7.14.     Government Regulation. Parent will not, and will not permit any of its Subsidiaries to, (a) be or become subject at any time to any law, regulation or list of any Governmental Authority of the United States (including, without limitation, the OFAC list) that prohibits or limits the Lenders or the Administrative Agent from making any advance or extension of credit to the Borrower or from otherwise conducting business with the Loan Parties, or (b) fail to provide documentary and other evidence of the identity of the Loan Parties as may be requested by the Lenders or the Administrative Agent at any time to enable the Lenders or the Administrative Agent to verify the identity of the Loan Parties or to comply with any applicable law or regulation, including, without limitation, Section 326 of the Patriot Act at 31 U.S.C. Section 5318.

Section 7.15.     Sanctions and Anti-Corruption Laws. Parent will not, and will not permit any of its Subsidiaries to, request any Loan or use the proceeds of any Loan (a) to fund, finance or facilitate any activities of or business with any Sanctioned Person or in any Sanctioned Country, in each case in violation of any Sanctions, Anti-Corruption Laws or other applicable laws, (b) that will result in a violation by any Person (including any Person participating in the transaction, whether as Sole Lead Arranger, the Administrative Agent, any Lender or otherwise) of Sanctions or (c) that would in any manner violate any Anti-Corruption Laws.

Article VIII
EVENTS OF DEFAULT

Section 8.1.         Events of Default. If any of the following events (each, an “Event of Default”) shall occur:

(a)               the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or otherwise; or

(b)               the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount payable under subsection (a) of this Section 8.1 or an amount related to a Bank Product Obligation) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days; or

(c)               any representation or warranty made or deemed made by or on behalf of Parent, the Borrower or any of the Subsidiaries in this Agreement or any other Loan Document (including the Schedules attached hereto and thereto), or in any amendments or modifications hereof or waivers hereunder, or in any certificate, report, financial statement or other document submitted to the Administrative Agent or the Lenders by any Loan Party or any representative of any Loan Party pursuant to or in connection with this Agreement or any other Loan Document shall prove to be incorrect in any material respect (other than any representation or warranty that is expressly qualified by a Material Adverse Effect or other materiality, in which case such representation or warranty shall prove to be incorrect in any respect) when made or deemed made or submitted; or

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(d)               Parent or the Borrower shall fail to observe or perform any covenant or agreement contained in (i) Section 5.1, or 5.2 and such failure shall remain unremedied for 10 days, (ii) Section 5.3 (with respect to the Borrower’s legal existence), (iii) Section 3.3, or (iv) Article VI or VII; or

(e)               any Loan Party shall fail to observe or perform any covenant or agreement contained in this Agreement or any other Loan Document (other than those referred to in subsections (a), (b) and (d) of this Section 8.1), and such failure shall remain unremedied for 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

(f)                (i) Parent, the Borrower or any of its Subsidiaries (whether as primary obligor or as guarantor or other surety) shall fail to pay any principal of, or premium or interest on, any Material Indebtedness (other than any Hedging Obligation) that is outstanding, when and as the same shall become due and payable (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument evidencing or governing such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any Material Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Indebtedness; or any Material Indebtedness shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or any offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof, provided that this clause (f): (i) shall not apply to any secured Indebtedness that becomes due as a result of the voluntary sale, transfer or other disposition of the assets securing such Indebtedness, or (ii) there occurs under any Hedging Transaction an Early Termination Date (as defined in such Hedge Transaction) resulting from (A) any event of default under such Hedging Transaction as to which Parent, the Borrower or any of its Subsidiaries is the Defaulting Party (as defined in such Hedging Transaction) and the Hedge Termination Value owed by Parent, the Borrower or such Subsidiary as a result thereof is greater than $500,000 or (B) any Termination Event (as so defined) under such Hedging Transaction as to which Parent, the Borrower or any Subsidiary is an Affected Party (as so defined) and the Hedge Termination Value owed by Parent, the Borrower or such Subsidiary as a result thereof is greater than $500,000 and is not paid; or

(g)               Parent, the Borrower or any of its Subsidiaries shall (i) commence a voluntary case or other proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or other similar law now or hereafter in effect or seeking the appointment of a custodian, administrator, trustee, receiver, liquidator or other similar official of it or any substantial part of its property, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in subsection (h) of this Section 8.1, (iii) apply for or consent to the appointment of a custodian, administrator, trustee, receiver, sequestrator, liquidator or other similar official for Parent, the Borrower or any such Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing; or

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(h)               an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, administration, reorganization or other relief in respect of Parent, the Borrower or any of its Subsidiaries or its debts, or any substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or other similar law now or hereafter in effect or (ii) the appointment of a custodian, trustee, sequestrator, receiver, liquidator or other similar official for Parent, the Borrower or any of its Subsidiaries or for a substantial part of its assets, and in any such case, such proceeding or petition shall remain undismissed for a period of 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

(i)                 Parent, the Borrower or any of its Subsidiaries shall become unable to pay, shall admit in writing its inability to pay, or shall fail to pay, its debts as they become due; or

(j)                 (i) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with other ERISA Events that have occurred, could reasonably be expected to result in liability to Parent, the Borrower and its Subsidiaries in an aggregate amount exceeding $500,000, (ii) there is or arises an Unfunded Pension Liability (not taking into account Plans with negative Unfunded Pension Liability) in an aggregate amount exceeding $500,000, or (iii) there is or arises any potential Withdrawal Liability in an aggregate amount exceeding $500,000; or

(k)               any judgment or order for the payment of money in excess of $1,000,000 in the aggregate shall be rendered against Parent, the Borrower or any of its Subsidiaries, and either (i) enforcement proceedings shall have been legally commenced by any creditor to attach or levy upon any assets of Parent, the Borrower or any Subsidiary to enforce any order or (ii) there shall be a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(l)                 any non-monetary judgment or order shall be rendered against Parent, the Borrower or any of its Subsidiaries that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, and there shall be a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(m)             a Change in Control shall occur or exist; or

(n)               any material provision of the Guarantee purported to be created under the Guaranty and Security Agreement or any other Collateral Document shall for any reason cease to be valid and binding on, or enforceable against, any Loan Party, or any Loan Party shall so state in writing, or any Loan Party shall seek to terminate its obligation with respect to a Guarantee under the Guaranty and Security Agreement or any other Collateral Document (other than the release of any Guarantee permitted pursuant to Section 9.11 or the Guaranty and Security Agreement or any other Collateral Document); or

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(o)               any Lien purported to be created under any Collateral Document shall fail or cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral having, individually or in the aggregate, a fair value in excess of $500,000, with the priority required by the applicable Collateral Documents, except as a result of (i) the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents, (ii) the release thereof as provided in the applicable Collateral Document or Section 9.11 or (iii) as a result of the Administrative Agent’s failure to maintain possession of any stock certificate, promissory note or other instrument delivered to it under the Collateral Document;

then, and in every such event (other than an event described in subsection (g) or (h) of this Section 8.1) and at any time thereafter during the continuance of such event, the Administrative Agent may, and upon the written request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Revolving Commitments, whereupon the Revolving Commitment of each Lender shall terminate immediately, (ii) declare the principal of and any accrued interest on the Loans, and all other Obligations owing hereunder, to be, whereupon the same shall become, due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, (iii) exercise all remedies contained in any other Loan Document, and (iv) exercise any other remedies available at law or in equity; provided that, if an Event of Default specified in either subsection (g) or (h) of this Section 8.1 shall occur, the Revolving Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon, and all fees and all other Obligations shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

Section 8.2.         Application of Proceeds from Collateral. All proceeds from each sale of, or other realization upon, all or any part of the Collateral by any Secured Party after an Event of Default arises shall be applied as follows:

(a)               first, to the reimbursable expenses of the Administrative Agent incurred in connection with such sale or other realization upon the Collateral, until the same shall have been paid in full;

(b)               second, to the fees, all amounts owed pursuant to Erroneous Payment Subrogation Rights, and other reimbursable expenses of the Administrative Agent then due and payable pursuant to any of the Loan Documents, until the same shall have been paid in full;

(c)               third, to all reimbursable expenses, if any, of the Lenders then due and payable pursuant to any of the Loan Documents, until the same shall have been paid in full;

(d)               fourth, to the fees and interest then due and payable under the terms of this Agreement, until the same shall have been paid in full;

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(e)               fifth, to the aggregate outstanding principal amount of the Loans, the Bank Product Obligations and the Net Mark-to-Market Exposure of the Hedging Obligations that constitute Obligations, until the same shall have been paid in full, allocated pro rata among the Secured Parties based on their respective pro rata shares of the aggregate amount of such Loans, Bank Product Obligations and Net Mark-to-Market Exposure of such Hedging Obligations; and

(f)                sixth, to the extent any proceeds remain, to the Borrower or as otherwise provided by a court of competent jurisdiction.

All amounts allocated pursuant to the foregoing clauses third through fifth to the Lenders as a result of amounts owed to the Lenders under the Loan Documents shall be allocated among, and distributed to, the Lenders pro rata based on their respective Pro Rata Shares.

Notwithstanding the foregoing, (a) no amount received from any Guarantor (including any proceeds of any sale of, or other realization upon, all or any part of the Collateral owned by such Guarantor) shall be applied to any Excluded Swap Obligation of such Guarantor and (b) Bank Product Obligations and Hedging Obligations shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the Bank Product Provider or the Lender-Related Hedge Provider, as the case may be. Each Bank Product Provider or Lender-Related Hedge Provider that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.

Article IX
THE ADMINISTRATIVE AGENT

Section 9.1.         Appointment of the Administrative Agent. Each Lender irrevocably appoints Truist Bank as the Administrative Agent (and in relation to the UK Law Security Documents, as security agent and collateral agent for and on behalf of the Secured Parties on the terms as set forth in the UK Law Security Documents and this Agreement) and authorizes it to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent under this Agreement and the other Loan Documents, together with all such actions and powers that are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder or under the other Loan Documents by or through any one or more sub-agents or attorneys-in-fact appointed by the Administrative Agent. The Administrative Agent and any such sub-agent or attorney-in-fact may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions set forth in this Article shall apply to any such sub-agent, attorney-in-fact or Related Party and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

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Section 9.2.         Nature of Duties of the Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing (except as provided for in the UK Law Security Documents), (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except those discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Parent or any of its Subsidiaries that is communicated to or obtained by the Administrative Agent or any of its Affiliates in any capacity; provided, however, the Administrative Agent shall promptly forward to the Lenders the financial information and notices received by it pursuant to Sections 5.1 and 5.2 hereof. The Administrative Agent shall not be liable for any action taken or not taken by it, its sub-agents or its attorneys-in-fact with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof (which notice shall include an express reference to such event being a “Default” or “Event of Default” hereunder) is given to the Administrative Agent by the Borrower or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements, or other terms and conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. The Administrative Agent may consult with legal counsel (including counsel for the Borrower) concerning all matters pertaining to such duties.

Section 9.3.         Lack of Reliance on the Administrative Agent. Each of the Lenders acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each of the Lenders, also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, continue to make its own decisions in taking or not taking any action under or based on this Agreement, any related agreement or any document furnished hereunder or thereunder.

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Section 9.4.         Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Administrative Agent shall be entitled to refrain from such act or taking such act unless and until it shall have received instructions from such Lenders, and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders where required by the terms of this Agreement.

Section 9.5.         Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, posting or other distribution) believed by it to be genuine and to have been signed, sent or made by the proper Person. The Administrative Agent may also rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or not taken by it in accordance with the advice of such counsel, accountants or experts.

Section 9.6.         The Administrative Agent in its Individual Capacity. The bank serving as the Administrative Agent shall have the same rights and powers under this Agreement and any other Loan Document in its capacity as a Lender as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent; and the terms “Lenders”, or “Required Lenders”, or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The bank acting as the Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not the Administrative Agent hereunder.

Section 9.7.         Successor Administrative Agent.

(a)               The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, subject to approval by the Borrower provided that no Default or Event of Default shall exist at such time. If no successor Administrative Agent shall have been so appointed, and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a commercial bank organized under the laws of the United States or any state thereof or a bank which maintains an office in the United States.

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(b)               Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed by the Borrower and such successor. If, within 45 days after written notice is given of the retiring Administrative Agent’s resignation under this Section 9.7, no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Administrative Agent’s resignation shall become effective, (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Collateral Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this Section 9.7 (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Collateral Document, including any action required to maintain the perfection of any such security interest) and (iii) the Required Lenders shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time as the Required Lenders appoint a successor Administrative Agent as provided above; provided that until such time as the Required Lenders appoint a successor Administrative Agent as provided above (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall also directly be given or made to each Lender. After any retiring Administrative Agent’s resignation hereunder, the provisions of this Article IX shall continue in effect for the benefit of such retiring Administrative Agent and its representatives and agents in respect of any actions taken or not taken by any of them while it was serving as the Administrative Agent.

Section 9.8.         Withholding Tax. To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any authority of the United States or any other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.

Section 9.9.         The Administrative Agent May File Proofs of Claim.

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(a)               In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i)                 to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and its agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 10.3) allowed in such judicial proceeding; and

(ii)              to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

(b)               Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 10.3.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 9.10.     Authorization to Execute Other Loan Documents. Each Lender hereby authorizes the Administrative Agent to execute on behalf of all Lenders all Loan Documents (including, without limitation, the Collateral Documents and any subordination agreements) other than this Agreement.

Section 9.11.     Collateral and Guaranty Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion:

(a)               to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon the termination of all Revolving Commitments and the payment in full of all Obligations (other than Contingent Obligations and Bank Product Obligations), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing in accordance with Section 10.2;

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(b)               to release any Loan Party from its obligations under the applicable Collateral Documents if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder; and

(c)               to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.2(d).

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Loan Party from its obligations under the applicable Collateral Documents pursuant to this Section 9.11. In each case as specified in this Section 9.11, the Administrative Agent is authorized, at the Borrower’s expense, to execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the Liens granted under the applicable Collateral Documents, or to release such Loan Party from its obligations under the applicable Collateral Documents, in each case in accordance with the terms of the Loan Documents and this Section 9.11.

Section 9.12.     Right to Realize on Collateral and Enforce Guarantee. Anything contained in any of the Loan Documents to the contrary notwithstanding, Parent, the Borrower, the Administrative Agent, each Lender and each other Secured Party hereby agree that (i) no Lender or other Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Collateral Documents, it being understood and agreed that all powers, rights and remedies hereunder and under the Collateral Documents may be exercised solely by the Administrative Agent, and (ii) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Administrative Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent at such sale or other disposition.

Section 9.13.     Secured Bank Product Obligations and Hedging Obligations. No Bank Product Provider or Lender-Related Hedge Provider that obtains the benefits of Section 8.2, the Collateral Documents or any Collateral by virtue of the provisions hereof or of any other Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Bank Product Obligations and Hedging Obligations unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Bank Product Provider or Lender-Related Hedge Provider, as the case may be.

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Section 9.14.     Erroneous Payments.

(a)       If the Administrative Agent notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party such Lender (any such Lender, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)       Without limiting immediately preceding clause (a), each Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party, such Lender or Secured Party hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i)       (A) in the case of immediately preceding clause (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

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(ii)       such Lender or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.14(b).

(c)       Each Lender or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d)       In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Loans (but not its Revolving Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Revolving Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any promissory notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Revolving Commitments which shall survive as to such assigning Lender, and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Revolving Commitments of any Lender and such Revolving Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

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(e)       The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of satisfying Obligations.

(f)       To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

Each party’s obligations, agreements and waivers under this Section 9.14 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Revolving Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

Article X
MISCELLANEOUS

Section 10.1.     Notices.

(a)            Written Notices.

(i)                 Except in the case of notices and other communications expressly permitted to be given by telephone and, subject to paragraph (b) of this Section 10.1, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, sent by telecopy or electronic mail, as follows:

To Parent:	Reservoir Media, Inc.
75 Varick Street
9th Floor
New York, New York 10013
Attention: Golnar Khosrowshahi
Telephone Number: 416.618.0834
Email: GK@reservoir-media.com

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With a copy to:	Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019-7475
Attention: Stephen Kessing, Esq.
Telephone Number: 212.474.1152
Telecopy Number: 212.474.3700
Email: SKessing@cravath.com

To the Borrower:	Reservoir Media Management, Inc.
75 Varick Street
9th Floor
New York, New York 10013
Attention: Golnar Khosrowshahi
Telephone Number: 416.618.0834
Email: GK@reservoir-media.com

With a copy to:	Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019-7475
Attention: Stephen Kessing, Esq.
Telephone Number: 212.474.1152
Telecopy Number: 212.474.3700
Email: SKessing@cravath.com

To the Administrative Agent:	Truist Bank
3333 Peachtree Rd.
Mail Code GA-ATL-0244
Atlanta, Georgia 30326
Attention: Brett Ross
Telephone Number: 404.836.5875
Email: Brett.Ross@Truist.com
With a copy to
(for information purposes only):	Truist Bank
Agency Services
303 Peachtree Street, N.E. / 25th Floor
Atlanta, Georgia 30308
Attention: Doug Weltz
Telephone Number: 404.813.5156
Telecopy Number: 404.495.2170
Email: Douglas.Weltz@Truist.com

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and	Greenberg Traurig, LLP
3333 Piedmont Road, N.E.
25th Floor
Atlanta, Georgia 30305
Attention: James S. Altenbach, Esq.
Telephone Number: 678.553.2444
Telecopy Number: 678.553.2445
Email: altenbachj@gtlaw.com

To any other Lender:	the address set forth in the Administrative Questionnaire or the Assignment and Acceptance executed by such Lender

To any other Lender: the address set forth in the Administrative Questionnaire or the Assignment and Acceptance executed by such Lender

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All such notices and other communications shall be effective upon actual receipt by the relevant Person or, if delivered by overnight courier service, upon the first Business Day after the date deposited with such courier service for overnight (next-day) delivery or, if sent by telecopy, upon transmittal in legible form by facsimile machine or, if mailed, upon the third Business Day after the date deposited into the mail or, if delivered by hand, upon delivery; provided that notices delivered to the Administrative Agent shall not be effective for purposes of Article II until actually received by such Person at its address specified in this Section.

(ii)              Any agreement of the Administrative Agent or any Lender herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower. The Administrative Agent and each Lender shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Administrative Agent and the Lenders shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Administrative Agent or any Lender in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Loans and all other Obligations hereunder shall not be affected in any way or to any extent by any failure of the Administrative Agent or any Lender to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent or any Lender of a confirmation which is at variance with the terms understood by the Administrative Agent and such Lender to be contained in any such telephonic or facsimile notice.

(b)           Electronic Communications.

(i)                 Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II unless such Lender and the Administrative Agent have agreed to receive notices under any Section thereof by electronic communication and have agreed to the procedures governing such communications. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

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(ii)              Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

Section 10.2.     Waiver; Amendments.

(a)               No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document, and no course of dealing between the Borrower and the Administrative Agent or any Lender, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power hereunder or thereunder. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies provided by law. No waiver of any provision of this Agreement or of any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by subsection (b) of this Section 10.2, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default or Event of Default at the time.

(b)               No amendment or waiver of any provision of this Agreement or of the other Loan Documents (other than the Fee Letter), nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Parent, the Borrower and the Required Lenders, or Parent, the Borrower and the Administrative Agent with the consent of the Required Lenders, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, in addition to the consent of the Required Lenders, no amendment, waiver or consent shall:

(i)                 increase the Revolving Commitment of any Lender without the written consent of such Lender;

(ii)              reduce the principal amount of any Loan or reduce the rate of interest thereon (excluding reductions of interest resulting from a change to a financial covenant), or reduce any fees payable hereunder, without the written consent of each Lender directly and adversely affected thereby;

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(iii)            postpone the date fixed for any payment of any principal of (excluding any mandatory prepayments under Section 2.12(b)), or interest on, any Loan or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Revolving Commitment, without the written consent of each Lender directly and adversely affected thereby;

(iv)             change Section 2.21(b) or 2.21(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender;

(v)               change any of the provisions of this subsection (b) or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Lender;

(vi)             release all or substantially all of the Guarantors, or limit the liability of such Guarantors, under any guaranty agreement guaranteeing any of the Obligations, without the written consent of each Lender (except as expressly provided in Section 9.11 or the applicable Collateral Document); or

(vii)          release all or substantially all Collateral (if any) securing any of the Obligations, without the written consent of each Lender (except as expressly provided in Section 9.11 or the applicable Collateral Document);

provided, further, that no such amendment, waiver or consent shall amend, modify or otherwise affect the rights, duties or obligations of the Administrative Agent without the prior written consent of such Person.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Revolving Commitment of such Lender may not be increased or extended, and amounts payable to such Lender hereunder may not be permanently reduced, without the consent of such Lender (other than reductions in fees and interest in which such reduction does not disproportionately affect such Lender). Notwithstanding anything contained herein to the contrary, this Agreement may be amended and restated without the consent of any Lender (but with the consent of Parent, the Borrower and the Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Revolving Commitments of such Lender shall have terminated (but such Lender shall continue to be entitled to the benefits of Sections 2.18, 2.19, 2.20 and 10.3), such Lender shall have no other commitment or other obligation hereunder and such Lender shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement.

Section 10.3.     Expenses; Indemnification.

(a)               The Borrower shall pay (i) all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent, the Sole Lead Arranger and their respective Affiliates, including the reasonable and documented fees, charges and disbursements of one outside counsel (and one outside local counsel in each jurisdiction reasonably deemed necessary by the Administrative Agent) for the Administrative Agent, the Sole Lead Arranger and their respective Affiliates, taken as a whole, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications or waivers thereof and (ii) all out-of-pocket costs and expenses (including, without limitation, the reasonable and documented fees, charges and disbursements of outside counsel) incurred by the Administrative Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section 10.3, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

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(b)               The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), the Sole Lead Arranger, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), limited to reasonable fees, disbursements and other charges of one primary counsel for all Indemnitees, taken as a whole, and, if necessary, one firm of local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for all Indemnitees, taken as a whole (and, in the case of an actual or perceived conflict of interest, where an Indemnitee affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Indemnitee and, if necessary, one firm of local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions)), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, the Existing Credit Agreement, any other Loan Document (as defined in this Agreement or the Existing Credit Agreement) or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by Parent or any of its Subsidiaries, or any Environmental Liability related in any way to Parent or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Parent or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from (x) the gross negligence or willful misconduct of such Indemnitee, (y) a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document or (z) is a result of a dispute arising solely between or among Indemnitees and not (A) involving any action or inaction by the Borrower, any Subsidiary Loan Party or any Subsidiary or (B) relating to any action by any Indemnitee in its capacity as Administrative Agent or Sole Lead Arranger. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through Syndtrak, Intralinks or any other Internet or intranet website, except as a result of such Indemnitee’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment. This Section 10.3(b) shall not apply with respect to Taxes (as to which the provisions of Sections 2.18 and 2.20 shall apply) other than Taxes that represent losses, claims, damages, etc. from any non-Tax claim.

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(c)               To the extent that the Borrower fails to pay any amount required to be paid to the Administrative Agent under subsection (a) or (b) of this Section 10.3, each Lender severally agrees to pay to the Administrative Agent such Lender’s pro rata share (in accordance with its respective Revolving Commitment (or Revolving Credit Exposure, as applicable) determined as of the time that the unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified payment, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

(d)               To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated therein, any Loan or the use of proceeds thereof.

(e)               All amounts due under this Section 10.3 shall be payable within five (5) Business Days after written demand therefor.

Section 10.4.     Successors and Assigns.

(a)               The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Parent nor the Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section 10.4, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section 10.4 or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section 10.4 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)               Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitments, and Loans); provided that any such assignment shall be subject to the following conditions:

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(i)                 Minimum Amounts.

(A)        in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Commitments and Loans or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)        in any case not described in subsection (b)(i)(A) of this Section 10.4, the aggregate amount of the Revolving Commitment (which for this purpose includes Loans and Revolving Credit Exposure outstanding thereunder) or, if the applicable Revolving Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Acceptance, as of the Trade Date) shall not be less than $1,000,000 and in minimum increments of $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)              Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans, other Revolving Credit Exposure or the Revolving Commitments assigned.

(iii)            Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section 10.4 and, in addition:

(A)        the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of such Lender or an Approved Fund of such Lender; and

(B)        the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required.

(iv)             Assignment and Acceptance. The parties to each assignment shall deliver to the Administrative Agent (A) a duly executed Assignment and Acceptance, (B) a processing and recordation fee of $3,500, (C) an Administrative Questionnaire unless the assignee is already a Lender and (D) the documents required under Section 2.20(e).

(v)               No Assignment to the certain Persons. No such assignment shall be made to (A) Parent, the Borrower or any of the Borrower’s Affiliates or any Subsidiary or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B) or (C), so long as no Event of Default has occurred and is continuing, a Direct Competitor.

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(vi)             No Assignment to Natural Persons. No such assignment shall be made to a natural person.

(vii)          Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section 10.4, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.18, 2.19, 2.20 and 10.3 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section 10.4. If the consent of the Borrower to an assignment is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified above), the Borrower shall be deemed to have given its consent unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after notice thereof has actually been delivered by the assigning Lender (through the Administrative Agent) to the Borrower.

(c)               The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Atlanta, Georgia a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Information contained in the Register with respect to any Lender shall be available for inspection by such Lender at any reasonable time and from time to time upon reasonable prior notice; information contained in the Register shall also be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice. In establishing and maintaining the Register, the Administrative Agent shall serve as the Borrower’s agent solely for tax purposes and solely with respect to the actions described in this Section 10.4, and the Borrower hereby agrees that, to the extent Truist Bank serves in such capacity, Truist Bank and its officers, directors, employees, agents, sub-agents and affiliates shall constitute “Indemnitees”.

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(d)               Any Lender may at any time, without the consent of, or notice to the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, Parent, the Borrower or any of the Borrower’s Affiliates or any Subsidiary or any Direct Competitor) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (iv) any such participation shall consist of a pro rata portion of the Revolving Commitments.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to the following to the extent affecting such Participant: (i) increase the Revolving Commitment of such Lender; (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder; (iii) postpone the date fixed for any payment of any principal of (excluding mandatory prepayments of principal under Section 2.12), or interest on, any Loan (excluding reductions in interest as a result of a change in a financial covenant) or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Revolving Commitment; (iv) change Section 2.21(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby; (v) change any of the provisions of Section 10.2(b) or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of the Participant; (vi) release all or substantially all of the Guarantors, or limit the liability of such Guarantors, under any guaranty agreement guaranteeing any of the Obligations without the written consent of the Participant (except as expressly provided in Section 9.11 or the applicable Collateral Document); or (vii) release all or substantially all Collateral (if any) securing any of the Obligations without the written consent of the Participant (except as expressly provided in Section 9.11 or the applicable Collateral Document). Subject to subsection (e) of this Section 10.4, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.18, 2.19, and 2.20 (subject to the requirements and limitations therein, including the requirements under Section 2.19(g) (it being understood that the documentation required under Section 2.19(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant agrees to be subject to Section 2.24 as though it were a Lender. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.21 as though it were a Lender.

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Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register in the United States on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. The Borrower and the Administrative Agent shall have inspection rights to such Participant Register (upon reasonable prior notice to the applicable Lender) solely for purposes of demonstrating that such Loans or other obligations under the Loan Documents are in “registered form” for purposes of the Code.

(e)               A Participant shall not be entitled to receive any greater payment under Sections 2.18 and 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant shall not be entitled to the benefits of Section 2.20 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Sections 2.20(e) and (f) as though it were a Lender.

(f)                Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 10.5.     Governing Law; Jurisdiction; Consent to Service of Process.

(a)               This Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof except for Sections 5-1401 and 5-1402 of the New York General Obligations Law) of the State of New York; provided, however, that (i) the interpretation of the definition of “Material Adverse Effect” (and whether or not a “Material Adverse Effect” has occurred), (ii) the determination of the accuracy of any Specified Merger Agreement Representations and whether as a result of any inaccuracy of any Specified Merger Agreement Representation, the Acquirer has the right to terminate its obligations under the Merger Agreement or to decline to consummate the Acquisition and (iii) the determination of whether the Acquisition has been consummated in accordance with the terms of the Merger Agreement shall, in each case, be governed by, and construed and interpreted in accordance with, the internal laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of Delaware.

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(b)               Each of Parent and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County, and of any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such District Court or the New York state court or, to the extent permitted by applicable law, such appellate court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against Parent, the Borrower or its properties in the courts of any jurisdiction.

(c)               Each of Parent and the Borrower irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in subsection (b) of this Section 10.5 and brought in any court referred to in subsection (b) of this Section 10.5. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)               Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 10.1. Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

Section 10.6.     WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.6.

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Section 10.7.     Right of Set-off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, each Lender shall have the right, at any time or from time to time upon the occurrence and during the continuance of an Event of Default, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, to set off and apply against all deposits (general or special, time or demand, provisional or final) of the Borrower at any time held or other obligations at any time owing by such Lender to or for the credit or the account of the Borrower against any and all Obligations held by such Lender, irrespective of whether such Lender shall have made demand hereunder and although such Obligations may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.25(b) and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify the Administrative Agent and the Borrower after any such set-off and any application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application. Each Lender agrees to apply all amounts collected from any such set-off to the Obligations before applying such amounts to any other Indebtedness or other obligations owed by the Borrower and any of its Subsidiaries to such Lender.

Section 10.8.     Counterparts; Integration. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement, the Fee Letter, the other Loan Documents, and any separate letter agreements relating to any fees payable to the Administrative Agent and its Affiliates constitute the entire agreement among the parties hereto and thereto and their affiliates regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters. Delivery of an executed counterpart to this Agreement or any other Loan Document by facsimile transmission or by electronic mail in pdf format shall be as effective as delivery of a manually executed counterpart hereof.

Section 10.9.     Survival. All covenants, agreements, representations and warranties made by Parent or the Borrower herein and in the certificates, reports, notices or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Revolving Commitments have not expired or terminated. The provisions of Sections 2.18, 2.19, 2.20, and 10.3 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Revolving Commitments or the termination of this Agreement or any provision hereof.

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Section 10.10. Severability. Any provision of this Agreement or any other Loan Document held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.11. Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of any information relating to the Parent or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by Parent or any of its Subsidiaries, except that such information may be disclosed (i) to any Related Party of the Administrative Agent or any such Lender including, without limitation, accountants, legal counsel and other advisors, it being understood and agreed that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential, (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iii) to the extent requested by any regulatory agency or authority purporting to have jurisdiction over it (including any self-regulatory authority such as the National Association of Insurance Commissioners), (iv) to the extent that such information becomes publicly available other than as a result of a breach of this Section 10.11, or which becomes available to the Administrative Agent, any Lender or any Related Party of any of the foregoing on a non-confidential basis from a source other than Parent or any of its Subsidiaries, (v) in connection with the exercise of any remedy hereunder or under any other Loan Documents or any suit, action or proceeding relating to this Agreement or any other Loan Documents or the enforcement of rights hereunder or thereunder, (vi) subject to execution by such Person of an agreement containing provisions substantially the same as those of this Section 10.11, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or (B) any actual or prospective party (or its Related Parties) to any swap or derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (vii) to any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided for herein, (viii) to the CUSIP Service Bureau or any similar organization in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided for herein, or (ix) with the consent of the Borrower. Any Person required to maintain the confidentiality of any information as provided for in this Section 10.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord its own confidential information. In the event of any conflict between the terms of this Section 10.11 and those of any other Contractual Obligation entered into with any Loan Party (whether or not a Loan Document), the terms of this Section 10.11 shall govern. Notwithstanding the foregoing, it is understood and agreed that no Lender (or any Affiliate of any Lender) shall make any press release or other public announcement (other than as set forth in the following sentence) with respect to this Agreement or the facilities contemplated hereby without the prior written consent of the Borrower (which shall not be unreasonably withheld). Truist Securities, Inc. shall be permitted to use information related to the syndication and arrangement of the Loans in connection with marketing, press releases or other transactional announcements or updates provided to investor or trade publications, including, but not limited to, the placement of “tombstone” advertisements in publications of its choice at its own expense.

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Section 10.12. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which may be treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate of interest (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by a Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 10.12 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment (to the extent permitted by applicable law), shall have been received by such Lender.

Section 10.13. Patriot Act. The Administrative Agent and each Lender hereby notifies the Loan Parties that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act.

Section 10.14. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and each other Loan Party acknowledges and agrees and acknowledges its Affiliates’ understanding that (i) (A) the services regarding this Agreement provided by the Administrative Agent and/or the Lenders are arm’s-length commercial transactions between the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent and the Lenders, on the other hand, (B) each of the Borrower and the other Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate, and (C) the Borrower and each other Loan Party is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any other Loan Party or any of their respective Affiliates, or any other Person, and (B) neither the Administrative Agent nor any Lender has any obligation to the Borrower, any other Loan Party or any of their Affiliates with respect to the transaction contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and each of the Administrative Agent and the Lenders has no obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates.  To the fullest extent permitted by law, each of the Borrower and the other Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

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Section 10.15. Location of Closing. Each Lender acknowledges and agrees that it has delivered, with the intent to be bound, its executed counterparts of this Agreement to the Administrative Agent, c/o Greenberg Traurig, LLP, MetLife Building, 200 Park Avenue, New York, New York 10166. The Borrower acknowledges and agrees that it has delivered, with the intent to be bound, its executed counterparts of this Agreement and each other Loan Document, together with all other documents, instruments, opinions, certificates and other items required under Section 3.1, to the Administrative Agent, c/o Greenberg Traurig, LLP, MetLife Building, 200 Park Avenue, New York, New York 10166. All parties agree that the closing of the transactions contemplated by this Agreement has occurred in New York.

Section 10.16. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)               the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)               the effects of any Bail-In Action on any such liability, including, if applicable (i) a reduction in full or in part or cancellation of any such liability, (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

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Section 10.17. Amendment and Restatement. This Agreement amends and restates in its entirety the Existing Credit Agreement, and the provisions of the Existing Credit Agreement shall be superseded by the provisions hereof. The execution, delivery and effectiveness of this Agreement and the other Loan Documents executed in connection herewith shall not, in and of itself, (a) extinguish the indebtedness outstanding in connection with the Existing Credit Agreement, (b) constitute a novation with respect to such indebtedness, or (c) operate as a waiver of any right, power or remedy of Administrative Agent or any Lender (as defined in the Existing Credit Agreement) under the Existing Credit Agreement or any of the Loan Documents (as defined in the Existing Credit Agreement) (as amended, restated, supplemented, or otherwise modified from time to time on or prior to the Closing Date, the “Existing Loan Documents”). Each of the Existing Loan Documents are hereby deemed amended so that any reference in the Existing Loan Documents to the Existing Credit Agreement shall mean a reference to the Existing Credit Agreement as amended and restated hereby and as further amended, restated, supplemented, or otherwise modified from time to time.

Section 10.18. Certain ERISA Matters.

(a)               Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)                 such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Revolving Commitments or this Agreement,

(ii)              the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Revolving Commitments and this Agreement,

(iii)            (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Revolving Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Revolving Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Revolving Commitments and this Agreement, or

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(iv)             such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)               In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Revolving Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 10.19. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Obligations or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)               In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

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(b)               As used in this Section 10.19, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)             a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b);

(ii)            a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or

(iii)           a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:	RESERVOIR MEDIA MANAGEMENT, INC.

By:	/s/ Golnar Khosrowshahi
Name: Golnar Khosrowshahi
Title: Chief Executive Officer

PARENT:	RESERVOIR MEDIA INC.

By:	/s/ Golnar Khosrowshahi

Name: Golnar Khosrowshahi
Title: Chief Executive Officer

S-1

Fourth Amended and Restated Credit Agreement

ADMINISTRATIVE AGENT AND LENDER:	TRUIST BANK, as the Administrative Agent and as a Lender

By:	/s/ Brett Ross

Name: Brett Ross
Title: Director

S-2

Fourth Amended and Restated Credit Agreement

LENDERS:	PINNACLE BANK, as a Lender

By:	/s/ E. A. Moats

Name: E. A. Moats
Title: EVP

S-3

Fourth Amended and Restated Credit Agreement

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Jon Long

Name: Jon Long
Title: Senior Vice President

S-4

Fourth Amended and Restated Credit Agreement

NEW YORK COMMUNITY BANK, as a Lender

By:	/s/ Richard Sheehan

Name: Richard Sheehan
Title: First Vice President

S-5

Fourth Amended and Restated Credit Agreement

REGIONS BANK, as a Lender

By:	/s/ Bradley H. Peterson

Name: Bradley H. Peterson
Title: SVP Music & Entertainment

S-6

Fourth Amended and Restated Credit Agreement

FIRST HORIZON BANK, as a Lender

By:	/s/ Mark Ford
Name: Mark Ford
Title: SVP

S-7

Fourth Amended and Restated Credit Agreement

Exhibit 10.7

RESERVOIR HOLDINGS, INC.
2021 OMNIBUS INCENTIVE PLAN

1.	Purpose. The purpose of the Reservoir Holdings, Inc. 2021 Omnibus Incentive Plan (as amended from time to time, the “Plan”) is to (i) attract and retain individuals to serve as employees, consultants or Directors (collectively, the “Service Providers”) of Reservoir Holdings, Inc., a Delaware corporation (together with its Subsidiaries, whether existing or thereafter acquired or formed, and any and all successor entities, the “Company”) and its Affiliates by providing them the opportunity to acquire an equity interest in the Company or other incentive compensation and (ii) align the interests of the Service Providers with those of the Company’s stockholders.

2.	Effective Date; Duration. The Plan shall be effective July 28, 2021 (the “Effective Date”). which is the date of its adoption by the Board, subject to the approval of the plan by the shareholders of the Company in accordance with the requirements of the laws of the State of Delaware. The expiration date of the Plan, on and after which date no Awards may be granted under the Plan, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

3.	Definitions. The following definitions shall apply throughout the Plan:

(a)	“Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest. The term “control”, as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

(b)	“Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-Based Award, or Other Cash-Based Award granted under the Plan.

(c)	“Award Agreement” means any agreement, contract or other instrument or document evidencing any Award granted under the Plan (including, in each case, in electronic form), which may, but need not, be executed or acknowledged by a Participant (as determined by the Committee).

(d)	“Award Transfer Program” means any program approved by the Committee which would permit Participants the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Committee.

(e)	“Beneficial Ownership” has the meaning set forth-in Rule 13d-3 promulgated under Section 13 of the Exchange Act.

(f)	“Board” means the Board of Directors of the Company.

(g)	“Cause” means, unless the applicable Award Agreement states otherwise, (A) the Participant’s conviction of, or entry of a plea of no contest to a felony (or the equivalent of a felony in a jurisdiction other than the United States), (B) the Participant’s gross negligence or willful misconduct, or a willful failure to attempt in good faith to substantially perform his or her duties (other than due to physical illness or incapacity), (C) the Participant’s material breach of a material provision of any employment agreement, consulting agreement, directorship agreement or similar services agreement or offer letter between the Participant and the Company or any of its Affiliates, or any non-competition, non-disclosure or non-solicitation agreement with the Company or any of its Affiliates, (D) the Participant’s material violation of any material written policies adopted by the Company or any of its Affiliates governing the conduct of persons performing services on behalf of the Company or any of its Affiliates, (E) the Participant’s fraud or misappropriation, embezzlement or material misuse of funds or property belonging to the Company or any of its Affiliates, or (F) willful or reckless misconduct in respect of the Participant’s obligations to the Company or its Affiliates or other acts of misconduct by the Participant occurring during the course of the Participant’s employment or service that in either case results in or could reasonably be expected to result in material damage to the property, business or reputation of the Company or its Affiliates. The determination of whether Cause exists shall be made by the Committee in good faith in its sole discretion upon, or within 60 days following, termination of the Participant’s employment or service based on information available to the Committee through such 60-day period. Notwithstanding the foregoing, Cause shall not exist unless the Participant has first received a written notice from the Company which sets forth in reasonable detail the circumstances giving rise to Cause and the Participant shall have a period of 30 days to cure (if capable of cure).

(h)	“Change in Control” means, unless the applicable Award Agreement or the Committee provides otherwise, the first to occur of any of the following events:

(i)	the acquisition by any Person or related “group” (as such term is used in Section 13(d) and Section 14(d) of the Exchange Act) of Persons, or Persons acting jointly or in concert, of Beneficial Ownership (including control or direction) of 50% or more of the combined voting power of the then-outstanding voting securities of the Company entitled to vote in the election of Directors (the “Outstanding Company Voting Securities”), but excluding any acquisition by the Company or any of its Affiliates, Permitted Holders or any of their respective Affiliates or by any employee benefit plan sponsored or maintained by the Company or any of its Affiliates;

(ii)	a change in the composition of the Board such that members of the Board during any consecutive 24-month period (the “Incumbent Directors”) cease to constitute a majority of the Board. Any person becoming a Director through election or nomination for election approved by a valid vote of the Incumbent Directors shall be deemed an Incumbent Director; provided, however, that no individual becoming a Director as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board, shall be deemed an Incumbent Director;

(iii)	the approval by the stockholders of the Company of a plan of complete dissolution or liquidation of the Company; and

(iv)	the consummation of a reorganization, recapitalization, merger, amalgamation, consolidation, statutory share exchange or similar form of corporate transaction involving the Company ( a “Business Combination”), or sale, transfer or other disposition of all or substantially all of the business or assets of the Company to an entity that is not an Affiliate of the Company, the Permitted Holder Group or Permitted Holders (a “Sale”), unless immediately following such Business Combination or Sale: (A) more than 50% of the total voting power of the entity resulting from such Business Combination or the entity that acquired all or substantially all of the business or assets of the Company in such Sale (in either case, the “Surviving Company”), or the ultimate parent entity that has Beneficial Ownership of sufficient voting power to elect a majority of the board of directors (or analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination or Sale (or, if applicable, is represented by Shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination or Sale and (B) no Person (other than the Permitted Holder Group, Permitted Holders or any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company) is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company).

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred if immediately after the occurrence of any of the events described in clauses (a)  — (d) above, a Permitted Holder or Permitted Holder Group are the Beneficial Owners, directly or indirectly, of 50% or more of the combined voting power of the Company or any successor.

(i)	“Code” means the U.S. Internal Revenue Code of 1986, as amended, and any successor thereto. References to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successors thereto.

(j)	“Committee” means the Compensation Committee of the Board or subcommittee thereof or, if no such committee or subcommittee thereof exists, or if the Board otherwise takes action hereunder on behalf of the Committee, the Board.

(k)	“Common Stock” means the common stock of the Company, par value of $0.00001 per share.

(l)	“Company” has the meaning set forth in Section 1 of the Plan.

(m)	“Deferred Award” means an Award granted pursuant to Section 13 of the Plan.

(n)	“Director” means any member of the Company’s Board.

(o)	“Disability” means, unless otherwise provided in an Award Agreement, cause for termination of a Participant’s employment or service due to a determination that a Participant is disabled in accordance with a long-term disability insurance program maintained by the Company or a determination by the U.S. Social Security Administration that the Participant is totally disabled.

(p)	“$” shall refer to the United States dollars.

(q)	“Effective Date” has the meaning set forth in Section 2.

(r)	“Eligible Director” means a Director who satisfies the conditions set forth in Section 4(a) of the Plan.

(s)	“Eligible Person” means any (i) individual employed by the Company or an Affiliate, (ii) any Director or officer of the Company or an Affiliate, (iii) consultant or advisor to the Company or an Affiliate, or (iv) prospective employee, Director, officer, consultant or advisor who has accepted an offer of employment or service and would satisfy the provisions of clause (i), (ii) or (iii) above once such individual begins employment with or providing services to the Company or an Affiliate.

(t)	“Employment Agreement” means any employment, severance, consulting or similar agreement (including any offer letter) between the Company or any Subsidiary and a Participant.

(u)	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and any successor thereto. References to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successors thereto.

(v)	“Fair Market Value” means, (i) with respect to a Share of Common Stock on a given date, (x) if the Common Stock is listed on a national securities exchange, the closing sales price of a Share reported on such exchange on such date, or if there is no such sale on that date, then on the last preceding date on which such a sale was reported, or (y) if the Common Stock is not listed on any national securities exchange, the amount determined by the Committee in good faith to be the fair market value of the Common Stock, or (ii) with respect to any other property on any given date, the amount determined by the Committee in good faith to be the fair market value of such other property as of such date.

(w)	“Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.

(x)	“Intrinsic Value” with respect to an Option or SAR means (i) the excess, if any, of the price or implied price per Share in a Change in Control or other event over (ii) the exercise or hurdle price of such Award multiplied by (iii) the number of Shares covered by such Award.

(y)	“Immediate Family Members” has the meaning set forth in Section 15(b)(ii) of the Plan.

(z)	“Indemnifiable Person” has the meaning set forth in Section 4(e) of the Plan.

(aa)	“NASDAQ” means the Nasdaq Global Select Market.

(bb)	“Nonqualified Stock Option” means an Option that is not designated by the Committee as an Incentive Stock Option.

(cc)	“Option” means an Award granted under Section 7 of the Plan.

(dd)	“Option Period” has the meaning set forth in Section 7(c) of the Plan.

(ee)	“Other Cash-Based Award” means an Award granted under Section 10 of the Plan that is denominated and/or payable in cash, including cash awarded as a bonus or upon the attainment of specific performance criteria or as otherwise permitted by the Plan or as contemplated by the Committee.

(ff)	“Other Stock-Based Award” means an Award granted under Section 10 of the Plan.

(gg)	“Participant” has the meaning set forth in Section 6(a) of the Plan.

(hh)	“Performance Conditions” means specific levels of performance of the Company (and/or one or more Affiliates, divisions or operational and/or business units, product lines, brands, business segments, administrative departments, units, or any combination of the foregoing), which may be determined in accordance with GAAP or on a non-GAAP basis, including without limitation, on the following measures: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv) gross revenue or gross revenue growth, gross profit or gross profit growth; (v) net operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on investment, assets, net assets, capital, gross revenue or gross revenue growth, invested capital, equity or sales); (vii) cash flow measures (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital), which may but are not required to be measured on a per-share basis; (viii) earnings before or after taxes, interest, depreciation, and amortization (including EBIT and EBITDA); (ix) gross or net operating margins; (x) productivity ratios; (xi) share price (including, but not limited to, growth measures and total shareholder return); (xii) expense targets or cost reduction goals, general and administrative expense savings; (xiii) operating efficiency; (xiv) customer satisfaction; (xv) working capital targets; (xvi) measures of economic value added or other “value creation” metrics; (xvii) enterprise value; (xviii) stockholder return; (xix) client or customer retention; (xx) competitive market metrics; (xxi) employee retention; (xxii) personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional or project budgets); (xxiii) system-wide revenues; (xxiv) cost of capital, debt leverage year-end cash position or book value; (xxv) strategic objectives, development of new product lines and related revenue, sales and margin targets, or international operations; or (xxvi) any combination of the foregoing. Any one or more of the aforementioned performance criteria may be stated as a percentage of another performance criteria, or used on an absolute or relative basis to measure the Company and/or one or more Affiliates as a whole or any divisions or operational and/or business units, product lines, brands, business segments, administrative departments of the Company and/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above performance criteria may be compared to the performance of a group of comparator companies, or a published or special index that the Committee deems appropriate, or as compared to various stock market indices. The Performance Conditions may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur). The Committee shall have the authority to make equitable adjustments to the Performance Conditions as may be determined by the Committee, in its sole discretion.

(ii)	“Permitted Holder Group” means any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) the members of which include any of the Permitted Holders specified in clauses (i), (ii) and (iii) of the definition of “Permitted Holders” and that, directly or indirectly, hold or acquire Beneficial Ownership of the voting stock of Reservoir Holdings, Inc..

(jj)	“Permitted Holders” means, at any time, each of (i) Persis Holdings, Ltd, a corporation organized under the laws of British Columbia and any of its subsidiaries, (ii) any individual that owns Persis Holdings, Ltd, his spouse, children (natural or adopted), lineal descendants or the estates, heirs, executors, personal representatives, successors or administrators upon or as a result of the death, incapacity or incompetency of such Person, or any trust established for the benefit of (or any charitable trust or non-profit entity established by) any family member mentioned in this clause (i), or any trustee, protector or similar person of such trust or non-profit entity or any Person, directly or indirectly, controlling, controlled by or under common control with any Permitted Holder mentioned in this clause (i), (iii) any person who is acting solely as an underwriter in connection with a public or private offering of equity interests of Reservoir Holdings, Inc. or any of its direct or indirect parent companies, acting in such capacity and (iv) any Permitted Holder Group.

(kk)	“Permitted Transferee” has the meaning set forth in Section 15(b)(ii)(E) of the Plan.

(ll)	“Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company.

(mm)	“Released Unit” has the meaning set forth in Section 9(e)(ii) of the Plan.

(nn)	“Restricted Period” has the meaning set forth in Section 9(a) of the Plan.

(oo)	“Restricted Stock” means an Award of Common Stock, subject to certain specified restrictions, granted under Section 9 of the Plan.

(pp)	“Restricted Stock Unit” means an Award of an unfunded and unsecured promise to deliver Shares, cash, other securities or other property, subject to certain specified restrictions, granted under Section 9 of the Plan.

(qq)	“SAR Period” has the meaning set forth in Section 8(c) of the Plan.

(rr)	“Securities Act” means the U.S. Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or other interpretive guidance.

(ss)	“Share” means a share of Common Stock, par value of 0.00001 per share.

(tt)	“Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

(uu)	“Subsidiary” means (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company, directly or indirectly, has a significant equity interest, in each case as determined by the Committee and (iii) any other company which the Committee determines should be treated as a “Subsidiary.”

(vv)	“Substitute Awards” has the meaning set forth in Section 5(g) of the Plan.

4.	Administration.

(a)	The Committee shall administer the Plan, and shall have the sole and plenary authority to (i) designate Participants, (ii) determine the type, size, and terms and conditions of Awards (including Substitute Awards) to be granted and to grant such Awards, (iii) determine the method by which an Award may be settled, exercised, canceled, forfeited, suspended, or repurchased by the Company, (iv) implement an Award Transfer Program, (v) determine the circumstances under which the delivery of cash, property or other amounts payable with respect to an Award may be deferred, either automatically or at the Participant’s or Committee’s election, (vi) interpret, administer, reconcile any inconsistency in, correct any defect in and supply any omission in the Plan and any Award granted under the Plan, (vii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan, (viii) accelerate or modify the vesting, delivery or exercisability of, or payment for or lapse of restrictions on, or waive any condition in respect of, Awards, and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan or to comply with any applicable law. To the extent determined by the Board and/or required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if applicable and if the Board is not acting as the Committee under the Plan), or any exception or exemption under applicable securities laws or the applicable rules of the NASDAQ or any other securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted, as applicable, it is intended that each member of the Committee shall, at the time such member takes any action with respect to an Award under the Plan, be (1) a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act and/or (2) an “independent director” under the rules of the NASDAQ or any other securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted, or a person meeting any similar requirement under any successor rule or regulation (“Eligible Director”). However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted or action taken by the Committee that is otherwise validly granted or taken under the Plan.

(b)	The Committee may delegate all or any portion of its responsibilities and powers to any person(s) selected by it, except for grants of Awards to persons who are members of the Board or are otherwise subject to Section 16 of the Exchange Act. To the extent permitted by applicable law, including under Section 157(c) of the Delaware General Corporation Law, the Committee may delegate to one or more officers of the Company the authority to grant Options, SARs, RSUs or other Awards in the form of rights to Shares, except that such delegation shall not be applicable to any Award for a Person then covered by Section 16 of the Exchange Act, and the Committee may delegate to one or more committees or the Board (which may consist of solely one Director) the authority to grant all types of awards, in accordance with applicable law. Any such delegation may be revoked by the Committee at any time.

(c)	As further set forth in Section 15(f) of the Plan, the Committee shall have the authority to amend the Plan and Awards to the extent necessary to permit participation in the Plan by Eligible Persons who are located outside of the United States or are subject to laws outside the United States on terms and conditions comparable to those afforded to Eligible Persons located within the United States; provided, however, that no such action shall be taken without stockholder approval if such approval is required by applicable securities laws or regulation or NASDAQ listing guidelines.

(d)	Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions regarding the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons and entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

(e)	No member of the Board or the Committee, nor any employee or agent of the Company (each such person, an “Indemnifiable Person”), shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or willful criminal omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be involved as a party, witness or otherwise by reason of any action taken or omitted to be taken or determination made under the Plan or any Award Agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval (not to be unreasonably withheld), in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined as provided below that the Indemnifiable Person is not entitled to be indemnified); provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of recognized standing of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or willful criminal omission or that such right of indemnification is otherwise prohibited by law or by the Company’s certificate of incorporation or by-laws. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s certificate of incorporation or by-laws, as a matter of law, individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

(f)	The Board may at any time and from time to time grant Awards and administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

5.	Grant of Awards; Available for Awards; Limitations.

(a)	Awards. The Committee may grant Awards to one or more Eligible Persons. All Awards granted under the Plan shall vest and, if applicable, become exercisable in such manner and on such date or dates or upon such event or events as determined by the Committee and as set forth in an Award Agreement.

(b)	Available Shares. Subject to Section 11 of the Plan and subsection (e) below, the maximum number of Shares available for issuance under the Plan shall not exceed 9,726,247, plus the number of Shares set forth in the next sentence (the “Share Pool”) on a fully diluted basis. The Share Pool will automatically increase each fiscal year following the Effective Date beginning with fiscal year 2023 and ending with fiscal year 2031 by the lesser of (a) 3% of the total number of Shares outstanding on the last day of the immediately preceding fiscal year on a fully diluted basis and assuming that all shares available for issuance under the Plan are issued and outstanding or (b) such number of Shares determined by the Board. The increase shall occur on the first day of each such fiscal year or another day selected by the Board during such fiscal year.

(c)	Incentive Stock Options Limit. The maximum number of Shares that may be delivered pursuant to the exercise of Incentive Stock Options granted under the Plan shall not exceed 9,726,247.

(d)	Director Compensation Limit. The maximum amount (based on the fair value of Shares underlying Awards on the grant date as determined in accordance with applicable financial accounting rules) of Awards that may be granted in any single fiscal year to any non-employee member of the Board, taken together with any cash fees paid to such non-employee member of the Board during such fiscal year, shall be $750,000 during such fiscal year.

(e)	Share Counting. The Share Pool shall be reduced by the number of Shares delivered for each Award granted under the Plan that is valued by reference to a Share of Common Stock; provided, that Awards that are valued by reference to Shares but are required to or may be paid in cash pursuant to their terms shall not reduce the Share Pool. If and to the extent that Awards terminate, expire, or are cash-settled, canceled, forfeited, exchanged, or surrendered without having been exercised, vested, or settled, the Shares subject to such Awards shall again be available for Awards under the Share Pool. In addition, any (i) Shares tendered by Participants, or withheld by the Company, as full or partial payment to the Company upon the exercise of Stock Options granted under the Plan; (ii) Shares reserved for issuance upon the grant of Stock Appreciation Rights, to the extent that the number of reserved Shares exceeds the number of Shares actually issued upon the exercise of the Stock Appreciation Rights; and (iii) Shares withheld by, or otherwise remitted to, the Company to satisfy a Participant’s tax withholding obligations upon the exercise of Options or SARs granted under the Plan, or upon the lapse of restrictions on, or settlement of, an Award, shall again be available for Awards under the Share Pool.

(f)	Source of Shares. Shares delivered by the Company in settlement of Awards may be authorized and unissued Shares, Shares held in the treasury of the Company, Shares purchased on the open market or by private purchase, or a combination of the foregoing.

(g)	Substitute Awards. The Committee may grant Awards in assumption of, or in substitution for, outstanding awards previously granted by the Company or any Affiliate or an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”), and such Substitute Awards shall not be counted against the aggregate number of Shares available for Awards (i.e., Substitute Awards will not be counted against the Share Pool); provided, that Substitute Awards issued or intended as “incentive stock options” within the meaning of Section 422 of the Code shall be counted against the aggregate number of Incentive Stock Options available under the Plan.

6.	Eligibility.

(a)	Participation shall be for Eligible Persons who have been selected by the Committee or its delegate to receive grants under the Plan (each such Eligible Person, a “Participant”).

(b)	Holders of options and other types of awards granted by a company acquired by the Company or with which the Company combines are eligible for grants of Substitute Awards under the Plan to the extent permitted under applicable regulations of any stock exchange on which the Company is listed.

7.	Options.

(a)	Generally. Each Option shall be subject to the conditions set forth in the Plan and in the applicable Award Agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the Award Agreement expressly states otherwise. Incentive Stock Options shall be granted only subject to and in compliance with Section 422 of the Code, and only to Eligible Persons who are employees of the Company and its Affiliates and who are eligible to receive an Incentive Stock Option under the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option properly granted under the Plan.

(b)	Exercise Price. The exercise price per Share of Common Stock for each Option (that is not a Substitute Award), which is the purchase price per Share underlying the Option, shall be determined by the Committee, and unless otherwise determined by the Committee, or for Substitute Awards, shall not be less than 100% of the Fair Market Value of such Share, determined as of the date of grant.

(c)	Vesting, Exercise and Expiration. The Committee shall determine the manner and timing of vesting, exercise and expiration of Options. The period between the date of grant and the scheduled expiration date of the Option (“Option Period”) shall not exceed ten years, unless the Option Period (other than in the case of an Incentive Stock Option) would expire at a time when trading in the Shares is prohibited by the Company’s insider-trading policy or a Company-imposed “blackout period,” in which case, unless otherwise provided by the Committee, the Option Period may be extended automatically until the 30th day following the expiration of such prohibition (so long as such extension shall not violate Section 409A of the Code) or the Committee may provide for the automatic exercise of such Option prior to the expiration of the Option Period. The Committee may accelerate the vesting and/or exercisability of any Option, which acceleration shall not affect any other terms and conditions of such Option.

(d)	Method of Exercise and Form of Payment. No Shares shall be delivered pursuant to any exercise of an Option until the Participant has paid the exercise price to the Company in full, and an amount equal to any applicable U.S. federal, state and local income and employment taxes and non-U.S. income and employment taxes, social contributions and any other tax-related items required to be withheld. Options may be exercised by delivery of written or electronic notice of exercise to the Company or its designee (including a third-party administrator) in accordance with the terms of the Option and the Award Agreement accompanied by payment of the exercise price and such applicable taxes. The exercise price and delivery of all applicable required withholding taxes shall be payable (i) in cash or by check, cash equivalent and/or, if permitted by the Award Agreement and/or Committee, Shares valued at the Fair Market Value at the time the Option is exercised or any combination of the foregoing; provided, that such Shares are not subject to any pledge or other security interest; or (ii) by such other method as elected by the Participant and that the Committee may permit, in its sole discretion, including without limitation: (A) in the form of other property having a Fair Market Value on the date of exercise equal to the exercise price and all applicable required withholding taxes; (B) if permitted by the Award Agreement and/or Committee, if there is a public market for the Shares at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company or its designee (including third-party administrators) is delivered a copy of irrevocable instructions to a stockbroker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the exercise price and all applicable required withholding taxes against delivery of the Shares to settle the applicable trade; or (C) if permitted by the Award Agreement and/or Committee by means of a “net exercise” procedure effected by withholding the minimum number of Shares otherwise deliverable in respect of an Option that are needed to pay for the exercise price and all applicable required withholding taxes. Notwithstanding the foregoing, unless otherwise determined by the Committee or as set forth in an Award Agreement, if on the last day of the Option Period, the Fair Market Value of the Common Stock exceeds the exercise price, the Participant has not exercised the Option, and the Option has not previously expired, such Option shall be deemed exercised by the Participant on such last day by means of a “net exercise” procedure described above. In all events of cashless or net exercise, any fractional Shares shall be settled in cash.

(e)	Compliance with Laws. Notwithstanding the foregoing, in no event shall the Participant be permitted to exercise an Option in a manner that the Committee determines would violate the Sarbanes-Oxley Act of 2002, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation service on which the Common Stock of the Company is listed or quoted.

8.	Stock Appreciation Rights (SARs).

(a)	Generally. Each SAR shall be subject to the conditions set forth in the Plan and the Award Agreement.

(b)	Exercise Price. The exercise or hurdle price per Share of Common Stock for each SAR shall be determined by the Committee and, unless otherwise determined by the Committee or for Substitute Awards, shall not be less than 100% of the Fair Market Value of such Share, determined as of the date of grant.

(c)	Vesting and Expiration. SARs shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “SAR Period”); provided, however, that notwithstanding any vesting or exercisability dates set by the Committee, the Committee may accelerate the vesting and/or exercisability of any SAR, which acceleration shall not affect the terms and conditions of such SAR other than with respect to vesting and/or exercisability. If the SAR Period would expire at a time when trading in the Shares is prohibited by the Company’s insider trading policy or a Company-imposed “blackout period,” unless otherwise provided by the Committee, the SAR Period may be extended automatically until the 30th day following the expiration of such prohibition (so long as such extension shall not violate Section 409A of the Code).

(d)	Method of Exercise. SARs may be exercised by delivery of written or electronic notice of exercise to the Company or its designee (including a third-party administrator) in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded. Notwithstanding the foregoing, unless otherwise determined by the Committee or as set forth in an Award Agreement, if on the last day of the SAR Period, the Fair Market Value exceeds the exercise price, the Participant has not exercised the SAR, and the SAR has previously expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

(e)	Payment. Upon the exercise of a SAR, the Company shall pay to the holder thereof an amount equal to the number of Shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of one Share of Common Stock on the exercise date over the exercise price, less an amount equal to any applicable U.S. federal, state and local income and employment taxes and non-U.S. income and employment taxes, social contributions and any other tax-related items required to be withheld. The Company shall pay such amount in cash, in Shares valued at Fair Market Value as determined on the date of exercise, or any combination thereof, as determined by the Committee. Any fractional Shares shall be settled in cash.

9.	Restricted Stock and Restricted Stock Units.

(a)	Generally. Each Restricted Stock and Restricted Stock Unit Award shall be subject to the conditions set forth in the Plan and the applicable Award Agreement. The Committee shall establish restrictions applicable to Restricted Stock and Restricted Stock Units, including the period over which the restrictions shall apply (the “Restricted Period”), and the time or times at which Restricted Stock or Restricted Stock Units shall become vested (which, for the avoidance of doubt, may include service- and/or performance-based vesting conditions). The Committee may accelerate the vesting and/or the lapse of any or all of the restrictions on Restricted Stock and Restricted Stock Units which acceleration shall not affect any other terms and conditions of such Awards. No Share of Common Stock shall be issued at the time an Award of Restricted Stock Units is made, and the Company will not be required to set aside a fund for the payment of any such Award.

(b)	Director Retainer Fees. To the extent permitted by the Board and subject to such rules, approvals, and conditions as the Committee may impose from time to time, an Eligible Person who is a non-employee or unaffiliated Director may elect to receive all or a portion of such Eligible Person’s cash director fees and other cash director compensation payable for director services provided to the Company by such Eligible Person in any fiscal year, in whole or in part, in the form of Restricted Stock Units or Shares, which shall not count against the Share Pool.

(c)	Stock Certificates; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, the Committee shall cause Share(s) of Common Stock to be registered in the name of the Participant, which may be evidenced in any manner the Committee may deem appropriate, including in book-entry form subject to the Company’s directions or the issuance of a stock certificate registered in the name of the Participant. In such event, the Committee may provide that such certificates shall be held by the Company or in escrow rather than delivered to the Participant pending vesting and release of restrictions, in which case the Committee may require the Participant to execute and deliver to the Company or its designee (including third-party administrators) (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock. Subject to the restrictions set forth in the applicable Award Agreement, a Participant generally shall have the rights and privileges of a stockholder with respect to Awards of Restricted Stock, including the right to vote such Shares of Restricted Stock and the right to receive dividends. Unless otherwise provided by the Committee or in an Award Agreement, an RSU shall not convey to the Participant the rights and privileges of a stockholder with respect to the Share subject to the RSU, such as the right to vote or the right to receive dividends, unless and until a Share is issued to the Participant to settle the RSU.

(d)	Restrictions; Forfeiture. Restricted Stock and Restricted Stock Units awarded to the Participant shall be subject to forfeiture until the expiration of the Restricted Period and the attainment of any other vesting criteria established by the Committee, and shall be subject to the restrictions on transferability set forth in the Award Agreement. Unless otherwise provided by the Committee, in the event of any forfeiture, all rights of the Participant to such Restricted Stock (or as a stockholder with respect thereto), and to such Restricted Stock Units, as applicable, shall terminate without further action or obligation on the part of the Company. The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Restricted Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of grant of the Restricted Stock Award or Restricted Stock Unit Award, such action is appropriate.

(e)	Delivery of Restricted Stock and Settlement of Restricted Stock Units.

(i)	Upon the expiration of the Restricted Period with respect to any Shares of Restricted Stock and the attainment of any other vesting criteria, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect, except as set forth in the Award Agreement. If an escrow arrangement is used, upon such expiration the Company shall deliver to the Participant or such Participant’s beneficiary or Permitted Transferee (via book-entry notation or, if applicable, in stock certificate form) the Shares of Restricted Stock with respect to which the Restricted Period has expired (rounded down to the nearest full Share).

(ii)	Unless otherwise provided by the Committee in an Award Agreement, upon the expiration of the Restricted Period and the attainment of any other vesting criteria established by the Committee, with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or such Participant’s beneficiary (via book-entry notation or, if applicable, in stock certificate form), one Share of Common Stock (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit that has not then been forfeited and with respect to which the Restricted Period has expired and any other such vesting criteria are attained (“Released Unit”); provided, however, that the Committee may elect to (A) pay cash or part cash and part Common Stock in lieu of delivering only Shares in respect of such Released Units or (B) defer the delivery of Common Stock (or cash or part Common Stock and part cash, as the case may be) beyond the expiration of the Restricted Period if such extension would not cause adverse tax consequences under Section 409A of the Code. If a cash payment is made in lieu of delivering Shares, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Shares would have otherwise been delivered to the Participant in respect of such Restricted Stock Units.

(f)	Legends on Restricted Stock. Each certificate representing Shares of Restricted Stock awarded under the Plan, if any, shall bear as appropriate a legend substantially in the form of the following in addition to any other information the Company deems appropriate until the lapse of all restrictions with respect to such Common Stock:

TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE RESERVOIR HOLDINGS, INC. 2021 OMNIBUS INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT, DATED AS OF                  , BETWEEN RESERVOIR HOLDINGS, INC. AND                  . A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF RESERVOIR HOLDINGS, INC.

10.	Other Stock-Based Awards and Other Cash-Based Awards. The Committee may issue unrestricted Common Stock, rights to receive future grants of Awards, or other Awards denominated in Common Stock (including performance shares or performance units), or Awards that provide for cash payments based in whole or in part on the value or future value of Shares (“Other Stock-Based Awards”) and Other Cash-Based Awards under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts as the Committee shall from time to time determine. Each Other Stock-Based Award shall be evidenced by an Award Agreement, which may include conditions including, without limitation, the payment by the Participant of the Fair Market Value of such Shares on the date of grant. Each Other Cash-Based Award granted under the Plan shall be evidenced in such form as the Committee may determine from time to time.

11.	Changes in Capital Structure and Similar Events. In the event of (a) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to acquire Shares or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the Shares, or (b) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation service, accounting principles or law, such that in any case an adjustment is determined by the Committee to be necessary or appropriate, then the Committee shall (other than with respect to Other Cash-Based Awards), to the extent permitted under Section 409A of the Code, make any such adjustments in such manner as it may deem equitable, including without limitation any or all of the following:

(i)	adjusting any or all of (A) the number of Shares or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of the Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of Shares or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the exercise price with respect to any Award and/or (3) any applicable performance measures (including, without limitation, Performance Conditions and performance periods);

(ii)	providing for a substitution or assumption of Awards (or awards of an acquiring company), accelerating the delivery, vesting and/or exercisability of, lapse of restrictions and/or other conditions on, or termination of, Awards or providing for a period of time (which shall not be required to be more than ten (10) days) for Participants to exercise outstanding Awards prior to the occurrence of such event (and any such Award not so exercised shall terminate or become no longer exercisable upon the occurrence of such event); and

(iii)	cancelling any one or more outstanding Awards (or awards of an acquiring company) and causing to be paid to the holders thereof, in cash, Shares, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per Share of Common Stock received or to be received by other stockholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate exercise price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per-Share exercise price equal to, or in excess of, the Fair Market Value (as of the date specified by the Committee) of a Share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor);

provided, however, that the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect any “equity restructuring” (within the meaning of the Financial Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)). Except as otherwise determined by the Committee, any adjustment in Incentive Stock Options under this Section 11 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 11 shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 promulgated under the Exchange Act. Any such adjustment shall be conclusive and binding for all purposes. In anticipation of the occurrence of any event listed in the first sentence of this Section 11, for reasons of administrative convenience, the Committee in its sole discretion may refuse to permit the exercise of any Award or as it otherwise may determine during a period of up to 30 days prior to, and/or up to 30 days after, the anticipated occurrence of any such event.

12.	Effect of Termination of Service or a Change in Control on Awards.

(a)	Termination. To the extent permitted under Section 409A of the Code, the Committee may provide, by rule or regulation or in any applicable Award Agreement, or may determine in any individual case, the circumstances in which, and to the extent to which, an Award may be exercised, settled, vested, paid or forfeited in the event of the Participant’s termination of service prior to the end of a performance period or vesting, exercise or settlement of such Award.

(b)	Change in Control. In the event of a Change in Control, notwithstanding any provision of the Plan to the contrary, the Committee may provide for: (i) continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving corporation) or by the surviving corporation or its parent; (ii) substitution by the surviving corporation or its parent of awards with substantially the same terms and value for such outstanding Awards (in the case of an Option or SAR, the Intrinsic Value at grant of such Substitute Award shall equal the Intrinsic Value of the Award); (iii) acceleration of the vesting (including the lapse of any restrictions, with any performance criteria or other performance conditions deemed met at target) or right to exercise such outstanding Awards immediately prior to or as of the date of the Change in Control, and the expiration of such outstanding Awards to the extent not timely exercised by the date of the Change in Control or other date thereafter designated by the Committee; or (iv) in the case of an Option or SAR, cancelation in consideration of a payment in cash or other consideration to the Participant who holds such Award in an amount equal to the Intrinsic Value of such Award (which may be equal to but not less than zero), which, if in excess of zero, shall be payable upon the effective date of such Change in Control. For the avoidance of doubt, in the event of a Change in Control, the Committee may, in its sole discretion, terminate any Option or SARs for which the exercise or hurdle price is equal to or exceeds the per Share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor.

13.	Deferred Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants Deferred Awards, which may be a right to receive Shares or cash under the Plan (either independently or as an element of or supplement to any other Award under the Plan), including, as may be required by any applicable law or regulations or determined by the Committee, in lieu of any annual bonus, commission or retainer that may be payable to a Participant under any applicable, bonus, commission or retainer plan or arrangement. The Committee shall determine the terms and conditions of such Deferred Awards, including, without limitation, the method of converting the amount of annual bonus into a Deferred Award, if applicable, and the form, vesting, settlement, forfeiture and cancellation provisions or any other criteria, if any, applicable to such Deferred Awards. Shares underlying a Share-denominated Deferred Award, which is subject to a vesting schedule or other conditions or criteria, including forfeiture or cancellation provisions, set by the Committee shall not be issued until or following the date that those conditions and criteria have been satisfied. Deferred Awards shall be subject to such restrictions as the Committee may impose (including any limitation on the right to vote a Share underlying a Deferred Award or the right to receive any dividend, dividend equivalent or other right), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. The Committee may determine the form or forms (including cash, Shares, other Awards, other property or any combination thereof) in which payment of the amount owing upon settlement of any Deferred Award may be made.

14.	Amendments and Termination.

(a)	Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any applicable rules or requirements of any securities exchange or inter-dealer quotation service on which the Shares may be listed or quoted, for changes in GAAP to new accounting standards); provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary, unless the Committee determines that such amendment, alteration, suspension, discontinuance or termination is either required or advisable in order for the Company, the Plan or the Award to satisfy any applicable law or regulation.

(b)	Amendment of Award Agreements. The Committee may, to the extent not inconsistent with the terms of any applicable Award Agreement or the Plan, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively (including after the Participant’s termination of employment or service with the Company); provided, that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant unless the Committee determines that such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination is either required or advisable in order for the Company, the Plan or the Award to satisfy any applicable law or regulation; provided, further, that the Committee may, without stockholder approval, (i) reduce the exercise price of any Option or SAR, (ii) cancel any outstanding Option or SAR and replace it with a new Option or SAR (with a lower exercise price) or other Award or cash, (iii) take any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted, and/or (iv) cancel any outstanding Option or SAR that has a per-Share exercise price (as applicable) at or above the Fair Market Value of a Share of Common Stock on the date of cancellation, and pay any consideration to the holder thereof, whether in cash, securities, or other property, or any combination thereof.

15	General.

(a)	Award Agreements; Other Agreements. Each Award (other than an Other Cash-Based Award) under the Plan shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto. In the event of any conflict between the terms of the Plan and any Award Agreement or employment, change-in-control, severance or other agreement in effect with the Participant, the terms of the Plan shall control.

(b)	Nontransferability.

(i)	Each Award shall be exercisable only by the Participant during the Participant’s lifetime, or, if permissible under applicable law or the Plan, by the Participant’s legal guardian or representative or beneficiary or Permitted Transferee. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution or as set forth below in clause (ii), and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii)	Notwithstanding the foregoing, the Committee may permit Awards (other than Incentive Stock Options) to be transferred by the Participant, without consideration, subject to such rules as the Committee may adopt, to (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statements promulgated by the Securities and Exchange Commission (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant or the Participant’s Immediate Family Members; (C) a partnership or limited liability company whose only partners or stockholders are the Participant and the Participant’s Immediate Family Members; (D) a bank or third party pursuant to an Award Transfer Program; or (E) any other transferee as may be approved either (1) by the Board or the Committee, or (2) as provided in the applicable Award Agreement; (each transferee described in clause (A), (B), (C) or (D) above is hereinafter referred to as a “Permitted Transferee”); provided, that the Participant gives the Committee or its delegate advance written notice describing the terms and conditions of the proposed transfer and the Committee or its delegate notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii)	The terms of any Award transferred in accordance with the immediately preceding paragraph shall apply to the Permitted Transferee, and any reference in the Plan, or in any applicable Award Agreement, to the Participant shall be deemed to refer to the Permitted Transferee, except that, as otherwise provided by the Committee, (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the Shares to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the transferred Award, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement; and (E) any non-competition, non-solicitation, non-disparagement, non-disclosure, or other restrictive covenants contained in any Award Agreement or other agreement between the Participant and the Company or any Affiliate shall continue to apply to the Participant.

(c)	Dividends and Dividend Equivalents. The Committee may specify in the applicable Award Agreement that any or all dividends, dividend equivalents or other distributions, as applicable, paid on Awards prior to vesting or settlement, as applicable, be paid either in cash or in additional Shares and either on a current or deferred basis and that such dividends, dividend equivalents or other distributions may be reinvested in additional Shares, which may be subject to the same restrictions as the underlying Awards.

(d)	Tax Withholding.

(i)	The Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right (but not the obligation) and is hereby authorized to withhold, from any cash, Shares, other securities or other property deliverable under any Award or from any compensation or other amounts owing to the Participant, the amount (in cash, Common Stock, other securities or other property) of any required withholding taxes (up to the maximum permissible withholding amounts) in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action that the Committee or the Company deem necessary to satisfy all obligations for the payment of such withholding taxes.

(ii)	Without limiting the generality of paragraph (i) above, the Committee may permit the Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) payment in cash, (B) the delivery of Shares (which Shares are not subject to any pledge or other security interest) owned by the Participant having a Fair Market Value on such date equal to such withholding liability or (C) having the Company withhold from the number of Shares otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of Shares with a Fair Market Value on such date equal to such withholding liability. In addition, subject to any requirements of applicable law, the Participant may also satisfy the tax withholding obligations by other methods, including selling Shares that would otherwise be available for delivery, provided, that the Board or the Committee has specifically approved such payment method in advance.

(e)	No Claim to Awards; No Rights to Continued Employment, Directorship or Engagement. No employee, Director of the Company, consultant providing service to the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, or to continue in the employ or the service of the Company or an Affiliate, nor shall it be construed as giving any Participant who is a Director any rights to continued service on the Board.

(f)	International Participants. With respect to Participants who reside or work outside of the United States or are subject to non-U.S. legal restrictions or regulations, the Committee may amend the terms of the Plan or appendices thereto, or outstanding Awards, with respect to such Participants, in order to conform such terms with or accommodate the requirements of local laws, procedures or practices or to obtain more favorable tax or other treatment for the Participant, the Company or its Affiliates. Without limiting the generality of this subsection, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on death, disability, retirement or other terminations of employment, available methods of exercise or settlement of an Award, payment of income, social insurance contributions or payroll taxes, withholding procedures and handling of any stock certificates or other indicia of ownership that vary with local requirements. The Committee may also adopt rules, procedures or sub-plans applicable to particular Affiliates or locations.

(g)	Beneficiary Designation. The Participant’s beneficiary shall be the Participant’s spouse (or domestic partner if such status is recognized by the Company and in such jurisdiction), or if the Participant is otherwise unmarried at the time of death, the Participant’s estate, except to the extent that a different beneficiary is designated in accordance with procedures that may be established by the Committee from time to time for such purpose. Notwithstanding the foregoing, in the absence of a beneficiary validly designated under such Committee-established procedures and/or applicable law who is living (or in existence) at the time of death of a Participant residing or working outside the United States, any required distribution under the Plan shall be made to the executor or administrator of the estate of the Participant, or to such other individual as may be prescribed by applicable law.

(h)	Termination of Employment or Service. The Committee, in its sole discretion, shall determine the effect of all matters and questions related to the termination of employment of or service of a Participant. Except as otherwise provided in an Award Agreement, or any employment, consulting, change-in-control, severance or other agreement between the Participant and the Company or an Affiliate, unless determined otherwise by the Committee: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National Guard unit) nor a transfer from employment or service with the Company to employment or service with an Affiliate (or vice versa) shall be considered a termination of employment or service with the Company or an Affiliate; and (ii) if the Participant’s employment with the Company or its Affiliates terminates, but such Participant continues to provide services with the Company or its Affiliates in a non-employee capacity (including as a non-employee Director) (or vice versa), such change in status shall not be considered a termination of employment or service with the Company or an Affiliate for purposes of the Plan.

(i)	No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award Agreement, no person shall be entitled to the privileges of ownership in respect of Shares that are subject to Awards hereunder until such Shares have been issued or delivered to that person.

(j)	Government and Other Regulations.

(i)	Nothing in the Plan shall be deemed to authorize the Committee or Board or any members thereof to take any action contrary to applicable law or regulation, or rules of the NASDAQ or any other securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted.

(ii)	The obligation of the Company to settle Awards in Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any Shares pursuant to an Award unless such Shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such Shares may be offered or sold without such registration pursuant to and in compliance with the terms of an available exemption. The Company shall be under no obligation to register for sale under the Securities Act any of the Shares to be offered or sold under the Plan. The Committee shall have the authority to provide that all Shares or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement, U.S. federal securities laws, or the rules, regulations and other requirements of the U.S. Securities and Exchange Commission, any securities exchange or inter-dealer quotation service upon which such Shares or other securities of the Company are then listed or quoted and any other applicable federal, state, local or non-U.S. laws, rules, regulations and other requirements, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on any such certificates of Common Stock or other securities of the Company or any Affiliate delivered under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of the Company or any Affiliate delivered under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(iii)	The Committee may cancel an Award or any portion thereof if it determines that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of Shares from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company and/or the Participant’s sale of Common Stock to the public markets illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, unless prevented by applicable laws, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the Shares subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the Shares would have been vested or delivered, as applicable), over (B) the aggregate exercise price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of Shares (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.

(k)	Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for such person’s affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or such person’s estate (unless a prior claim therefor has been made by a duly appointed legal representative or a beneficiary designation form has been filed with the Company) may, if the Committee so directs the Company, be paid to such person’s spouse, child, or relative, or an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(l)	Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(m)	No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and the Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or to otherwise segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company.

(n)	Reliance on Reports. Each member of the Committee and each member of the Board (and each such member’s respective designees) shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent registered public accounting firm of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than such member or designee.

(o)	Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(p)	Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware.

(q)	Severability. If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(r)	Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company.

(s)	Section 409A of the Code.

(i)	It is intended that the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with the Plan or any other plan maintained by the Company, including any taxes and penalties under Section 409A of the Code, and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such Participant or any beneficiary harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment”(and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as a separate payment.

(ii)	Notwithstanding anything in the Plan to the contrary, if the Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments or deliveries in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code shall be made to such Participant prior to the date that is six months after the date of such Participant’s “separation from service” within the meaning of Section 409A of the Code or, if earlier, the Participant’s date of death. All such delayed payments or deliveries will be paid or delivered (without interest) in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.

(iii)	In the event that the timing of payments in respect of any Award that would otherwise be considered “deferred compensation” subject to Section 409A of the Code would be accelerated upon the occurrence of (A) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “disability” pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder.

(t)	Clawback/Forfeiture. The Committee shall have full authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any rules promulgated thereunder and any other regulatory regimes. Notwithstanding anything to the contrary contained herein, the Committee may, to the extent permitted by applicable law and stock exchange rules or by any applicable Company policy or arrangement, and shall, to the extent required, cancel or require reimbursement of any Awards granted to the Participant or any Shares issued or cash received upon vesting, exercise or settlement of any such Awards or sale of Shares underlying such Awards. By accepting an Award, the Participant agrees that the Participant is subject to any clawback policies of the Company in effect from time to time.

(u)	No Representations or Covenants With Respect to Tax Qualification. Although the Company may endeavor to (i) qualify an Award for favorable U.S. or non-U.S. tax treatment or (ii) avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.

(v)	No Interference. The existence of the Plan, any Award Agreement, and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company, the Board, the Committee, or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants, or rights to purchase stock or of bonds, debentures, or preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or that are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company or any Affiliate, or any sale or transfer of all or any part of their assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(w)	Expenses; Titles and Headings. The expenses of administering the Plan shall be borne by the Company and its Affiliates. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

(x)	Whistleblower Acknowledgments. Notwithstanding anything to the contrary herein, nothing in this Plan or any Award Agreement will (i) prohibit a Participant from making reports of possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Exchange Act or Section 806 of the Sarbanes-Oxley Act of 2002, or of any other whistleblower protection provisions of federal law or regulation, or (ii) require prior approval by the Company or any of its Affiliates of any reporting described in clause (i).

(y)	Lock-Up Agreements. The Committee may require a Participant receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to enter into a shareholder agreement or “lock-up” agreement in such form as the Committee shall determine is necessary or desirable to further the Company’s interests.

(z)	Restrictive Covenants. The Committee may impose restrictions on any Award with respect to non-competition, confidentiality and other restrictive covenants as it deems necessary or appropriate in its sole discretion.

* * *

Exhibit 21.1

Subsidiaries of the Registrant

Name	Jurisdiction of Organization	% Ownership*
Reservoir Holdings, Inc.	Delaware	100.00%
Reservoir Media Management, Inc.	Delaware	100.00%
Tommy Boy Music, LLC	Delaware	100.00%
Reservoir/Reverb Music Limited	England and Wales	100.00%
Big Life Music Limited	England and Wales	50.00%
Big Life Management Limited	England and Wales	50.00%
Shapiro, Bernstein & Co. Limited	England and Wales	100.00%
Outdustry Limited	England and Wales	15.34%
PopArabia FZ-LLC	Abu Dhabi Media Free Zone, United Arab Emirates	51.00%
Esmaa Arabia FZ-LLC	Abu Dhabi Media Free Zone, United Arab Emirates	100.00%
Blue Raincoat Music Limited	England and Wales	100.00%
Chrysalis Records Limited	England and Wales	100.00%
Ensign Records Limited	England and Wales	100.00%
Blue Raincoat Artists Limited	England and Wales	50.10%
Audio Up Inc.	Delaware	<1.00%

*	Ownership percentages relate to that of the entity directly above, with indentation used to reflect intermediary levels of ownership.

Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Capitalized terms used but not defined below have the meanings ascribed to such terms in this Current Report on Form 8-K. References to the “Combined Company” mean Reservoir Media, Inc., a Delaware corporation, and its consolidated subsidiaries following the consummation of the Business Combination.

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Reservoir Holdings, Inc., a Delaware corporation (“Reservoir Holdings”), and Roth CH Acquisition II Co., a Delaware corporation (“ROCC”), adjusted to give effect to the consummation of the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 combines the historical balance sheet of Reservoir Holdings and the historical balance sheet of ROCC on a pro forma basis as if the Business Combination and the PIPE Investment had been consummated on March 31, 2021. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and the year ended December 31, 2020 combine the derived historical results of operations of Reservoir Holdings and historical statements of operations of ROCC for such periods on a pro forma basis as if the Business Combination and the PIPE Investment had been consummated on January 1, 2020, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial statements have been prepared from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•	the historical audited consolidated financial statements of Reservoir Holdings as of and for the years ended March 31, 2021 and 2020 and the related notes;

•	the historical unaudited condensed financial statements of ROCC as of and for the three months ended March 31, 2021 and the related notes;

•	the historical audited financial statements of ROCC as of and for the year ended December 31, 2020 and the related notes; and

•	other information relating to Reservoir Holdings and ROCC contained elsewhere in, or incorporated by reference into, this current report on Form 8-K;

Pursuant to the ROCC’s amended and restated certificate of incorporation, ROCC provided the holders of the shares of the ROCC Common Stock acquired in ROCC’s initial public offering consummated in December 2020 (the “Public Shares”) with the opportunity to have their Public Shares redeemed at the consummation of the Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the Business Combination, including interest (which interest shall be net of taxes payable), divided by the number of the then outstanding Public Shares, subject to certain limitations.

Notwithstanding the legal form of the Business Combination pursuant to the Merger Agreement, the Business Combination will be accounted for as a reverse recapitalization in accordance with the generally accepted accounting principles in the United States (“GAAP”). Under this method of accounting, Reservoir Holdings is treated as the acquirer and ROCC is treated as the acquired company for financial statement reporting purposes. Reservoir Holdings was determined to be the accounting acquirer primarily based on the fact, that subsequent to the consummation of the Business Combination, the Reservoir Holdings stockholders will have a majority of the voting power of the Combined Company, Reservoir Holdings will comprise all of the ongoing operations of the Combined Company, Reservoir Holdings will control a majority of the governing body of the Combined Company, and Reservoir Holdings’ senior management will comprise all of the senior management of the Combined Company.

The unaudited pro forma condensed combined financial information below reflects the 10,295,452 Public Shares of the outstanding ROCC Common Stock that were redeemed in connection with the consummation of the Business Combination, resulting in an aggregate payment of $102.97 million out of the trust account, at a redemption price of approximately $10.00 per Public Share.

The unaudited pro forma condensed combined financial information is for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and the PIPE Investment taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Combined Company.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF MARCH 31, 2021

(in dollars)

	Historical	Historical
	Reservoir Holdings, Inc.	Roth CH Acquisition II Co.
	March 31, 2021 (A)	March 31, 2021 (B)	Transaction Accounting Adjustments	Note	Pro Forma Combined Company
ASSETS
Current Assets:
Cash and cash equivalents	$9,209,920	$549,040	$—		$166,037,793
Cash and cash equivalents	—	—	12,043,833	5(c)	—
Cash and cash equivalents	—	—	144,235,000	5(d)	—
Accounts receivable, net	15,813,384	—	—		15,813,384
Current portion of royalty advances	12,840,855	—	—		12,840,855
Inventory and prepaid expenses	1,406,379	380,555	—		1,786,934
Total current assets	39,270,538	929,595	156,278,833		196,478,966

Cash and marketable securities held in Trust Account	—	115,012,821	(115,012,821)	5(c)	—
Property, plant and equipment, net	321,766	—	—		321,766
Intangible assets, net	393,238,010	—	—		393,238,010
Royalty advances, net of current portion	28,741,225	—	—		28,741,225
Investment in equity affiliate	1,591,179	—	—		1,591,179
Other assets	781,735	—	—		781,735
Total assets	$463,944,453	$115,942,416	$41,266,012		$621,152,881

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$3,316,768	$125,034	$13,875,000	5(f)	$17,316,802
Amounts due to related parties	290,172	—	—		290,172
Accrued payroll	1,634,852	—	—		1,634,852
Royalties payable	14,656,566	—	—		14,656,566
Other current liabilities	2,615,488	—	—		2,615,488
Current portion of loans and secured notes payable	1,000,000	—	(1,000,000)	5(e)	—
Income taxes payable	533,495	—	—		533,495
Deferred revenue	1,337,987	—	—		1,337,987
Total current liabilities	25,385,328	125,034	12,875,000		38,385,362

Long-term debt, net of current maturities	17,500,000	—	(17,500,000)	5(e)	—
Debt issue cost, net	(3,058,973)	—	—		(3,058,973)
Secured line of credit	197,090,848	—	18,500,000	5(e)	215,590,848
Fair value of swaps	4,566,537	—	—		4,566,537
Deferred income taxes	19,735,537	—	—		19,735,537
Warrant liabilities	—	178,750	—		178,750
Other liabilities	6,739,971	—	—		6,739,971
Total liabilities	267,959,248	303,784	13,875,000		282,138,032

Commitments and Contingencies
Common stock subject to possible redemption	—	110,638,630	(110,638,630)	5(c)	—

Stockholders’ Equity:
Common stock	—	359	—		359
Common stock	1	—	4,470	5(b)	4,471
Common stock	—	—	77	5(c)	77
Common stock	—	—	1,500	5(d)	1,500
Preferred stock	81,632,500	—	(81,632,500)	5(a)	—
Additional paid-in capital	—	5,370,137	—		5,370,137
Additional paid-in capital	110,499,153	—	81,632,500	5(a)	192,131,653
Additional paid-in capital	—	—	(4,470)	5(b)	(4,470)
Additional paid-in capital	—	—	110,638,553	5(c)	110,638,553
Additional paid-in capital	—	—	144,233,500	5(d)	144,233,500
Additional paid-in capital	—	—	(13,875,000)	5(f)	(13,875,000)
Additional paid-in capital	—	—	(370,494)	5(g)	(370,494)
Retained earnings (accumulated deficit)	751,496	(370,494)	370,494	5(g)	751,496
Accumulated other comprehensive income	2,096,358	—	—		2,096,358
Noncontrolling interest	1,005,697	—	—		1,005,697
Total stockholders’ equity	195,985,205	5,000,002	138,029,642		339,014,849
Total liabilities and stockholders’ equity	$463,944,453	$115,942,416	$41,266,012		$621,152,881

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2021

(in dollars, except share amounts)

	Historical	Historical
	Reservoir Holdings, Inc.	Roth CH Acquisition II Co.
	Pro forma Three Months Ended March 31, 2021 (A)	Historical Three Months Ended March 31, 2021 (B)	Transaction Accounting Adjustments		Note	Pro Forma Combined Company
Revenues	$25,593,599	$-		$-		$25,593,599
Cost of revenue	9,172,247	-		-		9,172,247
Administration expenses	4,585,927	204,239		-		4,790,166
Amortization and depreciation	3,681,589	-		-		3,681,589
Total costs and expenses	17,439,763	204,239		-		17,644,002
Operating income	8,153,836	(204,239)		-		7,949,597

Interest expense	(2,304,183)	-		-		(2,304,183)
Gain on fair value of swaps	1,728,584	-		-		1,728,584
Loss on foreign exchange	(361,091)	-		-		(361,091)
Change in fair value of warrant liabilities	-	(49,500)		-		(49,500)
Interest and other income	7,091	6,208		(6,208)	6(b)	7,091
	(929,599)	(43,292)		(6,208)		(979,099)
Income before income taxes	7,224,237	(247,531)		(6,208)		6,970,498
Income tax benefit (expense)	(1,117,729)	-		-		(1,117,729)
Net income (loss)	$6,106,508	$(247,531)		$(6,208)		$5,852,769
Net income attributable to noncontrolling interests	(34,588)	-		-		(34,588)
Net income (loss) attributable to the Company	$6,071,920	$(247,531)		$(6,208)		$5,818,181

Earnings (loss) per share:
Basic	$26.62	$(0.07)				$0.09
Diluted	$26.62	$(0.07)				$0.09
Weighted average common shares outstanding:
Basic	145,560	3,561,384	6(c)			64,069,253
Diluted	228,060	3,561,384	6(c)			64,069,253

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(in dollars, except share amounts)

	Historical	Historical
	Reservoir Holdings, Inc.	Roth CH Acquisition II Co.
	Pro Forma Year Ended December 31, 2020 (A)	Historical Year Ended December 31, 2020 (B)	Transaction Accounting Adjustments		Note	Pro Forma Combined Company
Revenues	$79,112,442	$-		$-		$79,112,442
Cost of revenue	34,332,586	-		-		34,332,586
Administration expenses	13,056,548	109,998		345,368		13,511,914
Amortization and depreciation	13,007,252	-		-		13,007,252
Total costs and expenses	60,396,386	109,998		345,368		60,851,752
Operating income	18,716,056	(109,998)		(345,368)		18,260,690

Interest expense	(8,610,363)	-		-		(8,610,363)
Gain on fair value of swaps	(3,426,690)	-		-		(3,426,690)
Loss on foreign exchange	(540,447)	-		-		(540,447)
Change in fair value of warrant liabilities	-	(17,875)		-		(17,875)
Initial public offering costs allocated to warrant liabilities	-	(478)		-		(478)
Interest and other income	55,136	6,613		(6,613)	6(b)	55,136
	(12,522,364)	(11,740)		(6,613)		(12,540,717)
Income before income taxes	6,193,692	(121,738)		(351,981)		5,719,973
Income tax benefit (expense)	(2,427,964)	-		-		(2,427,964)
Net income (loss)	$3,765,728	$(121,738)		$(351,981)		$3,292,009
Net income attributable to noncontrolling interests	34,942	-		-		34,942
Net income (loss) attributable to the Company	$3,800,670	$(121,738)		$(351,981)		$3,326,951

Earnings (loss) per share:
Basic	$16.84	$(0.05)				$0.05
Diluted	$16.84	$(0.05)				$0.05
Weighted average common shares outstanding:
Basic	143,252	2,545,512	6(c)			64,069,253
Diluted	225,629	2,545,512	6(c)			64,069,253

See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.       Description of the Business Combination

ROCC, Roth CH II Merger Sub Corp., a Delaware corporation (“Merger Sub”), and Reservoir Holdings entered into an agreement and plan of merger, dated as of April 14, 2021 (the “Merger Agreement”), pursuant to which Merger Sub merged with and into Reservoir Holdings, with Reservoir Holdings surviving as a wholly-owned subsidiary of ROCC and the securityholders of Reservoir Holdings becoming securityholders of ROCC (the “Business Combination”). In connection with the consummation of the Business Combination, Roth CH Acquisition II, Co. was renamed Reservoir Media, Inc.

Immediately prior to the effective time of the Business Combination (the “Effective Time”), each share of Series A preferred stock, par value $0.00001 per share, of Reservoir Holdings (the “Reservoir Preferred Stock”) that was issued and outstanding immediately prior to the Effective Time was automatically converted immediately prior to the Effective Time into a number of shares of common stock, par value $0.00001 per share, of Reservoir Holdings (the “Reservoir Holdings Common Stock”) at the then-effective conversion rate as calculated pursuant to Reservoir Holdings’ second amended and restated certificate of incorporation then in effect (the “Reservoir Holdings Preferred Stock Conversion”). All of the shares of the Reservoir Holdings Preferred Stock converted into shares of Reservoir Holdings Common Stock pursuant to the Reservoir Holdings Preferred Stock Conversion are no longer be outstanding and ceased to exist, and each holder of Reservoir Holdings Preferred Stock thereafter ceased to have any rights with respect to such shares of Reservoir Holdings Preferred Stock.

Immediately following the consummation of the Business Combination, the Reservoir Holdings stockholders are expected to own approximately 69.8% of the Combined Company (as per the accompanying unaudited pro forma condensed combined financial statements). Upon the consummation of the Business Combination, the Reservoir Holdings stockholders will receive the RMI Common Stock. The Reservoir Holdings stockholders will own the majority of the outstanding shares of the RMI Common Stock, on an as-exchanged basis and the owner of the majority of the voting shares of the Combined Company following the consummation of the Business Combination is determined to be the Reservoir Holdings stockholders.

The shares of the ROCC Common Stock issued in connection with the consummation of the Business Combination were issued to the Reservoir Holdings stockholders. As noted above, the Reservoir Holdings stockholders are expected to have been issued approximately 69.8% of the RMI Common Stock, on an as exchanged basis, which would constitute a majority interest in the Combined Company following the consummation of the Business Combination.

Subsequent to the consummation of the Business Combination, the board of directors of the Combined Company is comprised of nine members, of which ROCC initially appointed one member, and Reservoir Holdings initially appointed eight members.

In connection with the execution of the Merger Agreement, ROCC entered into the subscription agreements with certain investors, pursuant to which such investors have agreed to purchase an aggregate of 15,000,000 shares of the ROCC Common Stock in a private placement transaction at a price of $10.00 per share for an aggregate commitment of $150.0 million. The closing of the PIPE Investment took place concurrently with the consummation of the Business Combination.

2.       Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (the “Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (the “Management’s Adjustments”). The selected unaudited pro forma condensed combined financial information presents the Transaction Accounting Adjustments, but does not present the Management’s Adjustments. The Transaction Accounting Adjustments in the selected unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an understanding of the Combined Company following the consummation of the Business Combination and the PIPE Investment.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 gives pro forma effect to the Business Combination as if it had been consummated on March 31, 2021. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and the year ended December 31, 2020 give pro forma effect to the Business Combination as if it had been consummated on January 1, 2020, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information reflects the 10,295,452 Public Shares of the outstanding ROCC Common Stock that were redeemed in connection with the consummation of the Business Combination, resulting in an aggregate payment of $102.97 million out of the trust account, at a redemption price of approximately $10.00 per share.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 has been prepared using, and should be read in conjunction with, the following:

•	the historical audited statement of operations of Reservoir Holdings for the year ended March 31, 2021 and the related notes; and

•	the historical unaudited statement of operations of ROCC for the three months ended March 31, 2021 and the related notes.

ROCC’s fiscal year-end is December 31 while Reservoir’ fiscal year-end is March 31. In order for the three months ended March 31, 2021 pro forma results to be comparable, Reservoir Holdings’ three-month period ended March 31, 2021 was calculated as follows:

	[i] FYE March 31, 2021	[ii] 9 mos. ended 12/31/20	3 mos. March 31, 2021 = [i] – [ii]
		$
Revenues	81,777,789	56,184,190	25,593,599
Costs and expenses:
Cost of revenue	32,991,979	23,819,732	9,172,247
Amortization and depreciation	14,128,604	10,447,015	3,681,589
Administration expenses	14,986,085	10,400,158	4,585,927
Total costs and expenses	62,106,668	44,666,905	17,439,763
Operating income	19,671,121	11,517,285	8,153,836
Interest expense	(8,972,100)	(6,667,917)	(2,304,183)

	[i] FYE March 31, 2021	[ii] 9 mos. ended 12/31/20	3 mos. March 31, 2021 = [i] – [ii]
		$
(Loss) on foreign exchange	(910,799)	(549,708)	(361,091)
Gain on fair value of swaps	2,988,322	1,259,738	1,728,584
Interest and other income	13,243	6,152	7,091
Income before income taxes	12,789,787	5,565,550	7,224,237
Income tax expense	2,454,153	1,336,424	1,117,729
Net income	10,335,634	4,229,126	6,106,508
Net (income) loss attributable to noncontrolling interests	(46,673)	(12,085)	(34,588)
Net income attributable to Reservoir Holdings Inc	10,288,961	4,217,041	6,071,920

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared using, and should be read in conjunction with, the following:

•	the historical audited financial statements of Reservoir Holdings as of and for the years ended March 31, 2021 and 2020 and the related notes;

•	the historical unaudited condensed consolidated financial statements of Reservoir Holdings as of December 31, 2020 and the related notes; and

•	the historical audited statement of operations of ROCC for the year ended December 31, 2020 and the related notes.

ROCC’s fiscal year-end is December 31 while Reservoir Holdings’ fiscal year-end is March 31. In order for the year end pro forma results to be comparable, Reservoir Holdings’ twelve-month period ended December 31, 2020 was calculated as follows:

		3 mos. ended 3/31/20
	[A] 9 mos. ended 12/31/20	[i] FYE March 31, 2020	[ii] 9 mos. ended 12/31/19	[B] 3 mos. March 31, 2020 = [i] - [ii]	[C] = [A] + [B] 12 mos. ended 12/31/20
		$
Revenues	56,184,190	63,238,672	40,310,420	22,928,252	79,112,442
Costs and expenses:
Cost of revenue	23,819,732	27,305,489	16,792,635	10,512,854	34,332,586
Amortization and depreciation	10,447,015	8,423,197	5,862,960	2,560,237	13,007,252
Administration expenses	10,400,158	12,032,673	9,376,283	2,656,390	13,056,548
Total costs and expenses	44,666,905	47,761,359	32,031,878	15,729,481	60,396,386
Operating Income	11,517,285	15,477,313	8,278,542	7,198,771	18,716,056

Interest expense	(6,667,917)	(6,463,381)	(4,520,935)	(1,942,446)	(8,610,363)
(Loss) gain on foreign exchange	(549,708)	30,700	21,439	9,261	(540,447)
Gain (loss) on fair value of swaps	1,259,738	(5,555,702)	(869,274)	(4,686,428)	(3,426,690)
Interest and other income	6,152	76,894	27,910	48,984	55,136
Gain on retirement of RMM Issuer debt	—	10,644,084	10,644,084	—	—
Income before income taxes	5,565,550	14,209,908	13,581,766	628,142	6,193,692
Income tax expense	1,336,424	4,199,141	3,107,601	1,091,540	2,427,964
Net income	4,229,126	10,010,767	10,474,165	(463,398)	3,765,728
Net loss attributable to noncontrolling interests	(12,085)	47,027	—	47,027	34,942
Net income attributable to Reservoir Holdings Inc.	4,217,041	10,057,794	10,474,165	(416,371)	3,800,670

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company.

3.       Accounting for the Business Combination

The Business Combination represents a reverse merger and is accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, ROCC is treated as the “acquired” company for financial reporting purposes. This determination is primarily based on the fact that subsequent to the consummation of the Business Combination, the Reservoir Holdings stockholders will have a majority of the voting power of the Combined Company, Reservoir Holdings will comprise all of the ongoing operations of the Combined Company, Reservoir Holdings will control a majority of the governing body of the Combined Company, and Reservoir Holdings’ senior management will comprise all of the senior management of the Combined Company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Reservoir Holdings issuing shares for the net assets of ROCC, accompanied by a recapitalization. The net assets of Reservoir Holdings will be stated at historical cost. No goodwill or other intangible assets will be recorded. Operations following the consummation of the Business Combination will be those of Reservoir Holdings.

4.	Shares of ROCC Common Stock issued to the Reservoir Holdings Stockholders upon Consummation of the Business Combination and the PIPE Investment

Based on 145,560 shares of Reservoir Holdings Common Stock and 82,500 shares of Reservoir Holdings Preferred Stock outstanding immediately prior to the consummation of the Business Combination and the PIPE Investment, assuming the closing occurred on March 31, 2021, and based on the Exchange Ratio determined in accordance with the terms of the Merger Agreement of 196.06562028646, ROCC issued 44,714,705 shares of the ROCC Common Stock in connection with the consummation of the Business Combination, determined as follows:

Reservoir Holdings Common Stock outstanding prior to the consummation of the Business Combination and the PIPE Investment	145,560
Exchange Ratio	196.0656
28,539,294
Reservoir Holdings Preferred Stock outstanding prior to the consummation of the Business Combination and the PIPE Investment	82,500
Exchange Ratio	196.0656
16,175,411
Shares of the ROCC Common Stock issued to Reservoir Holdings Stockholders upon consummation of the Business Combination and the PIPE Investment	44,714,705

5.       Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2021

Reservoir Holdings and ROCC have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro Forma Notes

(A)   Derived from the audited consolidated balance sheet of Reservoir Holdings as of March 31, 2021.

(B)   Derived from the unaudited condensed balance sheet of ROCC as of March 31, 2021.

Pro Forma Adjustments

a)	To reflect the Reservoir Holdings Preferred Stock Conversion immediately prior to the consummation of the Business Combination.

b)	To reflect the exchange of existing Reservoir Holdings Common Stock for the RMI Common Stock in accordance with the Merger Agreement.

c)	To reflect the release of cash held in the trust account to Cash and Cash Equivalents, after giving effect to the redemption of 10,295,452 shares of the outstanding ROCC Common Stock prior to the consummation of the Business Consummation.

d)	To reflect the issuance of an aggregate of 15.0 million shares of the ROCC Common Stock at $10.00 per share, less approximately $5.8 million of issuance expenses, in the PIPE Investment. The issuance expenses of approximately $5.8 million were accrued and reflected in Additional Paid-In Capital.

e)	To reflect the refinancing of $18.5 million outstanding under the existing term loan of RMM by increasing borrowing capacity under the Senior Credit Facility, which has closed concurrently with the consummation of the Business Combination. The Senior Credit Facility was increased by $18.5 million to a limit of approximately $248.8 million. Because the Senior Credit Facility does not have required principal payments, the current portion of loans and secured notes payable is reclassified to the Senior Credit Facility. The change in interest rate is expected to result in an immaterial change to interest expense and is not adjusted in the pro forma statements.

f)	To reflect the payment of ROCC’s and Reservoir Holdings’ total advisory, legal and other professional fees of approximately $13.9 million that are deemed to be direct and incremental costs of the Business Combination. The payment of approximately $13.9 million was accrued and reflected in Additional Paid-In Capital.

g)	To reclassify the Accumulated Deficit of ROCC to Additional Paid-In Capital.

6.	Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations for the Three Months ended March 31, 2021 and year ended December 31, 2020

ROCC and Reservoir Holdings did not have any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of shares of the ROCC Common Stock outstanding at the consummation of the Business Combination and the PIPE Investment, assuming the Business Combination and the PIPE Investment occurred on January 1, 2020.

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro Forma Notes

(A)	Derived from the audited consolidated statements of operations of Reservoir Holdings for the years ended March 31, 2021 and 2020, and the unaudited condensed consolidated statements of income of Reservoir Holdings for the nine months ended December 31, 2020 and 2019.

(B)	Derived from the unaudited condensed statements of operations of ROCC for the three months ended March 31, 2021 and the audited statement of operations for the year ended December 31, 2020.

Pro Forma Adjustments

a)	To reflect acceleration of stock-based compensation to Reservoir Holdings triggered upon consummation of the Business Combination.

b)	To reflect an adjustment to eliminate the interest earned and unrealized gain on marketable securities held in the trust account for the benefit of the redeeming ROCC stockholders.

c)	As the Business Combination is being reflected as if it had occurred at the beginning of the earliest period presented, the calculation of weighted average shares outstanding for pro forma basic and diluted net income per share assumes that the shares issuable in connection with the Business Combination and the PIPE Investment have been outstanding for the entirety of the periods presented. If the maximum number of shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire period. Pro forma weighted common shares outstanding—basic and diluted for the three months ended March 31, 2021 and the twelve months ended December 31, 2020—are calculated as follows:

	3 Months Ended March 31, 2021	Twelve Months Ended December 31, 2020
Weighted-average common shares outstanding, basic and diluted:
Reservoir Holdings, Inc. weighted average shares outstanding(1)	228,060	225,629
Reservoir Holdings, Inc. shares of common stock surrendered and cancelled at acquisition	(228,060)	(225,629)
Roth CH Acquisition II, Inc. shares not subject to redemption(2)	3,586,137	3,561,384
Roth CH Acquisition II, Inc. shares subject to redemption reclassified to equity	768,411	793,164
Sale of additional Roth CH Acquisition II, Inc. shares in conjunction with the Recapitalization	15,000,000	15,000,000
Shares issued to Reservoir Holdings, Inc. in recapitalization	44,714,705	44,714,705
Weighted-average common shares outstanding, basic and diluted:	64,069,253	64,069,253

(1)     Derived from the historical financial statements for the three months ended March 31, 2021 and twelve months ended December 31, 2020.

(2)     Derived from the historical financial statements for the three months ended March 31, 2021 and twelve months ended December 31, 2020.

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